The information in this preliminary prospectus supplement is not complete and may be changed. Neither this preliminary prospectus supplement nor the accompanying prospectus is an offer to sell these securities and neither is soliciting any offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-169899

SUBJECT TO COMPLETION

PRELIMINARY PROSPECTUS SUPPLEMENT DATED JULY 23, 2013

Prospectus Supplement

(To Prospectus dated October 27, 2010)

             Shares

International Shipholding Corporation

    % Series B Cumulative

Redeemable Perpetual Preferred Stock

(Liquidation Preference $100.00 Per Share)

We are offering             shares of our     % Series B Cumulative Redeemable Perpetual Preferred Stock, par value $1.00 per share, liquidation preference $100.00 per share (the “Series B Preferred Shares”).

Dividends on the Series B Preferred Shares will be cumulative from the date of original issue and will be payable quarterly in arrears on the 30th day of January, April, July and October of each year, commencing October 30, 2013, when, as and if declared by our board of directors. Dividends will be payable out of amounts legally available therefor at an initial rate equal to     % per annum per $100.00 of stated liquidation preference per share.

Commencing on October 30, 2018, we may redeem, at our option, the Series B Preferred Shares, in whole or in part, at a cash redemption price of $100.00 per share, plus any accrued and unpaid dividends to, but not including, the redemption date. If at any time a “Change of Control,” as defined in this prospectus supplement, occurs, we will have the option to redeem the Series B Preferred Shares, in whole, within 120 days after the date of the Change of Control at the same cash redemption price. The Series B Preferred Shares have no stated maturity, will not be subject to any sinking fund or other mandatory redemption, and will not be convertible into or exchangeable for any of our other securities.

Holders of the Series B Preferred Shares generally will have no voting rights except for limited voting rights if dividends payable on the outstanding Series B Preferred Shares are in arrears for six or more consecutive or non-consecutive quarters, and under certain other limited circumstances.

With respect to dividend and liquidation rights, our Series B Preferred Shares will rank senior to our common stock and equally with our 9.50% Series A Cumulative Redeemable Perpetual Preferred Stock issued on February 21, 2013 (the “Series A Preferred Shares”).

The Series B Preferred Shares are a new issue of securities with no established trading market. We intend to apply to have the Series B Preferred Shares listed on the New York Stock Exchange (“NYSE”).

Investing in our Series B Preferred Shares involves a high degree of risk. Please read “Risk Factors” beginning on page S-24 of this prospectus supplement and page 2 of the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total(1)
Public Offering Price	$	$
Underwriting Discount
Net Proceeds to International Shipholding Corporation (before expenses)

(1)	Assumes no exercise of the over-allotment option of the underwriters described below.

Delivery of the Series B Preferred Shares is expected to be made in book-entry form through the facilities of The Depository Trust Company (“DTC”) on or about                     , 2013. We have granted the underwriters an option for a period of 30 days to purchase an additional             of our Series B Preferred Shares solely to cover over-allotments, if any.

Incapital Sole Structuring Agent	DNB Markets	Sterne Agee

Euro Pacific Capital Inc.	Regions Securities LLC

The date of this prospectus supplement is                     , 2013.

Prospectus Supplement

Prospectus

You should rely solely on the information contained in this prospectus supplement, the accompanying prospectus, any related free writing prospectus issued by us and the documents incorporated by reference herein or therein. Neither the underwriters nor we have authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither the underwriters nor we are making an offer of the shares in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, any related free writing prospectus issued by us, and any document incorporated by reference herein or therein is accurate only as of the date on the front cover of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this process, the document we use to offer securities is divided into two parts. The first part is this prospectus supplement, which describes the specific terms of the offering and also updates and supplements information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which provides you with a general description of the securities we may offer from time to time, some of which does not apply to this offering. If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. Before purchasing our shares, you should carefully read both this prospectus supplement and the accompanying prospectus, together with the additional information described under the heading “Where You Can Find More Information.”

In this prospectus supplement, unless the context otherwise requires:

•

“ISH,” “we,” “us” and “our” refer to International Shipholding Corporation and not any of its subsidiaries (except in connection with the description of our business under the headings “Cautionary Statement Regarding Forward-Looking Statements,” “Prospectus Supplement Summary – International Shipholding Corporation,” and “Risk Factors – Risks Relating to our Business” and “– Risks Relating to our Acquisition of UOS” in this prospectus supplement, where such terms refer to International Shipholding Corporation and its consolidated subsidiaries);

•

“contracts of affreightment” refers to marine transportation contracts by which we undertake to provide space on one of our vessels for the carriage of specified goods or a specified quantity of goods on a single voyage or series of voyages over a given period of time, generally at our cost, between named ports or within certain geographical areas in return for the payment of an agreed amount per unit of cargo carried;

•	“PCTC” refers to a Pure Car/Truck Carrier vessel;

•	“shares” refer to the shares of our % Series B Cumulative Redeemable Perpetual Preferred Stock being offered pursuant to this prospectus supplement;

•

“time charters” refers to marine transportation contracts under which we retain operating control over the vessel, but our charterer obtains the right for a specified period to direct the movements and utilization of the vessel in exchange for payment of a specified daily rate;

•	“UOS” refers to U.S. United Ocean Services, LLC, which we acquired on November 30, 2012; and

•	“UOS acquisition” refers to our acquisition of UOS described under “Prospectus Supplement Summary – International Shipholding Corporation.”

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy that information at the Public Reference Room of the SEC, located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of this information by mail from the SEC at the above address, at prescribed rates. In addition, the SEC maintains an Internet site at www.sec.gov, from which interested persons can electronically access the registration statement of which this prospectus supplement and the accompanying prospectus forms a part, including the exhibits and schedules thereto, as well as reports, proxy and information statements and other information about us. Financial and other information can also be accessed on the Investor Relations section of our website at http://www.intship.com; provided, however, that none of the information contained on, or connected to, our website is a part of this prospectus supplement or the accompanying prospectus. In addition, our outstanding common and preferred equity securities are listed and traded on the NYSE. You may obtain similar information about us at the offices of the NYSE at 20 Broad Street, New York, New York 10005.

As permitted by the SEC, we are “incorporating by reference” into this prospectus supplement and the accompanying prospectus specific documents that we have filed or will file with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus supplement and the accompanying prospectus. We incorporate herein and therein by reference the documents listed below, and any future documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), until the termination or completion of the offering of all of the shares covered by this prospectus supplement (which we refer to collectively below as the “incorporated documents”). This prospectus supplement and accompanying prospectus are part of a registration statement filed with the SEC, which may contain additional information that you might find important.

We are “incorporating by reference” into this prospectus supplement the following documents filed by us with the SEC; provided, however, we are not incorporating by reference any such documents or portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act:

ISH Filings	Period or Date Filed
Annual Report on Form 10-K	Fiscal year ended December 31, 2012

Quarterly Report on Form 10-Q	Quarterly period ended March 31, 2013

Current Reports on Form 8-K, as amended (excluding certain Current Reports “furnished” but not “filed” with the SEC)	Filed on January 3, 2013, February 7, 2013, February 8, 2013, February 11, 2013, February 14, 2013, February 21, 2013 and April 26, 2013

Proxy Statement on Schedule 14A	Filed on March 11, 2013

Description of our 9.50% Series A Cumulative Redeemable Perpetual Preferred Stock on Form 8-A	Filed on February 20, 2013

Description of our Common Stock on Form 8-A/A	Filed on October 12, 2010

We will provide to each person to whom this prospectus supplement and the accompanying prospectus is delivered, upon written or oral request and without charge, a copy of the incorporated documents referred to above (except for exhibits, unless the exhibits are specifically incorporated by reference into the filing). You can request copies of such documents if you (i) write us at International Shipholding Corporation, 11 North Water Street, Suite 18290, Mobile, Alabama 36602, Attention: Investor Relations, or (ii) call us at (251) 243-9100.

This prospectus supplement, the accompanying prospectus and the incorporated documents may contain summary descriptions of certain agreements that we have filed as exhibits to various SEC filings, as well as certain agreements that we will enter into in connection with the offering of the shares covered by this prospectus supplement. These summary descriptions do not purport to be complete and are subject to, or qualified in their entirety by reference to, the definitive agreements to which they relate. Copies of the definitive agreements will be made available without charge to you by making a written or oral request to us. You should not rely on or assume the accuracy of any representation or warranty in any agreement that we have filed or incorporated by reference as an exhibit to this prospectus supplement or the accompanying prospectus because such representation or warranty may be subject to exceptions and qualifications contained in separate disclosure schedules, may have been included in such agreement for the purpose of allocating risk between the parties to the particular transaction, may apply standards of materiality in a manner different from what may be viewed as material to you or other investors, and may no longer continue to be true as of any given date.

Information appearing in this prospectus supplement, the accompanying prospectus or any particular incorporated document is not necessarily complete and is qualified in its entirety by the information and financial statements appearing in all of the incorporated documents and should be read together therewith. Any statement contained in any particular incorporated document will be deemed to be modified or superseded to the extent that a statement contained in this prospectus supplement or in any other incorporated document filed after such particular incorporated document modifies or supersedes such statement.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, contain “forward-looking statements” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and the Exchange Act. These statements are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are all statements other than statements of historical fact, such as statements regarding our anticipated performance, prospects, growth opportunities, financing plans, business strategies, market outlook, market opportunities, and general economic and business conditions. Words such as “anticipates,” “may,” “can,” “plans,” “feels,” “believes,” “estimates,” “expects,” “projects,” “intends,” “seeks,” “likely,” “will,” “should,” “to be” and similar expressions are intended to identify forward-looking statements.

Our forward-looking statements are based on current expectations only, and are subject to a number of risks, uncertainties and assumptions, many of which are beyond our control. Actual events and results may differ materially from those anticipated, estimated, projected, expressed or implied if one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect. Important factors that could cause our actual results to differ materially from our expectations include our ability to:

•

maximize the usage of our newly-acquired and incumbent vessels and other assets on favorable economic terms, including our ability to (i) renew our time charters and other contracts when they expire; (ii) maximize our carriage of supplemental cargoes, (iii) improve the return on our dry bulk fleet if and when market conditions improve and (iv) timely and successfully respond to competitive or technological changes affecting our markets;

•	effectively handle our leverage by servicing and complying with each of our debt instruments, thereby avoiding any defaults under those instruments and avoiding cross-defaults under others;

•

service our preferred stock dividend payments, which may be affected by changes in, among other things, our cash requirements, spending plans, business strategies, cash flows or financial position; and

•	manage the amount and rate of growth of our operating, capital, administrative and general expenses.

Other factors that could cause our actual results to differ materially from our expectations include, without limitation:

•

changes in domestic or international transportation markets that reduce the demand for shipping generally or our vessels in particular, including changes in the rate at which competitors add or scrap vessels;

•	industry-wide changes in cargo freight rates, charter rates, vessel design, vessel utilization or vessel valuations, or in charter hire, fuel or other operating expenses;

•	the possibility that the anticipated benefits from the UOS acquisition cannot be fully realized or may take longer to realize than expected;

•

political events in the United States and abroad, including (i) election results, (ii) the appropriation of funds by the U.S. Congress, including the impact of any further cuts to federal spending similar to the recent “sequestration” cuts discussed further under “Prospectus Supplement Summary – International Shipholding Corporation – Recent Events – Impact of U.S. Budget Cuts,” (iii) changes in laws and regulations, and (iv) terrorism, piracy and trade restrictions, and the response of the U.S. and other nations to those events;

•	unexpected out-of-service days affecting our vessels, whether due to drydocking delays, unplanned maintenance, natural disasters or other causes; and

•	changes in foreign currency exchange rates or interest rates.

For a more complete listing of factors that could cause our actual results to differ from our expectations, see Item 2 of Part I of our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2013, incorporated by reference into this prospectus supplement and the accompanying prospectus, as may be updated and supplemented by our subsequent SEC reports. These and other uncertainties related to our business are described in greater detail in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2012, incorporated by reference into this prospectus supplement and the accompanying prospectus, as may be updated and supplemented by our subsequent SEC reports. See also “Risk Factors” herein and in the accompanying prospectus.

Due to these uncertainties, we cannot assure you that we will attain our anticipated results, that our judgments or assumptions will prove correct, or that unforeseen developments will not occur. Accordingly, you are cautioned not to place undue reliance upon any of our forward-looking statements, which speak only as of the date made. Additional risks that we currently deem immaterial or that are not presently known to us could also cause our actual results to differ materially from those expected in our forward-looking statements. Except for meeting our ongoing obligations under the federal securities laws, we undertake no obligation to update or revise for any reason any forward-looking statements made by us or on our behalf, whether as a result of new information, future events or developments, changed circumstances or otherwise.

PROSPECTUS SUPPLEMENT SUMMARY

The following summary does not contain all of the information you should consider before investing in our shares and is qualified in its entirety by reference to the more detailed information and consolidated pro forma and historical financial statements appearing elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. Before making an investment decision, you should read this prospectus supplement and the accompanying prospectus carefully, including “Risk Factors” herein and therein and the documents incorporated by reference herein and therein that are described further under “Where You Can Find More Information.”

International Shipholding Corporation

Through our subsidiaries, we operate a diversified fleet of U.S. and International Flag vessels that provide international and domestic maritime transportation services to commercial and governmental customers primarily under medium to long-term time charters or contracts of affreightment. On November 30, 2012, we acquired U.S. United Ocean Services, LLC (“UOS”), which substantially expanded our domestic coastwise transportation operations, and has been accretive to both our earnings and cash flow. For additional information on the operations and vessels that we acquired from UOS, see (i) the Current Report on Form 8-K that we filed with the SEC on December 6, 2012, as supplemented by the Current Report on Form 8-K/A that we filed with the SEC on February 8, 2013, and (ii) “– Operating Segments” and “– Overview of Fleet” below. As of June 30, 2013, we owned or operated 49 vessels, 48 of which were deployed under contracts or in the spot market. For more information on our current fleet, see “– Overview of Fleet.”

Operating Segments

We have six operating segments, Jones Act, Pure Car Truck Carriers, Dry Bulk Carriers, Rail-Ferry, Specialty Contracts, and Other, as further described below.

Jones Act: Vessels deployed under our Jones Act segment serve both U.S. coasts and the Gulf of Mexico and operate as the primary marine transporters of coal for Tampa Electric and of unfinished phosphate rock for The Mosaic Company in its Florida coastwise market. Under our Jones Act segment, we deploy (i) two bulk carriers, one integrated tug-barge unit and two articulated tug-barge units, each consisting of one tug and one barge, and one harbor tug, all of which were acquired in the UOS acquisition, (ii) one conveyor belt-equipped, self-unloading Coal Carrier to transport coal under a time charter on behalf of Virginia Power, an affiliate of Dominion Resources, and (iii) one vessel that transports molten sulphur under a contract of affreightment through December 31, 2015, subject to the right of our customer to exercise renewal options through the end of 2024. The two bulk carriers transport grain and other preference cargoes overseas on behalf of the U.S. government under Public Law 480 and transport coal and phosphate for Tampa Electric and Mosaic, respectively. Our tug-barge units operate under contracts of affreightment with Tampa Electric and Mosaic. We also own one articulated tug-barge unit acquired from UOS that is currently inactive, but could be opportunistically deployed based upon market demand.

Pure Car Truck Carriers: Under our Pure Car Truck Carriers segment, we deploy seven Pure Car/Truck Carriers (“PCTCs”), six of which are U.S. Flag vessels and one of which is an International Flag vessel. These vessels transport all types of vehicles, from completed passenger cars to construction machinery and equipment, allowing for the efficient loading of large numbers of vehicles on multilayered decks. All of our PCTCs operate under time charters. Under these contracts, we typically fully equip the vessel and are responsible for normal operating expenses, repairs, crew wages, and insurance, while the charterer is responsible for voyage expenses, such as fuel, port and stevedoring expenses. In addition to contractually fixed income, we also earn from time to time supplemental income as a result of chartering our U.S. Flag PCTCs for the carriage of supplemental cargo when available.

Dry Bulk Carriers: Our Dry Bulk vessels carry a wide variety of unpackaged goods, including agricultural, steel, chemical and forest products. This segment includes one Capesize Bulk Carrier and one Handymax Bulk Carrier that currently are part of revenue-sharing agreements with European partners, and five Handysize Bulk Carriers that currently are part of a separate revenue-sharing agreement. Under these revenue-sharing agreements, we and the other participating vessel owners receive monthly distributions of net cash flow from voyage profits based on a participating vessel’s performance capability compared with other participating vessels in the revenue-sharing agreement. Our Dry Bulk Carriers segment also includes 14 Mini-Bulk carriers in which we beneficially own non-controlling interests in the amounts specified in footnote 7 to the vessel chart below under “– Overview of Fleet.” These Mini-Bulkers are currently deployed in the spot market or on short-term time charters.

Rail-Ferry: Our Rail-Ferry service uses our two Roll-on/Roll-off Special Purpose double-deck vessels, which carry loaded rail cars between the U.S. Gulf Coast and Mexico in the spot market. Since 2007, we have conducted these operations out of our terminal in Mobile, Alabama and a terminal in Coatzacoalcos, Mexico, which we upgraded in 2007 to accommodate the vessels’ expanded carrying capacity. We own a 49% interest in Terminales Transgolfo, S.A. de C.V., which owns and operates the rail terminal in Coatzacoalcos, Mexico. In August 2012, we acquired for $4.5 million cash two related businesses that own and operate a certified rail-car repair facility near the port of Mobile, Alabama.

Specialty Contracts: Our Specialty Contracts segment includes (i) two container vessels which currently are on time charter with another shipping company, (ii) two multi-purpose vessels, two tankers, and three container vessels which service our long-term time charter contract to transport supplies for the Indonesian operations of Freeport-McMoRan Copper & Gold Inc., (iii) one multi-purpose vessel which currently is chartered under an operating contract, and (iv) one multi-purpose ice strengthened vessel currently deployed in the spot market.

Other: This segment consists of operations that include ship charter brokerage and agency services. Also reported within this segment are corporate-related items, and income and expense items not allocated to our other reportable segments.

Overview of Fleet

As of June 30, 2013, our total fleet consisted of 49 vessels, 20 of which we owned 100% through our subsidiaries.

The majority of our revenues are derived from medium to long-term contracts, which generally provide us with fixed income streams and predictable cash flows, subject to off-hire time. As of the date of this prospectus supplement:

•	the average remaining term of our contracts deploying Jones Act vessels is five years; and

•	the remaining firm contract charter hire period is seven years for our one International Flag PCTC vessel and an average of seven years for our six U.S. Flag PCTC vessels.

The following table lists the vessels in our fleet as of June 30, 2013.

Vessel	Year Built	Business Segment(1)	ISH’s Interest in the Vessel	ISH’s Deployment of the Vessel(2)	Weight Carrying Capacity (MT)(3)
PURE CAR/TRUCK CARRIERS

Green Bay	2007	PCTC	Leased (under sale-leaseback financing arrangement)	Chartered through July 2014 with customer option through July 2020	18,312

Green Cove	1999	PCTC	Leased (under sale-leaseback financing arrangement)	Chartered through October 2019 with customer option through October 2021	22,747

Green Lake	1998	PCTC	Leased (under sale-leaseback financing arrangement)	Chartered through August 2014 with customer option through August 2019	22,799

Green Point	1994	PCTC	Owned	Chartered through April 2014	14,930

Green Ridge	1998	PCTC	Owned	Chartered through October 2018 with customer option through October 2023	21,523

Green Dale	1999	PCTC	Owned	Chartered through September 2015 with customer option through September 2019	16,157

Glovis Countess	2010	PCTC	Owned	Chartered through May 2020	18,701

ROLL-ON/ROLL-OFF VESSELS

Bali Sea(4)	1995	RF	Owned	Spot Market	20,737

Banda Sea(4)	1995	RF	Owned	Spot Market	20,664

CONTAINER VESSELS

Maersk Alabama	1998	SP	Bareboat Chartered	Chartered through September 2015	17,525

Maersk California	1992	SP	Bareboat Chartered	Chartered through September 2015	25,375

Marina Star 2(5)	1982	SP	Operating Contract	Contracted through December 2014	13,193

Marina Star 3(5)	1983	SP	Operating Contract	Contracted through December 2014	13,193

Territory Trader(5)	1991	SP	Operating Contract	Contracted through December 2014	3,183

MULTI-PURPOSE VESSELS

Flores Sea(5)	2008	SP	Operating Contract	Contracted through December 2014	11,151

Vessel	Year Built	Business Segment(1)	ISH’s Interest in the Vessel	ISH’s Deployment of the Vessel(2)	Weight Carrying Capacity (MT)(3)
Sawu Sea(5)	2008	SP	Operating Contract	Contracted through December 2014	11,184

HANDYSIZE BULK CARRIERS(6)

EGS Crest	2011	Dry Bulk	Owned	Deployed either in the Spot Market or under short-term Time Charters pursuant to a revenue-sharing agreement	35,914

EGS Tide	2011	Dry Bulk	Owned	Deployed either in the Spot Market or under short-term Time Charters pursuant to a revenue-sharing agreement	35,916

EGS Wave	2011	Dry Bulk	Owned	Deployed either in the Spot Market or under short-term Time Charters pursuant to a revenue-sharing agreement	35,916

Hanze Groningen	2011	Dry Bulk	Time Chartered	Deployed either in the Spot Market or under short-term Time Charters pursuant to a revenue-sharing agreement	35,000

Interlink Verity	2012	Dry Bulk	Time Chartered	Deployed either in the Spot Market or under short-term Time Charters pursuant to a revenue-sharing agreement	37,000

MINI BULK CARRIERS(7)

Oslo Bulk 1	2010	Dry Bulk	Partially Owned	Deployed either in the Spot Market or under short-term Time Charters	8,040

Oslo Bulk 2	2010	Dry Bulk	Partially Owned	Deployed either in the Spot Market or under short-term Time Charters	8,028

Oslo Bulk 3	2010	Dry Bulk	Partially Owned	Deployed either in the Spot Market or under short-term Time Charters	8,029

Oslo Bulk 4	2010	Dry Bulk	Partially Owned	Deployed either in the Spot Market or under short-term Time Charters	8,040

Oslo Bulk 5	2010	Dry Bulk	Partially Owned	Deployed either in the Spot Market or under short-term Time Charters	8,040

Vessel	Year Built	Business Segment(1)	ISH’s Interest in the Vessel	ISH’s Deployment of the Vessel(2)	Weight Carrying Capacity (MT)(3)
Oslo Bulk 6	2011	Dry Bulk	Partially Owned	Deployed either in the Spot Market or under short-term Time Charters	8,040

Oslo Bulk 7	2011	Dry Bulk	Partially Owned	Deployed either in the Spot Market or under short-term Time Charters	8,040

Oslo Bulk 8	2011	Dry Bulk	Partially Owned	Deployed either in the Spot Market or under short-term Time Charters	8,040

Oslo Bulk 9	2011	Dry Bulk	Partially Owned	Deployed either in the Spot Market or under short-term Time Charters	8,040

Oslo Bulk 10	2011	Dry Bulk	Partially Owned	Deployed either in the Spot Market or under short-term Time Charters	8,040

Oslo Carrier 1	2010	Dry Bulk	Partially Owned	Deployed either in the Spot Market or under short-term Time Charters	9,300

Oslo Carrier 2	2010	Dry Bulk	Partially Owned	Deployed either in the Spot Market or under short-term Time Charters	9,300

Oslo Carrier 3	2011	Dry Bulk	Partially Owned	Deployed either in the Spot Market or under short-term Time Charters	9,300

Sea Steamer	2011	Dry Bulk	Partially Owned	Deployed either in the Spot Market or under short-term Time Charters	9,300

OTHER VESSELS

Ocean Porpoise(5) (Tanker)	1996	SP	Owned	Chartered through December 2014	13,543

Ocean Hero(5) (Tanker)	1996	SP	Operating Contracts	Chartered through December 2014	13,543

Oslo Wave (Multi-Purpose Ice Strengthened Vessel)	2000	SP	Owned	Spot Market	17,381

Bulk Australia(6) (Capesize Bulk Carrier)	2003	Dry Bulk	Owned	Deployed either in the Spot Market or under short-term Time Charters pursuant to a revenue-sharing agreement	170,578

Bulk Americas(6) (Handymax Bulk Carrier)	2012	Dry Bulk	Owned	Deployed either in the Spot Market or under short-term Time Charters pursuant to a revenue-sharing agreement	57,959

Vessel	Year Built	Business Segment(1)	ISH’s Interest in the Vessel	ISH’s Deployment of the Vessel(2)	Weight Carrying Capacity (MT)(3)
Sulphur Enterprise (Molten Sulphur Carrier)	1994	JONES	Leased (under sale-leaseback financing arrangement)	Deployed under a Contract of Affreightment through December 2015 with customer options through December 2024	27,678

Energy Enterprise (Belt Self-Unloading Bulk Carrier)	1983	JONES	Owned	Time Chartered through May 2015	38,847

Mary Ann Hudson(8) (Bulk Carrier)	1981	JONES	Owned	Contracted to transport agricultural commodities for the U.S. Government under Public Law 480 and mining commodities for Tampa Electric and Mosaic	37,061

Sheila McDevitt(8) (Bulk Carrier)	1980	JONES	Owned	Contracted to transport agricultural commodities for the U.S. Government under Public Law 480 and mining commodities for Tampa Electric and Mosaic	37,244

Rosie Paris(8) (Harbor Tug)	1974	JONES	Owned	Provides support to vessels servicing Tampa Electric and Mosaic	Not Applicable

Gayle Eustace(8)(9) (Integrated Barge)	1977	JONES	Leased (under sale-leaseback financing arrangement)	Deployed under Contracts of Affreightment(10)	33,220

Barbara Kessel(8)(9) (Integrated Tug)	1977	JONES	Leased (under sale-leaseback financing arrangement)	Deployed under Contracts of Affreightment(10)	Not Applicable

Doris Guenther(8)(9) (Articulated Barge)	1981	JONES	Owned	Deployed under Contracts of Affreightment(10)	23,314

Sharon Dehart(8)(9) (Articulated Tug)	1973	JONES	Owned	Deployed under Contracts of Affreightment(10)	Not Applicable

Louisiana Enterprise(8)(9) (Articulated Barge)	1984	JONES	Owned	Deployed under Contracts of Affreightment(10)	33,529

Coastal 101(8)(9) (Articulated Tug)	1973	JONES	Owned	Deployed under Contracts of Affreightment(10)	Not Applicable

Peggy Palmer(8)(9) (Articulated Barge)	1981	JONES	Owned	Inactive	34,367

Naida Ramil(8)(9) (Articulated Tug)	1994	JONES	Owned	Inactive	Not Applicable

(1)	The following abbreviations represent our key business segments:

Abbreviations	Segment
JONES	Jones Act
PCTC	Pure Car Truck Carriers
RF	Rail-Ferry
Dry Bulk	Dry Bulk Carriers
SP	Specialty Contracts
(2)	All references to customer options mean options that entitle our customer to extend the term of the contract solely at the customer’s discretion. All references to the “Spot Market” mean the vessel is currently deployed to provide services in the spot market, if and when available on terms acceptable to us.
(3)	The total weight carrying capacity of the vessels listed above (excluding inactive vessels and our tugs) is 1,072,594 metric tons.
(4)	Originally built in 1982 and converted in 1995.
(5)	Operating on behalf of a single customer in connection with its Indonesian mining operations.
(6)	Operating with other vessels pursuant to a revenue-sharing agreement.
(7)	All 14 of these vessels are managed by an affiliate of Oslo Bulk AS, in which we beneficially owned a 25% interest as of June 30, 2013 through two unconsolidated entities. On July 1, 2013, additional shares in one of the two unconsolidated entities (which owns six of the 14 vessels) were issued to a third party, thereby reducing our beneficial ownership in that entity to 23.7%. We continue to hold a 25% interest in the other unconsolidated entity (which owns the other eight of the 14 vessels).
(8)	Acquired November 30, 2012 in UOS acquisition.
(9)	These vessels are components of either one integrated tug-barge unit (Gayle Eustace/Barbara Kessel) or three articulated tug-barge units (Doris Guenther/Sharon Dehart, Peggy Palmer/Naida Ramil, and Louisiana Enterprise/Coastal 101). For purposes of calculating the number of our vessels, we count each pair of integrated components as a single vessel.
(10)	These vessels service Tampa Electric and Mosaic, interchangeably, under contracts of affreightment through 2014 and 2017, respectively.

Business Strategy

We operate a diversified fleet of U.S. and International Flag vessels that provide domestic and international maritime transportation services to commercial and governmental customers. We seek to deploy our fleet primarily under medium to long-term time charter contracts or contracts of affreightment. Our current fleet enables us to serve niche markets with diverse cargo needs. Our business strategy focuses on:

•	identifying growth opportunities as market needs change;

•	utilizing our extensive experience to meet those needs;

•	maintaining a diverse portfolio of medium-to long-term contracts; and

•	maintaining strong relations with long-standing customers by providing quality transportation services.

From time to time, we deploy our vessels under short-term arrangements, particularly when we believe that more attractive opportunities could arise in the future.

Our growth strategy focuses on:

•	acquiring vessels to fill niche ocean transportation markets;

•	expanding our contracted revenue stream through medium to long-term charters;

•	partnering with experienced operators or investors in niche industry segments; and

•	pursuing new creditworthy customers and broadening current customer relationships.

We believe our acquisition of UOS in late 2012 complemented our business and growth strategies. We believe that this acquisition:

•	strengthened our position in the domestic coastwise trade, in which we already had extensive experience;

•	increased the proportion of our total revenues attributable to medium-to long-term contracts (as discussed further below); and

•	broadened our base of customers with whom we enjoy long-standing relationships, including Tampa Electric and The Mosaic Company, which UOS has served for over 50 and 30 years, respectively.

Competitive Strengths

Diversification. Our strategy for many years has been to seek and obtain contracts that provide predictable cash flows and contribute to a diversification of operations. These diverse operations range from chartering vessels to the U.S. government to chartering vessels to a wide range of commercial customers for the transport of a broad range of products, including automobiles, coal, minerals, paper, steel, wood products, mining supplies, molten sulphur, and railroad cars.

Fixed Contract Revenue. A significant portion of our revenue has traditionally been fixed under medium to long-term contracts, which was reinforced by our acquisition of UOS. The table below, which reflects the impact of the UOS acquisition since November 30, 2012, shows the percentage of our recent revenues generated from fixed contracts:

	Three Months Ended March 31, 2013	Year Ended December 31,
		2012	2011
Fixed contract revenue	69%	60%	63%

We currently project that the percentage of our total revenues attributable to fixed contracts will be approximately 68% for the year ended December 31, 2013, reflecting our first full year of owning UOS.

Longstanding Customer Relationships. Historically, we and UOS have maintained strong relationships with a variety of creditworthy customers for many years. Substantially all of our current cargo contracts and time charter agreements are renewals or extensions of previous agreements. We believe that our longstanding customer relationships are in part due to our reputation for providing quality specialized maritime service in terms of on-time performance, minimal cargo damage claims and reasonable rates. See “– Fixed Contract Revenue.”

Experienced Management Team. Our management team has substantial experience in the shipping industry. Our Chief Executive Officer, President, and Chief Financial Officer have over 110 years of collective experience with us. We believe that the experience of our management team is important to maintaining long-term relationships with our customers.

Recent Events

Net Income and EBITDA. Although unaudited financial statements for the six months ended June 30, 2013 are not currently available, we estimate that, for this six-month period, our net income was between $3.3 and $3.7 million and our earnings before interest, taxes, depreciation and amortization (“EBITDA”) was between $27 and

$30 million.(1) These estimates reflect the impact of a $1.8 million foreign exchange gain that we recorded in the second quarter of 2013 due to a strengthening of the U.S. dollar against the Yen during the second quarter. Since we have not yet finished the preparation of our unaudited financial statements for the second quarter of 2013, our net income and EBITDA estimates are preliminary. When our actual results of operations for the second quarter of 2013 are finalized, they will be unaudited and will reflect any adjustments necessary, in management’s opinion, for a fair presentation of such information. Accordingly, it is possible that our actual net income and EBITDA for the six months ended June 30, 2013 will vary from these estimates, and such variation could be material.(2)

Updated Outlook. We reaffirm that our projected 2013 net income, before preferred stock dividends, is expected to be between $10 and $12 million, and lower our previously-announced 2013 EBITDA guidance from a range of $63 to $67 million to $60 to $63 million due to the depressed dry bulk transportation market and longer than anticipated drydock layups of certain of our Jones Act vessels.(2)(3)

Impact of U.S. Budget Cuts. In early 2013, the U.S. Maritime Administration advised us that we and other participants in the U.S. Maritime Security Program would experience reduced payments due to recent “sequestration” cuts to federal spending. Unless the U.S. Congress restores federal spending to prior levels, we currently estimate that these reduced program payments will decrease our 2013 revenues by approximately $2.0 million, commencing in the third quarter of 2013.

Investment and Financing Transactions. We are currently engaged in discussions to acquire minority non-operating interests in two newly-built chemical tankers, scheduled to be delivered in the first quarter of 2014. Assuming these transactions are finalized, we currently anticipate investing up to approximately $8.5 million in these vessels, with up to $3.0 million expected to be due in the third quarter of 2013 and the remainder upon delivery of the vessels. Assuming these transactions are finalized, we currently intend to use a portion of the net proceeds of this offering to fund these investment payments. See “Use of Proceeds.”

We are currently negotiating with Regions Bank (which is an affiliate of Regions Securities LLC, one of the underwriters for this offering) the terms of a new secured debt facility designed to replace certain other existing debt facilities. If these negotiations are successful, we expect this new facility and related transactions will (i) enhance our borrowing capacity, and (ii) provide us with greater financial and operational flexibility in the near- and long-term, including, among other things, the potential to change the vessels collateralizing our debt facilities and to re-flag any newly-unencumbered vessels if conditions warrant. We anticipate that implementing the proposed refinancing transaction could reduce our 2013 net income by as much as $1.8 million to $2.4 million, most of which we believe would impact our third quarter 2013 operating results. In connection with implementing the proposed refinancing transaction, we expect to use a portion of the net proceeds of this offering of the Series B Preferred Shares to fully repay a note due in 2015. See “Use of Proceeds.” In addition, for information regarding our relationships with Regions Bank and certain of the other underwriters, see “Underwriters (Conflicts of Interest) – Conflicts of Interest.”

(1)	EBITDA equals (i) net income (estimated to be between $3.3 and $3.7 million) plus (ii) the sum of interest, taxes, depreciation and amortization (estimated to be between $23.7 and $26.3 million).
(2)

The estimated financial data included in the paragraphs above has been prepared by, and is the responsibility of, the Company’s management. Neither PricewaterhouseCoopers LLP nor any of the other independent auditors named herein have audited, reviewed, compiled or performed any procedures with respect to such estimated financial data, and, accordingly, none of them expresses an opinion or any other form of assurance with respect thereto.

(3)	These 2013 outlook figures (i) include the effects of certain non-cash adjustments that we expect to record in the second half of 2013 and (ii) exclude the effects of unanticipated special items, future changes in regulation, the impact of unforeseen litigation or unforeseen events or circumstances that could reduce vessel deployment or rates, any changes in operating or capital plans, and any future acquisitions, divestitures, buybacks or other similar business transactions. Please read “Cautionary Statement Regarding Forward-Looking Statements.”

We cannot assure you that we will complete these proposed investment or financing transactions on the terms described above, or at all.

Our Company Information

Our principal executive offices are located at 11 North Water Street, Suite 18290, Mobile, Alabama 36602. Our telephone number is (251) 243-9100 and our website is located at www.intship.com. None of the information contained on or connected to our website is a part of this prospectus supplement or the accompanying prospectus. Our common stock and Series A Preferred Shares are listed on the NYSE under the symbols “ISH” and “ISH.PRA,” respectively.

Selected Summary Consolidated Financial Data

The following tables set forth selected summary consolidated financial data as of and for the periods indicated. The selected summary consolidated financial data as of and for the years ended December 31, 2012, 2011 and 2010 are derived from our audited consolidated financial statements that are incorporated by reference into this prospectus supplement and the accompanying prospectus. The selected summary unaudited consolidated financial data as of and for the three months ended March 31, 2013 and 2012 are derived from our unaudited consolidated financial statements that are incorporated into this prospectus supplement and the accompanying prospectus. The unaudited consolidated financial statements were prepared on a basis consistent with our audited consolidated financial statements and include, in the opinion of management, all adjustments (which include only normal recurring adjustments) necessary for the fair statement of the financial information contained in those statements. The historical results presented below (i) reflect the effects of our UOS acquisition since November 30, 2012, and (ii) are not necessarily indicative of financial results to be achieved in future periods.

The following selected summary consolidated financial data should be read in conjunction with our consolidated financial statements and related notes, and our “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” all of which are included in our annual and quarterly reports which are incorporated by reference into this prospectus supplement and the accompanying prospectus. See “Where You Can Find More Information” in this prospectus supplement.

(All Amounts in Thousands Except Share and Per Share Data)

	Three Months Ended March 31,		Year Ended December 31,
	2013	2012	2012	2011(1)	2010
	(unaudited)
Income Statement Data:
Revenues	$81,124	$65,204	$243,496	$263,196	$290,049
Impairment Loss(2)	—	—	—	—	25,430
Gross Profit Less Unconsolidated Entities	5,739	8,021	30,590	45,726	37,343
Operating Income	306	6,312	23,971	43,609	16,183
Net Income Available to Common Stockholders	1,402	7,936	21,962	31,549	15,302
Basic and Diluted Earnings Per Common Share:(3)
Net Income Available to Common Stockholders – Basic	0.19	1.11	3.05	4.42	2.14
Net Income Available to Common Stockholders – Diluted	0.19	1.11	3.04	4.40	2.12

Balance Sheet Data:
Cash and Cash Equivalents	30,761	34,190	19,868	21,437	19,909
Marketable Securities	—	13,086	—	12,827	15,776
Working Capital(4)	14,999	24,418	11,985	17,562	17,736
Total Assets	652,894	579,345	637,693	666,565	543,205
Long-Term Debt, Less Current Maturities(5)	190,315	187,336	211,590	286,014	200,241
Stockholders’ Investment	286,538	255,386	262,299	249,195	233,750

	Three Months Ended March 31,		Year Ended December 31,
	2013	2012	2012	2011(1)	2010
	(unaudited)

Other Data:
Cash Flow from Operations	12,510	2,886	9,834	46,273	64,387
Cash Flow from Investing Activities	(4,427)	116,160	80,695	(100,808)	(114,946)
Cash Flow from Financing Activities	2,810	(106,293)	(92,098)	56,063	27,179
Cash Dividends Per Share of Common Stock	0.250	0.250	1.000	1.500	1.625
Weighted Average Shares of Common Stock Outstanding:
Basic	7,212,901	7,170,611	7,195,606	7,131,820	7,158,439
Diluted	7,233,400	7,170,611	7,213,288	7,176,647	7,231,178

(1)	Includes an $18.8 million non-recurring gain in connection with our purchase in March 2011 of the remaining 50% interest in Dry Bulk Cape Holding, Inc. that we did not previously own.
(2)	During the third quarter of 2010, we recorded a non-cash impairment loss of $25.4 million on our two Roll-on/Roll-off special purpose vessels included in our Rail-Ferry segment. The fair value of these assets was estimated based upon an independent third party appraisal.
(3)	Basic and diluted earnings per common share from continuing operations.
(4)	Defined as our current assets minus our current liabilities.
(5)	Includes capital lease obligations but excludes amounts owed under non-capitalized leases.

The Offering

The following is a brief summary of certain terms of this offering. For a more complete description of the Series B Preferred Shares, see “Description of the Preferred Shares” below.

Issuer	International Shipholding Corporation, a Delaware corporation.

Securities Offered	shares of our % Series B Cumulative Redeemable Perpetual Preferred Stock, par value $1.00 per share, liquidation preference $100.00 per share, plus up to an additional shares if the underwriters exercise in full their option to purchase additional shares.

Price per Share	$100.00.

Conversion; Exchange and Preemptive Rights	The holders of the Series B Preferred Shares will not have any conversion or exchange rights or be subject to any preemptive or similar rights.

Dividends	Dividends on the Series B Preferred Shares will accrue and be cumulative from the date of original issue and will be payable on each Dividend Payment Date (as defined below) when, as and if declared by our board of directors out of funds legally available for such purpose. Please read “Description of the Preferred Shares – Dividends.”

Dividend Payment Dates	January 30, April 30, July 30 and October 30, commencing October 30, 2013 (each, a “Dividend Payment Date”).

Dividend Rate	Subject to adjustment in the manner described immediately below, the dividend rate for the Series B Preferred Shares will be % per annum per $100.00 of liquidation preference per share (equal to $ per share per annum).

Dividend Step-Up	If we do not pay dividends in full on the Series B Preferred Shares on any two Dividend Payment Dates (whether consecutive or not), the per annum dividend rate will increase by an additional 2.00% per $100.00 stated liquidation preference, or $2.00 per annum (or $0.50 per quarter), per Series B Preferred Share on and after the day following such second Dividend Payment Date.

On each subsequent Dividend Payment Date on which cash dividends on the Series B Preferred Shares shall not be declared and paid, the annual dividend rate payable on the Series B Preferred Shares shall increase by an additional 2.00% per annum per $100.00 stated liquidation preference per Series B Preferred Share, up to a maximum annual dividend rate on the Series B Preferred Shares of     %. The dividend rate will reset to the original dividend rate of     % once we have paid all accrued and unpaid dividends on the shares for three consecutive quarters. Please read “Description of the Preferred Shares – Dividends – Dividend Step-Up.”

Ranking	The Series B Preferred Shares will rank:

•

senior to all classes of our common shares and to each other class or series of capital stock established after the original issue date of the Series B Preferred Shares that is not expressly made senior to or on parity with the Series B Preferred Shares as to the payment of dividends and amounts payable upon the liquidation of our affairs (collectively, “Junior Securities”);

•

pari passu with the Series A Preferred Shares and any other class or series of capital stock established after the original issue date of the Series B Preferred Shares that is not expressly subordinated or senior to the Series B Preferred Shares as to the payment of dividends and amounts payable upon the liquidation of our affairs (collectively, “Parity Securities”); and

•

junior to all of our indebtedness and other liabilities with respect to assets available to satisfy claims against us and each other class or series of capital stock expressly made senior to the Series B Preferred Shares as to the payment of dividends and amounts payable upon the liquidation of our affairs (collectively, “Senior Securities”).

No dividend may be declared or paid or set apart for payment on any Junior Securities (other than a dividend payable solely in shares of Junior Securities) unless (a) full cumulative dividends have been or contemporaneously are being paid or provided for on all outstanding Series B Preferred Shares and any Parity Securities through the most recent respective dividend payment dates and (b) we are in compliance with the Net Worth to Preferred Stock Ratio described in “Description of the Preferred Shares – Net Worth Covenant.”

Please read “Description of the Preferred Shares – Ranking.”

“Reopening” of Series	We may issue, from time to time, additional Series B Preferred Shares or junior securities in one or more series without providing notice to, or receiving the consent of, the holders of the then-outstanding Series B Preferred Shares. Any such additional Series B Preferred Shares, together with the Series B Preferred Shares offered hereby, would constitute a single fungible series of shares.

Redemption	Commencing on October 30, 2018, we may redeem, at our option, in whole or in part, the Series B Preferred Shares at a cash redemption price equal to $100.00 per share plus an amount equal to all accumulated and unpaid dividends thereon (whether or not declared) but not including the date of redemption. Please read “Description of the Preferred Shares – Redemption – Optional Redemption.”

In addition, upon the occurrence of a Change of Control, we may, at our option, redeem the Series B Preferred Shares, in whole, within 120 days after the date on which such Change of Control occurred, for a cash redemption price of $100.00 per share, plus any accumulated and unpaid dividends thereon (whether or not declared) to but not including the date of redemption. Please read “Description of the Preferred Shares – Redemption – Special Optional Redemption.”

Voting Rights	Holders of the Series B Preferred Shares generally have no voting rights. However, if we do not pay dividends on the Series B Preferred Shares for six or more quarterly dividend periods, whether or not consecutive, then:

•

the number of directors constituting our board of directors will be automatically increased by two (but only if not already increased by two by reason of the election of directors by the holders of any other class or series of our outstanding preferred stock upon which like voting rights have been conferred and are then exercisable – including our Series A Preferred Shares, if applicable – and which are then entitled to vote as a class with the holders of the Series B Preferred Shares with respect to the election of those two directors); and

•

the holders of outstanding Series B Preferred Shares (voting together as a single class with the holders of any other class or series of our outstanding preferred stock upon which like voting rights have been conferred and are then exercisable – including our Series A Preferred Shares, if applicable – and which are then entitled to vote as a class with the holders of the Series B Preferred Shares with respect to the election of those two directors) will be entitled, at the next meeting of stockholders called for the election of directors and at each subsequent annual meeting, to elect two additional directors to serve on our board of directors, until such time as all dividends accumulated and in arrears on the Series B Preferred Shares have been paid in full.

At the time such dividend arrearages have been paid in full, (i) the right of holders of outstanding Series B Preferred Shares to elect any directors will cease, (ii) the term of any directors elected in the manner described above shall immediately terminate, and (iii) the number of directors constituting our board of directors shall be reduced accordingly. However, after the dividends accumulated and in arrears have been paid and such right of holders of Series B Preferred Shares and any such other holders of like voting rights to elect two members of our board of directors has terminated, such right to elect two members of our board of directors may be reinstated in the event of a subsequent failure to pay six additional quarterly dividends, as described above.

In no event whatsoever shall the total number of directors elected by holders of outstanding Series B Preferred Shares (whether voting separately or voting together as a single class with any other classes or series of our outstanding preferred stock upon which like voting rights have been conferred and are then exercisable – including our Series A Preferred Shares, if applicable – and which are then entitled to vote as a class with the holders of Series B Preferred Shares in the election of such directors) pursuant to these voting rights exceed two.

Unless we have received the affirmative vote or consent of the holders of at least two-thirds of the outstanding Series B Preferred Shares, voting as a single class, we may not adopt any amendment to our Certificate of Incorporation that adversely alters the preferences, powers or rights of the Series B Preferred Shares.

In addition, unless we have received the affirmative vote or consent of the holders of at least two-thirds of the outstanding Series B Preferred Shares (voting together as a single class with the holders of any other outstanding Parity Securities upon which like voting rights have been conferred and are then exercisable – including the Series A Preferred Shares, if applicable – and which are then entitled to vote as a class with the holders of the Series B Preferred Shares with respect to such matter), we may not (i) issue any Parity Securities if the cumulative dividends payable on outstanding Series B Preferred Shares are in arrears or (ii) issue any Senior Securities.

Please read “Description of the Preferred Shares – Voting Rights.”

Net Worth Covenant	We are subject to a covenant with respect to the Series A Preferred Shares, which covenant will also apply to the Series B Preferred Shares, requiring that we maintain a Net Worth to Preferred Stock Ratio of at least 1.00.

For a description of this ratio and for related defined terms, please read “Description of the Preferred Shares – Net Worth Covenant” and “– Certain Definitions.”

Liquidation Rights	In the event of any liquidation of our affairs, holders of the Series B Preferred Shares and the Series A Preferred Shares will, subject to the rights of our creditors and the holders of any of our Senior Securities or any of our other Parity Securities, have the right to receive a cash payment equal to the liquidation preference of $100.00 per share plus an amount equal to all accumulated and unpaid dividends thereon (whether or not declared) to the date of payment before any payments are made to holders of our common stock or any other Junior Securities. Please read “Description of the Preferred Shares – Liquation Rights.”

No Maturity	The Series B Preferred Shares will represent perpetual equity interests in us and, unlike our indebtedness, will not entitle the holders thereof to receive payment of a principal amount at a particular date. In addition, the Series B Preferred Shares will not obligate us to mandatorily redeem the Series B Preferred Stock at any time, maintain any sinking fund or otherwise require us to set aside funds to secure payments thereunder. Accordingly, the Series B Preferred Shares will remain outstanding indefinitely unless we decide to redeem or purchase them in the manner described elsewhere in this prospectus supplement. Please read “Description of the Preferred Shares – No Maturity.”

Use of Proceeds	We intend to use the net proceeds of the sale of the Series B Preferred Shares, which we expect will total approximately $ (or approximately $ if the underwriters exercise their over-allotment option in full), for working capital and other general corporate purposes, including using a substantial portion of the funds to repay certain indebtedness and to finance certain vessel investment costs, in each case on the terms and conditions described further below under “Use of Proceeds.”

No Ratings	The Series B Preferred Shares will not be rated by any Nationally Recognized Statistical Rating Organization.

Listing	The Series B Preferred Shares are a new issue of securities with no established trading market. We intend to apply to list the Series B Preferred Shares on the NYSE and, if the application is approved, we expect trading in the Series B Preferred Shares to commence within 30 days after the initial delivery date of the Series B Preferred Shares. The underwriters have advised us that they intend to make a market in the Series B Preferred Shares prior to the commencement of any trading on the NYSE, but they are not obligated to do so and may discontinue any such market making at any time without notice. We can provide no assurance as to how liquid any trading market for the Series B Preferred Shares will be. Please read “Underwriting (Conflicts of Interest) – New York Stock Exchange Listing.”

Tax Considerations	Any distribution with respect to the Series B Preferred Shares that we pay out of our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes) will constitute a dividend. Subject to certain exceptions and limitations, (i) distributions constituting dividend income received by an individual U.S. holder in respect of the Series B Preferred Shares will generally represent “qualified dividend income,” which, under current laws, will generally be taxed at a lower maximum marginal tax rate than the maximum marginal tax rate applicable to ordinary income, and (ii) distributions on the Series B Preferred Shares constituting dividend income paid to holders that are U.S. corporations will generally qualify for the dividends-received deduction. Each investor should consult its tax advisor in light of its particular circumstances. Please read “Material U.S. Federal Income Tax Considerations.”

Form	The Series B Preferred Shares will be issued and maintained in book-entry form registered in the name of a nominee designated by DTC, except under limited circumstances. Please read “Description of the Preferred Shares – Book-Entry System.”

Settlement	Delivery of the Series B Preferred Shares is expected to be made against payment therefor on or about , 2013.

Registrar and Transfer Agent	American Stock Transfer & Trust Company, LLC.

Risk Factors	An investment in our Series B Preferred Shares involves a high degree of risk. To determine whether an investment in our Series B

Preferred Shares is appropriate for you, you should consider carefully all of the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus, as well as the factors set forth in the headings entitled “Risk Factors” beginning on page S-24 of this prospectus supplement and on page 2 of the accompanying prospectus.

Conflicts of Interest	On the terms and conditions discussed under “Use of Proceeds,” we anticipate using a substantial portion of the net proceeds of this offering to fully repay the $11.3 million due under our Variable Rate Note scheduled to mature on September 26, 2015. An affiliate of DNB Markets, Inc., one of the underwriters for this offering, owns a 50% interest in this note. Because more than 5% of the net proceeds of this offering are expected to be directed to an affiliate of DNB Markets, Inc., DNB Markets, Inc. has a “conflict of interest” pursuant to Rule 5121 (“Rule 5121”) of the Financial Industry Regulatory Authority (“FINRA”) and, accordingly, this offering will be conducted in compliance with the requirements of Rule 5121.

Please read “Underwriting (Conflicts of Interest) – Conflicts of Interest.”

RISK FACTORS

Any investment in our Series B Preferred Shares involves a high degree of risk. Before making an investment in our Series B Preferred Shares, you should consider carefully the following risk factors, as well as the other information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. If any one or more of the risks identified below materialize, our business, financial condition or operating results could be significantly and negatively affected. If this were to occur, the value of our Series B Preferred Shares could decline significantly, and you may lose all or part of your investment. In addition to the risks summarized below, please be aware that other risks may prove to be important in the future. New risks that we cannot predict may emerge at any time, and we cannot estimate the extent to which they may affect our business, financial condition or operating results.

Risks Related To Our Business

Our industry is cyclical and has experienced a recent decline in the demand for certain of the services we offer, which could negatively impact our revenues and earnings.

Historically, the shipping industry has been cyclical. The nature, timing and degree of changes to industry conditions are generally unpredictable and are impacted by factors beyond our control. Various factors influence the demand for our transportation services, including worldwide demand for the products we carry and changes in the supply and demand of vessels. The worldwide supply of vessels generally increases with deliveries of new, refurbished or converted vessels and decreases with the scrapping of older vessels. If the available supply of vessels exceeds the number of vessels being scrapped, vessel capacity and competition in the markets where we operate may increase. In the absence of a corresponding increase in the demand for these vessels, the charter hire and cargo rates for our vessels could fluctuate significantly and result in, among other things, lower operating revenues, earnings and asset values.

Beginning in 2008, our revenues and gross voyage profits benefited from significant increases in the volume of supplemental cargoes carried by our vessels. These supplemental cargoes peaked during the fourth quarter of 2009, and decreased substantially thereafter until recently stabilizing at levels comparable to 2008. If our supplemental cargo volumes continue to decrease, the revenues and gross voyage profits from our incumbent operations will be negatively impacted.

We may not be able to renew our time charters and contracts when they expire at favorable rates or at all.

During the three months ended March 31, 2013, we received approximately 69% of our revenue from time charters (excluding supplemental cargoes), bareboat charters or contracts of affreightment. However, there can be no assurance that any of these charters or contracts, which are generally for periods of one year or more, will be renewed.

Moreover, you should be aware that shipping rates are based on several factors that are unpredictable and beyond our control. Accordingly, even if we are able to renew our charters or other contracts when they lapse, we may not be able to earn rates comparable to those received under the expired charters or contracts, which would adversely affect our revenues and earnings. In the event we cannot deploy a vessel at economically viable rates, we may opt to lay up the vessel until such time that spot or charter rates become attractive again. During the period of lay-up, the vessel will continue to incur expenditures such as insurance and maintenance costs.

From time to time, we enter into charter agreements with various agencies or departments of the U.S. government that allow the customer to terminate the agreement at any time without cause, subject to the payment of certain early termination fees. Although we currently have no exposure to these types of provisions, we could be exposed to this risk in the future.

If our exposure to the spot market increases, our revenues could suffer and our expenses could increase.

Currently we deploy over 44% of our vessels in the spot market, where rates are typically volatile and subject to short-term market fluctuations. The spot market for marine transportation services is highly competitive, and charter rates for most vessels in the spot market are currently low in relation to historical rates over the past couple of decades. If we deploy a greater percentage of our vessels in the spot market, we may experience a lower overall utilization of our fleet through waiting time or ballast voyages, leading to a decline in our operating revenue and gross profit. Moreover, to the extent our vessels are employed in the spot market, both our revenue from vessels and our operating costs will likely be more significantly impacted by increases in fuel costs.

We operate in a highly competitive industry.

The shipping industry is intensely competitive and can be influenced by economic and political events that are largely outside the control of shipping companies. Many of our current and potential competitors:

•	may have greater resources or stronger brands than we have;

•	own larger and more diverse fleets of vessels;

•	conduct operations or raise capital at lower costs than us; or

•	may be better positioned to adapt to changes in market or economic conditions.

Changes in the political or regulatory environment can also create competition that is not necessarily based on normal considerations of profit and loss. Consequently, there can be no assurance that we will be able to deploy our vessels on economically attractive terms, maintain attractive freight rates, pass cost increases through to our customers or otherwise successfully compete against our competitors. Any failure to remain competitive in the shipping industry could have an adverse effect on our business, financial condition or operating results.

Competition could adversely impact us in several ways, including (i) the loss of customers and market share, (ii) the possibility of customers reducing their usage of our vessels or services, (iii) our need to expend substantial time or money on vessel acquisitions or capital improvement projects, (iv) our need to lower prices or increase marketing expenses to remain competitive and (v) our inability to diversify by successfully offering new marine transportation services.

A significant amount of our recent revenues was derived from two customers, and our revenues could decrease significantly if these customers were lost.

In 2012 and for the first three months of 2013, we derived 41% and 32% of our revenues for each of these respective periods from contracts with various agencies or departments of the U.S. government. Likewise, we derived 17% and 12% of our revenues for the same periods, respectively, from contracts with a Japanese chartering company. We are unable to assure you that these customers will continue to contract with us on similar terms, or will not decide to contract with our competitors, or will decide to perform their shipping functions themselves. Our inability or failure to retain these customer relationships, to continue to employ our vessels at rates comparable to those historically earned from these customers, or to charter these vessels otherwise in a reasonable period of time or at all could adversely affect our operations and performance.

If Congress does not make sufficient appropriations under the Maritime Security Act of 1996, we may not continue to receive certain payments.

If Congress does not make sufficient appropriations under the Maritime Security Act of 1996 in any fiscal year, we may not continue to receive annual payments with respect to certain of our U.S. Flag vessels that we have committed to the federal government under the U.S. Maritime Security Program. Under this program, which is currently in effect through 2015, each participating vessel received annual payments of $2.9 million in 2011 and $3.1 million in 2012. Although we were originally scheduled to receive annual payments of $3.1 million per vessel in 2013, we currently estimate that automatic “sequestration” spending cuts mandated by the Budget Control Act of 2011, which took effect on March 1, 2013, will reduce our 2013 revenues by approximately $2.0 million, commencing in the third quarter of 2013. As of March 31, 2013, eight of our vessels operated under contracts issued under this program. Since payments under this program are subject to annual appropriations by Congress and are not guaranteed, we cannot assure you that we will continue to receive these annual payments, in full or in part.

Economic conditions, a prolonged economic downturn, economic uncertainty, an increase in trade protectionism or a change in trade patterns in the markets where we operate may have a material adverse effect on our business, financial condition and results of operations.

The demand for our transportation services has been and will continue to be affected by domestic and global economic conditions. Worldwide economic growth has been sluggish since 2008, which has contributed to lower rates for marine transportation services since then. Many experts believe that a confluence of factors in the United States, Europe, Asia and developing economies could result in a prolonged period of economic downturn, slow growth or economic uncertainty. If these conditions persist, our customers and potential customers may experience deterioration in their business, which may result in a lower demand for our transportation services or impair the ability of our customers or other third parties to pay amounts owed to us. Moreover, our business, financial condition, results of operations, ability to pay dividends and our future prospects will likely be materially and adversely affected by a prolonged economic downturn in any of these countries or regions.

The demand for our transportation services is also exposed to the risk that increases in trade protectionism or changes in trade patterns will adversely affect our business. If global economic conditions remain slack and uncertain, governments may turn to trade barriers to protect their domestic industries against foreign imports, thereby depressing the demand for shipping. Similarly, if changes in production costs or other factors cause manufacturing companies to continue to locate a greater share of their production facilities nearer to their consumers, demand for our shipping services could be further depressed. Either of these could have a material adverse effect on our financial condition, results of operations, ability to pay dividends and future prospects.

We cannot assure that we will be able to comply with all of our loan covenants.

Substantially all of our credit agreements impose restrictions on our business and require us to comply with various loan covenants. The restrictions these covenants place on us include limitations on our ability to: (i) consolidate or merge; (ii) incur new debt; (iii) engage in transactions with affiliates; and (iv) create liens or permit them to exist on our assets. These agreements also require us to comply with various financial covenants, including covenants that stipulate minimum levels of net worth, working capital and earnings, and maximum levels of debt and debt leverage. Our ability to satisfy these and other covenants depends on our results of operations and ability to respond to changes in business and economic conditions. Several of these matters are beyond our control or may be significantly restricted, and, as a result, we may be prevented from engaging in transactions that otherwise might be considered beneficial to us and our stockholders.

While we currently believe that we have available options to prevent or mitigate any covenant breaches, we cannot assure that we will be able to implement them timely or at all, or that they will enable us to meet all of our current covenants. In the unanticipated event that our cash flow and capital resources are not sufficient to fund our debt service obligations, we could be forced to reduce or delay capital expenditures, sell assets, obtain additional capital, enter into financings involving our unencumbered vessels or restructure debt. Based on current circumstances, we believe we can continue to fund our working capital and routine capital expenditure needs through cash flow from operations or accessing available lines of credit. For further detailed information on our compliance with our financial covenants as of March 31, 2013, please see our Quarterly Report for the three months ended March 31, 2013, which is incorporated by reference into this prospectus supplement and the accompanying prospectus. See “Where You Can Find More Information.”

Because our debt obligations are represented by separate agreements with different lenders, in some cases the breach of any of these covenants or other default under one agreement may create an event of default under other agreements, resulting in the acceleration of our obligation to pay principal, interest and potential penalties under such other agreements (even though we may otherwise be in compliance with all of our obligations under those agreements). Thus, an event of default under a single agreement, including one that is technical in nature or otherwise not material, could result in the acceleration of significant indebtedness under multiple lending agreements. If amounts outstanding under such agreements were to be accelerated, there can be no assurance that our assets would generate sufficient cash flow to repay the accelerated indebtedness, or that our lenders would not proceed against the collateral securing that indebtedness.

Our business would be adversely affected if we fail to comply with the Jones Act, or if this law is modified or repealed.

A substantial portion of our shipping operations are conducted in the U.S. coastwise trade. Under U.S. federal laws known collectively as the “Jones Act,” this trade is restricted to vessels built in the United States, owned and manned by U.S. citizens and registered as U.S. Flag vessels. Our failure to comply with these restrictions could subject us to severe penalties, including the permanent loss of the right to engage in U.S. coastwise trade. If the Jones Act were repealed, substantially amended or not enforced, it could potentially result in additional competition from vessels built in generally lower-cost foreign shipyards and owned and manned by foreign nationals, which could have an adverse effect on our business, results of operations and financial condition. We cannot assure you that the Jones Act will not be repealed or modified in a way that would be detrimental to our business.

Terrorist attacks, piracy and international hostilities can affect the transportation industry, which could adversely affect our business.

Terrorist attacks or piracy attacks against merchant ships, the outbreak of war, or the existence of international hostilities could adversely affect us in several ways, including:

•	damaging the world economy;

•	adversely affecting the availability of and demand for transportation services generally, or our vessels in particular;

•	increasing the cost of insurance;

•	disrupting our vessel usage or deployment; and

•	adversely affecting the value of our vessels or our ability to profitably operate our vessels and serve our customers.

Over the past several years, piracy attacks on merchant ships have remained high, particularly in the Gulf of Aden and off the East Coast of Africa. We operate in a sector of the economy that we believe is particularly likely to be adversely impacted by the effects of political instability, terrorist attacks, war, international hostilities or piracy. In addition, we conduct operations in Indonesia, Southern Mexico and other areas that are particularly likely to be exposed to the risk of these potential adverse effects.

The market value of vessels fluctuates significantly, which could adversely affect our liquidity, result in breaches of our financing agreements, or otherwise adversely affect our financial condition.

The market value of vessels fluctuates over time. The fluctuation in market value of vessels over time is based upon various factors, including:

•	the age of the vessel;

•	general economic and market conditions affecting the transportation industry, including the demand for cargoes and the availability of vessel financing;

•	the number of vessels in the world fleet;

•	the types and sizes of vessels available;

•	changes in trading patterns or trading routes that affect demand for particular sizes and types of vessels;

•	the cost of vessels under construction and scrap prices;

•	prevailing levels of charter rates;

•	changes in regulation or competition from other shipping companies and other modes of transportation; and

•	technological advances in vessel design and propulsion.

Declining values of our vessels could adversely affect us in several respects, including reducing our liquidity by limiting our ability to raise cash by refinancing or selling vessels. Declining vessel values could also result in a breach of loan covenants or trigger events of default under relevant financing agreements that require us to maintain certain loan-to-value ratios. In such instances, if we are unable or unwilling to pledge additional collateral to offset the decline in vessel values, our lenders could accelerate our debt and foreclose on our vessels pledged as collateral for the loans.

In addition, accounting pronouncements require that we periodically review our long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. Measurement of the impairment charge is based on the fair value of the asset as provided by third parties as compared to its carrying value. In this respect, management regularly reviews the carrying amount of our vessels in connection with the estimated recoverable amount for each vessel. Such reviews may from time to time result in asset write-downs that could adversely affect our financial condition and results of operations. For information on the impairment charge we recognized in 2010 in connection with our rail-ferry service, see “– Our Rail-Ferry service has a history of losses, and we can give no assurances as to its future profitability.”

As a holding company with no operations of our own, we rely on payments from our operating companies to meet our obligations.

As a holding company without any material assets or operations, substantially all of our income and operating cash flow is dependent upon the earnings of our subsidiaries and the distribution of funds to us in the form of dividends, loans or other payments. As a result, we rely upon our subsidiaries to generate the funds necessary to meet our obligations, including the payment of amounts owed under our long-term debt, or to declare and make dividend payments to the holders of our securities. The ability of our subsidiaries to generate sufficient cash flow from operations to allow us and them to make scheduled payments on our respective obligations will depend on their future financial performance, which will be affected by a range of economic, competitive and business factors, many of which are outside of our control. Additionally, our subsidiaries are separate and distinct legal entities and have no obligation to pay any amounts owed by us, or, subject to limited exceptions for tax-sharing purposes, to make any funds available to repay our obligations, whether by dividends, loans or other payments. The amount of dividends that our subsidiaries may pay is restricted by the law of the jurisdiction in which they were formed. In addition, our rights to receive assets of any subsidiary upon its liquidation or reorganization will also be effectively subordinated to the claims of creditors of that subsidiary, including trade creditors.

Our business and financial alternatives could be constrained by our current obligations and any future borrowings.

We owe substantial amounts of money. See “Capitalization.” In addition to the liabilities recorded on our consolidated balance sheets as of March 31, 2013, we owe substantial amounts under our long-term operating leases.

Our leverage could have material adverse consequences for us, including:

•	hindering our ability to adjust to changing market, industry or economic conditions;

•	limiting our ability to obtain additional financing to refinance maturing debt or to fund acquisitions of vessels or businesses;

•	increasing our future borrowing costs;

•

requiring us to dedicate a substantial portion of our cash flow from operations to the payment of debt, thereby limiting the amount of free cash flow available for other purposes, including capital expenditures, dividends, stock repurchases or growth opportunities;

•	making us more vulnerable to economic or industry downturns, including interest rate increases; and

•	placing us at a competitive disadvantage to those of our competitors who have less indebtedness.

We expect to periodically require financing to meet our debt obligations as they come due. Due to the unstable economy and the current credit market environment, we may not be able to refinance maturing debt at terms that are as favorable as those from which we previously benefited, at terms that are acceptable to us or at all. In connection with executing our business strategies, from time to time we evaluate the possibility of acquiring additional vessels or businesses, and we may elect to finance such acquisitions by incurring additional indebtedness. Moreover, if we were to suffer uninsured material losses or liabilities, we could be required to borrow to fund liabilities that we could not pay with our operating cash flow. Our ability to arrange additional financing will depend on, among other factors, our financial position and performance, as well as prevailing market conditions and other factors beyond our control. We cannot assure you that we will be able to obtain additional financing on terms acceptable to us or at all. If we are able to obtain additional financing, our credit may be adversely affected and our ability to satisfy our obligations under our current indebtedness could be adversely affected.

We cannot assure you that our access to the capital markets will remain free of disruptions.

In the future, we may consider selling debt or equity securities to raise additional funds, including to refinance a portion of our maturing debt. Our ability to arrange any such financing will depend on, among other factors, our financial position and performance, as well as prevailing market conditions and other factors beyond our control. Prevailing market conditions could be adversely affected by the ongoing sovereign debt crises in Europe, the failure of the United States to reduce its deficit in amounts deemed to be sufficient, downgrades in the credit ratings of the U.S. debt, contractions or limited growth in the economy or other similar adverse economic developments in the U.S. or abroad. As a result, we cannot assure that we will be able to arrange any such additional financing on terms acceptable to us or at all. Any such failure to obtain additional financing could jeopardize our ability to repay, refinance or reduce our debt obligations.

We are subject to certain risks with respect to our counterparties on contracts, and failure of such counterparties to meet their obligations could cause us to suffer losses or otherwise adversely affect our business.

The ability of our counterparties to perform their obligations under their contracts with us will depend upon a number of factors that are beyond our control and may include, among other things, general economic conditions and the overall financial condition of these counterparties, especially in light of the current global financial weakness. If our counterparties fail to honor their obligations under their agreements with us, we could sustain significant losses or a reduction in our vessel usage, both of which could have an adverse effect on our financial condition, results of operations and cash flows.

Older vessels have higher operating costs and are potentially less desirable to charterers.

The average age of the vessels in our fleet that we own or lease, excluding our vessels engaged in U.S. coastwise trade, is approximately 12 years (nine years if our partially-owned Mini-Bulk Carriers built in 2010 and 2011 are included in the average). The average age of our coastwise trade vessels actively providing Jones Act services is approximately 33 years (which reflects the longer vessel lives typically associated with vessels deployed in U.S. coastwise trade). See “Prospectus Supplement Summary – International Shipholding Corporation – Overview of Fleet.” In general, capital expenditures and other costs necessary for maintaining a vessel in good operating condition increase and become more difficult to estimate with accuracy as the age of the vessel increases. Moreover, customers generally prefer modern vessels over older vessels, which places the older vessels at a competitive disadvantage, especially in weak markets. In addition, changes in governmental regulations, compliance with classification society standards and customer requirements or competition may require us to make additional expenditures for alterations or the addition of new equipment. In order to make such alterations or add such equipment, we may be required to take our vessels out of service, thereby reducing our revenues. Expenditures such as these may also require us to incur additional debt or raise additional capital. There can be no assurance that market or general economic conditions will enable us to replace our existing vessels with new vessels, justify the expenditures necessary to maintain our older vessels in good operating condition or enable us to operate our older vessels profitably during the remainder of their estimated useful lives.

Our Rail-Ferry service has a history of losses, and we can give no assurances as to its future profitability.

This service began operating in February of 2001 and in the past has been unprofitable every year with the exceptions of 2008, 2011 and 2012. In 2009, the worldwide economic downturn negatively impacted the volumes and cargo rates for this service, especially on its northbound route to the U.S. As a result of a reduction in future anticipated cash flows generated by this service, we recognized a non-cash impairment charge of $25.4 million in the third quarter of 2010 to reduce the carrying value of these assets to their estimated fair value. With the reduced capital cost and an increase in cargoes, this segment was profitable for the last two years and for the three months ended March 31, 2013. We cannot assure that this service will be operated profitably in the future.

We are subject to the risk of continuing high prices, and increasing prices, of the fuel we consume under our Rail-Ferry service, contracts of affreightment and revenue-sharing agreements.

We are exposed to commodity price risks with respect to fuel consumption under certain of our contracts of affreightment, our rail-ferry service and our revenue-sharing agreements based on the number of voyage contracts concluded by the participating vessels. We can give no assurance that we will be able to offset higher fuel costs due to the competitive nature of these operations. Although we currently have fuel surcharges in place, a material increase in current fuel prices that we cannot recover through these fuel cost surcharges could adversely affect our business, financial condition, results of operations and cash flows.

Our business and operations are highly regulated, which can adversely affect our operations.

Our business and the shipping industry in general are subject to increasingly stringent laws and regulations governing our vessels, including workers’ health and safety, and the staffing, construction, operation, insurance and transfer of our vessels. Compliance with or the enforcement of these laws and regulations could have an adverse effect on our business, results of operations or financial condition. For example, in the event of war or national emergency, our U.S. Flag vessels are subject to requisition by the U.S. government. Although we would be entitled to compensation in the event of a requisition of our vessels, the amount and timing of such payments would be uncertain and there would be no guarantee that such amounts would be paid, or if paid, would fully satisfy lost profits associated with the requisition.

In addition, we are required by various governmental and quasi-governmental agencies to obtain and maintain certain permits, licenses and certificates with respect to our operations. In certain instances, the failure to obtain or maintain these authorizations could have an adverse effect on our business. We may also be required to periodically modify operating procedures or alter or introduce new equipment for our existing vessels to appropriately respond to changes in governmental regulation.

Our business and the operation of our vessels are subject to extensive international, national and local environmental, health and safety laws in the jurisdictions in which our vessels operate, as well as in the country or countries of their registration. Compliance with these laws and regulations can be costly. Failure to comply with these laws and regulations may result in penalties, sanctions or, in certain cases, the ultimate suspension or termination of our operations. Litigation initiated by an environmental advocacy group recently suspended a portion of UOS’ operations for approximately two years, and it is possible that similar suits could interrupt the operations of our current or future vessels.

International, national and local laws imposing liability for oil spills are also becoming increasingly stringent. Some impose joint, several, and in some cases, unlimited liability on owners, operators and charterers regardless of fault. We could be held liable as an owner, operator or charterer under these laws. In addition, under certain circumstances, we could also be held accountable under these laws for acts or omissions of our affiliates, our charterers or other parties in connection with the management or operation of our vessels. Liability for a catastrophic spill could exceed the insurance coverage we have available, and result in our having to liquidate assets to pay claims. In addition, we may be required to contribute to funds established by regulatory authorities for the remediation of oil pollution damage or to provide financial assurances for oil spill liability to regulatory authorities.

Regulation of our customers’ businesses could further impact our operations.

The profitability and viability of certain of our customers’ businesses are dependent upon laws and regulations governing their operations. Laws that restrict or preclude their operations could reduce demand for certain of our vessels. Specifically, currently-pending U.S. governmental proposals to enhance the regulation of carbon emissions could, over time, reduce the demand for our coal-carrying vessels.

Increased inspection procedures and tighter import and export controls could increase costs and disrupt our business.

International shipping is subject to various security and customs inspections and related procedures in countries of origin and destination. Inspection procedures can result in the seizure of contents of our vessels, delays in the loading, offloading or delivery of cargoes, and the levying of customs, duties, fines and other penalties against us.

It is possible that changes to inspection procedures could impose additional financial and legal obligations on us. Furthermore, changes to inspection procedures could also impose additional costs and obligations on our customers and may, in certain cases, render the shipment of certain types of cargo impractical. Any such changes or developments may have a material adverse effect on our business, financial condition, results of operations and cash flows.

Our failure to pass inspection by classification societies and regulators could result in one or more of our vessels being unemployable unless and until they pass inspection, resulting in a loss of revenues from such vessels for that period.

The hull and machinery of every commercial vessel must be classed by a classification society authorized by its country of registry, as well as being subject to survey and inspection by shipping regulatory bodies. The classification society certifies that a vessel is safe and seaworthy in accordance with the applicable rules and regulations of the country of registry of the vessel and the United Nations Safety of Life at Sea Convention.

Due to the age of several of our vessels, the repairs and remediations required in connection with such classification society surveys and inspections may be extensive and require significant expenditures. Additionally, until such time as certain repairs and remediations required in connection with such surveys and inspections are completed (or if any vessel fails such a survey or inspection), the vessel may be unable to trade between ports and, therefore, would be unemployable. Any such loss of the use of a vessel could have an adverse impact on our financial condition and results of operations, and any such impact may be material.

We face periodic drydocking costs for our vessels, which can be substantial.

Vessels must be drydocked periodically for regulatory compliance and for maintenance and repair. Our drydocking requirements are subject to associated risks, including delay and cost overruns, lack of necessary equipment, unforeseen engineering problems, employee strikes or other work stoppages, unanticipated cost increases, inability to obtain necessary certifications and approvals and shortages of materials or skilled labor. A significant delay in drydockings could have an adverse effect on our contract commitments. The cost of repairs and renewals required at each drydock are difficult to predict with certainty and can be substantial. Our insurance does not cover these costs.

Marine transportation is inherently risky, and insurance may be insufficient to cover losses that may occur to our assets or result from our operations.

The operation of our vessels are subject to various inherent risks, including:

•	catastrophic marine disaster;

•	adverse weather conditions;

•	mechanical failure;

•	collisions;

•	hazardous substance spills;

•	seizure or expropriation of our vessels by governments, pirates, combatants or others; and

•	navigation and other human errors.

The occurrence of any of these events may result in, among other things, damage to or loss of our vessels and our vessels’ cargo or other property, delays in delivery of cargo, damage to other vessels and the environment, loss of revenues, termination of vessel charters or other contracts, legal judgments, fines, penalties or other restrictions on conducting business, damage to our reputation and customer relationships, and injury to personnel. Such occurrences may also result in a significant increase in our operating costs or liability to third parties.

Although we maintain insurance coverage against most of these risks at levels our management considers to be customary in the industry, risks may arise for which we are not adequately insured. Various claims, such as loss of hire, may not be covered by our policies. Additionally, any particular claim may be subject to deductibles, the aggregate amount of which could be material. We cannot assure you that we will be able to renew our existing insurance coverage at commercially reasonable rates or that insurance will remain available at reasonable rates for each of our foreseeable risks that we seek to insure, especially those relating to terrorism or piracy. Similarly, we cannot assure you that our insurance coverages will be adequate to cover future claims as they arise, or that available insurance will cover all foreseeable risks, particularly those involving catastrophic environmental liability. Any uninsured or underinsured loss could have an adverse effect on our financial performance or condition.

Additionally, certain of our insurance coverage is maintained through mutual “protection and indemnity” associations, which are mutual insurance clubs whose members must contribute payments to cover losses sustained by other club members. As a mutual club, a substantial portion of its continued viability to effectively manage liability risks is reliant upon the premiums paid by its members. As a member of such associations, we may incur the obligation to satisfy payments in addition to previously established or budgeted premiums to the extent member claims would surpass the reserves of the association. We may be subject to calls or premiums in amounts based not only on our own claim records, but also the claim records of all other members (or the members of affiliated clubs) over which we have no control. Our payment of these calls could result in significant additional expenses.

We are subject to risks associated with operating internationally.

Our non-domestic operations are subject to varying degrees of regulation in each of the foreign jurisdictions in which we provide services. Local laws and regulations, and their interpretation and enforcement, differ significantly among those jurisdictions, and can change significantly over time. Future regulatory, judicial and legislative changes or interpretations may have a material adverse effect on our ability to deliver services in foreign jurisdictions.

In addition to these international regulatory risks, some of the other risks inherent in conducting business internationally include:

•	economic, political and social instability;

•	potential vessel seizure, terrorist attacks, piracy, kidnapping, and the expropriation of assets or other governmental actions, many of which are not covered by our insurance;

•	currency restrictions and exchange rate fluctuations;

•	potential submission to the jurisdiction of a foreign court or arbitration panel;

•	pandemics or epidemics that disrupt worldwide trade or the movement of vessels;

•	import and export quotas;

•	longer payment cycles and problems collecting accounts receivable,

•	additional U.S. and other regulation of non-domestic operations, including regulation under the Foreign Corrupt Practices Act as well as other anti-corruption laws; and

•	the imposition of unanticipated or increased taxes, increased environmental and safety regulations or other forms of public and governmental regulation that increase our operating expenses.

Many of these risks are beyond our control, and we cannot predict the nature or the likelihood of the occurrence or corresponding effect of any such events, each of which could have an adverse effect on our financial condition and results of operations.

Our vessels could be seized by maritime claimants, which could result in a significant loss of earnings and cash flow for the related off-hire period.

Under general maritime law in many jurisdictions, crew members, vessel mortgagees, suppliers of goods and services to a vessel, shippers of cargo and other parties may be entitled to a maritime lien against a vessel for unsatisfied debts or claims for damages. In many jurisdictions, a maritime lienholder may enforce its lien by either arresting or attaching a vessel through foreclosure proceedings. The arrest or attachment of one or more of our vessels could result in a significant loss of earnings and cash flow during the detainment period.

In some jurisdictions, under the extended “sister ship” theory of liability, a claimant may arrest not only the vessel with respect to which the claimant’s maritime lien has arisen, but also any associated vessel under common ownership or control. Consequently, a claim may be asserted against us or any of our subsidiaries or our vessels for the liability of one or more of the other vessels we own. While we have insurance coverage for these types of claims, we cannot guarantee it will cover all of our potential exposure.

If we are unable to attract and retain skilled crew members, our reputation and ability to operate safely and efficiently may be harmed.

Our continued success depends in significant part on the continued services of the officers and seamen who operate our vessels. The market for qualified, experienced officers and seamen is extremely competitive and has grown more so in recent periods for a variety of reasons. We cannot assure you that we will continue to be successful in our efforts to recruit and retain properly skilled personnel at commercially reasonable salaries. Any failure to do so could adversely affect our ability to operate cost-effectively.

A substantial number of our shipboard employees are unionized. In the event of a strike or other work stoppage, our business and operations may be adversely affected.

As of March 31, 2013, all of our U.S. shipboard personnel were unionized employees covered by collective bargaining agreements.

Given the prevalence of maritime trade unions and their corresponding influence over its members, the shipping industry is vulnerable to work stoppages and other potentially disruptive actions by employees. We may also have difficulty successfully negotiating renewals to our collective bargaining agreements with these unions or face resistance to any future efforts to place restraints on wages, reduce labor costs or moderate work practices. Any of these events may result in strikes, work disruptions and have other potentially adverse consequences. While we have experienced no strikes, work stoppages or other significant labor problems during the last ten years, we cannot assure that such events will not occur in the future or be material in nature. In the event we experience one or more strikes, work stoppages or other labor problems, our business and, in turn, our financial position, results of operations and cash flows may be adversely affected.

Delays or cost overruns in building new vessels (including the failure to deliver new vessels) could harm us.

Building new vessels is subject to risks of delay (including the failure to timely deliver new vessels to customers) or cost overruns caused by one or more of the following:

•	financial difficulties or bankruptcy of the shipyard building a vessel;

•	unforeseen quality or engineering problems;

•	work stoppages;

•	weather interference;

•	unanticipated cost increases;

•	delays in receipt of necessary materials or equipment;

•	changes to design specifications; and

•	inability to obtain timely the requisite permits, approvals or certifications from governmental authorities and the applicable classification society upon completion of work.

Significant delays, cost overruns and failure to timely deliver new vessels to customers could adversely affect us in several ways, including delaying the implementation of our business strategies or materially increasing our expected contract commitments to customers.

Some of our employees are covered by laws limiting our protection from exposure to certain claims.

Some of our employees are covered by several maritime laws, statutes and regulations which circumvent and nullify certain liability limits established by state workers’ compensation laws, including provisions of the Jones Act, the Death on the High Seas Act, and the Seamen’s Wage Act. We are not generally protected by the limits imposed by state workers’ compensation statutes for these particular employees, and as a result, our exposure for claims asserted by these employees may be greater than would otherwise be the case.

We are subject to the control of our principal stockholders.

As of March 4, 2013, two of our current directors, Niels M. Johnsen and Erik L. Johnsen, and their respective family members and affiliated entities, beneficially owned an aggregate of 21.94% of our common stock. Niels M. Johnsen and Erik L. Johnsen are also executive officers of the Company, and their respective fathers are former executive officers. As a result, the Johnsen family may have the ability to exert significant influence over our affairs and management, including the election of directors, delaying or preventing a change of control transaction, and effecting other corporate actions requiring stockholder approval.

We have a Yen-denominated loan and volatility in the USD/Yen exchange rate could cause material adjustments to the earnings we report each quarter.

Under a Yen-denominated loan, we owed Yen 3,565,764,361 at March 31, 2013, which equated to a USD $37.9 million liability at a USD/Yen exchange rate of 94.22 on such date. As described further in our periodic SEC reports, current accounting guidelines require us to record adjustments to our earnings each quarter based on the impact that changes in exchange rates have on our liability under this loan. Volatility in the USD/Yen exchange ratios could cause material adjustments to the earnings we report each quarter.

Because some of our expenses are incurred in foreign currencies, we are exposed to exchange rate risks.

While we incur most of our expenses in U.S. dollars, we have in the past incurred operating expenses in other currencies, most notably the Mexican Peso and Indonesian Rupiah. Declines in the value of the U.S. dollar relative to the currencies in these jurisdictions, or other currencies in which we may in the future incur expenses, would increase the U.S. dollar cost of paying these expenses and thus would adversely affect our results of operations.

We selectively enter into derivative contracts, which can result in higher than market interest rates and charges against our income.

In the ordinary course of our business, we are exposed to foreign currency, interest rate, and commodity price risks. From time to time, we utilize derivative financial instruments including interest rate swap agreements and forward exchange contracts, and in the past we have also utilized commodity swap agreements to manage certain of these exposures. We hedge only firm commitments or anticipated transactions and do not use derivatives for speculation or trading purposes. Nevertheless, even though our hedging strategies are designed to manage our exposure to interest rate fluctuations, entering into swaps and forward exchange contracts is inherently risky. The derivative strategies that we employ in the future may not be successful or effective, and we could, as a result, incur substantial additional interest costs or charges against our income. For further information, see “Item 7a – Quantitative and Qualitative Disclosure About Market Risk” in our Annual Report on Form 10-K for the year ended December 31, 2012.

Loss of our senior management or other key personnel could have an adverse effect on our business, financial condition and results of operations.

Our future success will depend, in significant part, upon the continued services of our senior management team and other key personnel, especially those of our Chief Executive Officer, President, and Chief Financial Officer, who have substantial experience in the shipping industry and over 110 years of collective experience with us. We believe that the experience of our senior management team is a vital component to maintain long-term relationships with our customers. The loss of the services of any of these individuals could adversely affect our future operating results, and we may have to incur significant costs to find sufficient replacements for them, if available.

We are susceptible to severe weather and natural disasters.

Given the nature and scope of our operations, we are constantly vulnerable to disruption as a result of adverse weather conditions, including hurricanes, typhoons, earthquakes and other natural disasters. These types of events may, among other things:

•

hinder our ability to effectively and timely provide scheduled service to our customers whether due to damage to our properties, to our customers’ operations, or to dock or other transportation facilities;

•	interfere with our terminal operations;

•	damage our vessels and equipment; or

•	result in injury or death to our employees.

Any of these factors, especially to the extent not fully covered by insurance, could have an adverse effect on our business, financial condition, results of operation and cash flows.

We may be required to contribute cash to meet our obligations under certain multi-employer pension plans, and may have exposure if we terminate our participation in these plans.

Domestically, we participate in and make periodic contributions to various multi-employer pension plans under union and industry-wide agreements that generally provide defined benefits to employees covered by collective bargaining agreements. Funding requirements for benefit obligations of multi-employer pension plans are subject to certain regulatory requirements and we may be required to make cash contributions which may be material to one or more of these plans to satisfy certain underfunded benefit obligations. In addition, if a multi-employer plan fails to satisfy the minimum funding requirements, the Internal Revenue Service (“IRS”) may impose certain penalties and taxes.

Absent an applicable exemption, a contributor to a multi-employer plan is liable, upon termination or withdrawal from the plan, for its proportionate share of the plan’s underfunded vested liability. Based on the limited information available from plan administrators, which we cannot independently validate, we believe that our portion of the contingent liability in the case of a full withdrawal or termination may be material to our financial position and results of operations. Moreover, in the event that any other contributing employer withdraws from any plan that is underfunded, and such employer (or any member in its controlled group) cannot satisfy its obligations under the plan at the time of withdrawal, then we, along with the other remaining contributing employers, would be liable for our proportionate share of such plan’s unfunded vested benefits.

We are exposed to various tax risks.

As a taxpayer, we are subject to frequent and regular audits and examinations by the IRS, as well as state and local tax authorities. Because the ultimate outcomes of these matters are uncertain, we can give no assurance as to whether an adverse result from one or more of them will have a material effect on our financial results.

We believe that we should not be subject to tax under the laws of any country other than the United States or Singapore in which we conduct activities or in which our customers are located. However, our belief is based on our understanding of the tax laws of those countries, and our tax position is subject to review and possible challenge by taxing authorities and to possible changes in law or interpretation. We cannot determine in advance the extent to which certain jurisdictions may require us to pay tax or to make payments in lieu of tax. In addition, payments due to us from our customers could potentially be subject to tax claims.

We are exposed to risks arising out of recent legislation affecting U.S. public companies, including risks relating to evaluations of controls required by Section 404 of the Sarbanes-Oxley Act.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act and the Dodd-Frank Wall Street Reform and Consumer Protection Act, and related regulations implemented thereunder, have increased legal and financial compliance costs and made some activities more time consuming. Any future failure to successfully or timely complete annual assessments of our internal controls required by Section 404 of the Sarbanes-Oxley Act could subject us to sanctions or investigation by regulatory authorities, which could in turn adversely affect our financial results or investors’ confidence in us. If we fail to maintain effective controls and procedures, we may be unable to provide financial information in a timely and reliable manner, which could in certain instances limit our ability to borrow or raise capital.

If conditions or assumptions differ from the judgments, assumptions or estimates used in our critical accounting policies, the accuracy of our financial statements and related disclosures could be affected.

The preparation of financial statements and related disclosures in conformity with U.S. generally accepted accounting principles requires us to make judgments, assumptions and estimates that affect the amounts reported in our consolidated financial statements and accompanying notes. For a discussion of our critical accounting policies, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Critical Accounting Policies” in Item 7 of our Annual Report on Form 10-K for the year ended December 31, 2012, which we incorporated by reference into this prospectus supplement and the accompanying prospectus. See “Where You Can Find More Information.” If future events or assumptions differ significantly from the judgments, assumptions and estimates in our critical accounting policies, these events or assumptions could have a material impact on our consolidated financial statements and related disclosures.

Provisions in our organizational documents would make it difficult for a third party to acquire us, even if such a transaction is beneficial to our stockholders.

Our organizational documents:

•	provide for blank check preferred stock;

•	prevent stockholders from calling special stockholder meetings or voting cumulatively;

•	impose certain foreign ownership limits with respect to our stock; and

•	include various other provisions that could impede, delay or prevent certain takeovers or change of control transactions.

For additional information, see “Description of Capital Stock” in the accompanying prospectus. In addition, as noted under “– Risk Factors Related To Our Business – We are subject to the control of our principal stockholders,” the Johnsen family beneficially owns a substantial portion of our common stock. These provisions and circumstances could deter a third party from tendering for the purchase of some or all of our shares. These provisions and circumstances may have the effect of impeding, delaying or preventing changes of control of the ownership and management of ISH, even if such transactions would have significant benefits to our common or preferred stockholders.

Risks Relating to Our Acquisition of UOS

We may be unable to successfully integrate UOS’ business and realize the anticipated benefits of the acquisition.

We are operating UOS as a separate subsidiary managed by its pre-acquisition management team. We have been devoting significant management attention and resources to integrating the business practices and operations of UOS with our operations. Potential difficulties that we may encounter in the integration process include the following:

•	the inability to combine the businesses of UOS and us in a manner that permits us to achieve the anticipated benefits of the acquisition in a timely manner or at all;

•	lost sales if customers decide not to do business with us;

•	the failure to retain key employees;

•	performance shortfalls as a result of the diversion of management’s attention caused by integrating UOS into us;

•	higher than anticipated costs to integrate or operate the combined business; and

•	potential unknown liabilities or unforeseen regulatory issues associated with the acquisition.

For all these reasons, you should be aware that it is possible that the integration process could distract our key personnel or disrupt our ongoing business, which could in turn adversely affect our ability to maintain relationships with customers, vendors and employees or to achieve the anticipated benefits of the acquisition, or could otherwise adversely affect our business and financial results.

Any additional future acquisitions of vessels or businesses by us would subject us to additional business, operating and industry risks, the impact of which cannot presently be evaluated, and could adversely impact our capital structure.

From time to time in the future we may pursue other acquisition opportunities in an effort to implement our business strategies. Acquisitions may be of individual or groups of vessels or of businesses. To the extent we acquire a business that is financially unstable or is otherwise subject to a high level of risk, we may be affected by the currently unascertainable risks of that business. Accordingly, there is no current basis for you to evaluate the possible merits or risks of the particular business or assets that we may acquire. In addition, the financing of any future acquisition completed by us could adversely impact our capital structure as any such financing would likely include the issuance of additional securities or the borrowing of additional funds. Except as required by law or the rules of any securities exchange on which our securities might be listed at the time we seek to consummate an acquisition, we do not expect to ask our stockholders to vote on any proposed acquisition.

Risks Relating To Our Series B Preferred Shares

We cannot assure you that quarterly dividends on, or any other payments in respect of, the Series B Preferred Shares will be made timely or at all.

For the reasons noted below, we cannot assure you that we will be able to pay quarterly dividends on, or make other payments in respect of, the Series B Preferred Shares. Quarterly dividends on our Series B Preferred Shares will be paid from funds legally available for such purpose when, as and if declared by our board of directors. You should be aware that certain factors may influence our decision, or adversely affect our ability, to pay dividends on, or make other payments in respect of, our Series B Preferred Shares, including, among other things:

•

the amount of our available cash or other liquid assets, including the impact of any liquidity shortfalls caused by the below-described restrictions on the ability of our subsidiaries to generate and lawfully transfer cash to us;

•

any of the events described in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein or therein that impact our future financial position or performance, including changes in vessel deployment or vessel rates, changes in our costs, the number of unscheduled off-hire days for our fleet, the number of days required for dry-docking of our vessels, prevailing global and regional economic and political conditions, and the effect of governmental regulations and maritime self-regulatory organization standards on the conduct of our business;

•	our ability to service and refinance our current and future indebtedness;

•	changes in our cash requirements to fund working capital, capital expenditures, acquisitions or other operational or strategic initiatives;

•	changes in the basis of taxation of our activities in various jurisdictions;

•	our ability to borrow or raise additional capital to satisfy our capital needs;

•

restrictions imposed by our existing, or any future, credit facilities, debt securities or leases, including restricted payment and leverage covenants that could limit our ability to make payments to holders of the Series B Preferred Shares;

•	limitations on dividends imposed by (i) our existing Series A Preferred Shares, (ii) any other future parity securities, or (iii) any future senior securities; and

•

limitations on cash payments to shareholders under Delaware law, including limitations that require dividend payments be made out of surplus or, subject to certain limitations, out of net profits for the then-current or preceding year in the event there is no surplus.

Based on its evaluation of these and other relevant factors, our board of directors may, in its sole discretion, decide not to declare a dividend on the Series B Preferred Shares for any quarterly period for any reason, regardless of whether we have funds legally available for such purpose. In such event, your sole recourse will be your rights as a holder of Series B Preferred Shares specified herein, including your right to cumulative dividends on the terms and conditions specified herein and your further right under certain specified circumstances to a higher dividend yield and limited conditional voting rights.

The Series B Preferred Shares represent perpetual equity interests.

The Series B Preferred Shares represent perpetual equity interests in us and, unlike our indebtedness, will not entitle the holders thereof to receive payment of a principal amount at a particular date. As a result, holders of the Series B Preferred Shares may be required to bear the financial risks of an investment in the Series B Preferred Shares for an indefinite period of time. In addition, the Series B Preferred Shares will rank junior to all our indebtedness and other liabilities, and to any other senior securities we may issue in the future with respect to assets available to satisfy claims against us.

The Series B Preferred Shares are a new issuance and do not have an established trading market, which may negatively affect their market value and your ability to transfer or sell your shares. In addition, the Series B Preferred Stock may trade at prices lower than the Offering Price.

The Series B Preferred Shares are a new issue of securities with no established trading market. In addition, since the Series B Preferred Shares have no stated maturity date, investors seeking liquidity will be limited to selling their shares in the secondary market absent redemption by us. We intend to apply to list the Series B Preferred Shares on the NYSE, but there can be no assurance that the NYSE will accept the Series B Preferred Shares for listing or that an active trading market on the NYSE for the Series B Preferred Shares will develop. Even if the shares are listed and a trading market develops, we cannot assure you that the Series B Preferred Shares will not be delisted or that trading will remain active. If either of these occur, the market price of the Series B Preferred Shares will likely be adversely affected and your ability to transfer your Series B Preferred Shares will be limited.

One of the factors that will influence the trading price of our Series B Preferred Shares will be the dividend yield on the Series B Preferred Shares relative to market interest rates. An increase in market interest rates, which are currently at low levels relative to historical rates, or in market dividend rates may reduce demand for our Series B Preferred Shares and would likely increase our borrowing costs and potentially decrease funds available for distribution. Accordingly, higher market interest rates could cause the market price of our Series B Preferred Shares to decrease.

If a trading market does develop on the NYSE, our Series B Preferred Shares may trade at prices lower than the offering price. The trading price of our Series B Preferred Shares will depend on many factors, including:

•	market liquidity and prevailing interest and dividend rates, each as discussed above;

•	the market price of our Series A Preferred Shares and common stock;

•	the market for similar securities of other issuers;

•

the total amount owed under our outstanding indebtedness, the aggregate liquidation preference of our outstanding preferred stock, and the total amount of dividends that we pay in respect of our common and preferred stock, which could be affected by our future incurrence of debt or issuance of additional securities;

•	general economic and financial market conditions, and general market and regulatory conditions prevailing in the shipping industry;

•	our financial condition, results of operations and prospects; and

•	our actual or perceived ability to make dividend or other payments in respect of our Series B Preferred Shares.

We have been advised by the underwriters that they intend to make a market in our Series B Preferred Shares prior to the commencement of any trading on the NYSE, but they are not obligated to do so and may discontinue any such market-making at any time without notice.

The Series B Preferred Shares have not been rated, and ratings of any other of our securities may affect the trading price of the Series B Preferred Shares.

We have not sought to obtain a rating for the Series B Preferred Shares, and the shares may never be rated. It is possible, however, that one or more rating agencies might independently determine to assign a rating to the Series B Preferred Shares or the Series A Preferred Shares, or that we may elect to obtain a rating of either or both of our series of preferred stock in the future. In addition, we may elect to issue other securities for which we may seek to obtain a rating. The market value of the Series B Preferred Shares could be adversely affected if:

•

any ratings assigned to the Series B Preferred Shares or the Series A Preferred Shares in the future or to other securities we issue in the future are lower than market expectations or are subsequently lowered or withdrawn, or

•	ratings for such other securities would imply a lower relative value for the Series B Preferred Shares.

Our Series B Preferred Shares are subordinated to our debt and lease obligations, and your interests could be diluted by our issuance of additional shares of preferred stock, including additional Series B Preferred Shares, and by other transactions.

Our Series B Preferred Shares are subordinated to all of our existing and future indebtedness, lease commitments and other liabilities. See “Description of the Preferred Shares – Ranking.” As of March 31, 2013, we had outstanding consolidated indebtedness and lease obligations of approximately $367 million. Additional indebtedness that we incur in the future could adversely affect our ability to pay dividends on, redeem or pay the liquidation preference in respect of our Series B Preferred Shares. Our existing indebtedness restricts, and our future indebtedness may include restrictions on, our ability to pay dividends to preferred shareholders.

Our charter currently authorizes the issuance, in one or more classes or series, of up to one million shares of preferred stock, 250,000 of which were issued on February 21, 2013 as our Series A Preferred Shares with an aggregate liquidation preference of $25 million (excluding accumulated dividends). We will be permitted, without notice to or consent of the holders of Series B Preferred Shares, to issue additional Series B Preferred Shares or other securities that have rights junior to such shares, and, in addition, to issue additional securities that have rights on parity with the Series B Preferred Shares if there are no cumulative dividends payable on outstanding Series B Preferred Shares in arrears, in each case up to the maximum aggregate number of authorized shares of our capital stock. See “Description of the Preferred Shares – General” and “– Ranking.” The issuance of additional preferred stock on parity with or senior to our Series B Preferred Shares:

•	would dilute the interests of the holders of our Series B Preferred Shares;

•	could adversely affect our ability to pay dividends on, redeem or pay the liquidation preference in respect of our Series B Preferred Shares; and

•	could confer rights and preferences on the holders of the new securities that otherwise adversely affect the rights and preferences of the holders of the Series B Preferred Shares.

See “– Risks Related To Our Series B Preferred Shares – We cannot assure you that quarterly dividends on, or any other payments in respect of, the Series B Preferred Shares will be made timely or at all.”

Except as provided under “Description of the Preferred Shares – Net Worth Covenant,” no provisions relating to our Series B Preferred Shares protect the holders of our Series B Preferred Shares in the event of a highly leveraged or other transaction, including a merger or the sale, lease or conveyance of all or substantially all our assets or business, any of which might adversely affect the holders of our Series B Preferred Shares. In addition, we are not required to redeem the Series B Preferred Shares upon a change of control, and the holders of Series B Preferred Shares do not have the right to convert the Series B Preferred Shares into our common stock in connection with a change of control. As a result of a merger or other change of control transaction in which we are not the acquiring or surviving entity, the Series B Preferred Shares could be exchanged for preferred securities of the acquiring or surviving entity without the consent of the holders of the Series B Preferred Shares. The preferred securities of the acquiring or surviving entity may not be listed or traded on a national securities exchange. Your ability to dispose of unlisted securities may be limited, if you have the ability to dispose of them at all. Furthermore, the acquiring or surviving entity may be highly leveraged and may be unable to pay dividends on the preferred securities issued in connection with any such transaction.

As a holder of Series B Preferred Shares you have extremely limited voting rights.

The voting rights of holders of Series B Preferred Shares will be extremely limited. Our common stock is the only class of our capital stock that carries full voting rights. Voting rights for holders of Series B Preferred Shares exist primarily with respect to (i) the ability to elect, voting together with the holders of any other class or series of our outstanding preferred stock having similar voting rights (including holders of our Series A Preferred Shares), two additional directors to our board of directors if we do not pay dividends on the Series B Preferred Shares for six or more consecutive or non-consecutive quarterly dividend periods, (ii) voting on amendments to our Certificate of Incorporation that adversely alter the rights of the holders of Series B Preferred Shares, and (iii) approving the issuance of additional classes or series of our preferred stock that are senior to, or in certain circumstances on parity with, the Series B Preferred Shares as to dividends and liquidation rights, in each case on the terms and subject to the limitations, restrictions and conditions specified elsewhere herein. For additional information on the terms of these limited conditional voting rights, see “Description of the Preferred Shares – Voting Rights.” The terms of the Series B Preferred Shares place no restrictions on our business, operations or ability to engage in any transactions, subject only to the limited voting rights referred to above.

In addition, in certain instances the above-described limited voting rights of the holders of the Series B Preferred Shares will be cast together with the holders of other outstanding classes or series of our preferred stock upon which like voting rights have been or will be conferred and are then exercisable, including our

Series A Preferred Shares. Consequently, the voting rights of holders of Series B Preferred Shares may be significantly diluted, and the holders of such other classes or series of preferred stock may be able to control or significantly influence the outcome of any such votes.

As a holding company, our ability to make payments in respect of the Series B Preferred Shares depends on the ability of our subsidiaries to transfer funds to us.

As discussed in greater detail above under “– Risks Related To Our Business – As a holding company with no operations of our own, we rely on payments by our operating companies to meet our obligations,” we rely on the ability of our subsidiaries to generate and lawfully transfer to us sufficient cash to declare and make dividend payments to the holders of our equity securities. Our ability to pay dividends or make other payments to the holders of our Series B Preferred Shares will be adversely affected if our subsidiaries are unable to generate and lawfully transfer such funds to us.

Investors should not expect us to redeem the Series B Preferred Shares on the date the Series B Preferred Shares becomes redeemable by the Company or on any particular date afterwards.

The shares of Series B Preferred Shares have no maturity or mandatory redemption date and are not redeemable at the option of investors under any circumstances. By their terms, the Series B Preferred Shares may be redeemed by us at our option either in whole or in part at any time on or after October 30, 2018 or, under certain circumstances, may be redeemed by us at our option, in whole, sooner than that date. See “Description of the Preferred Shares – Redemption.” Any decision we may make at any time regarding whether to redeem the Series B Preferred Shares will depend upon a wide variety of factors, including our evaluation of our capital position, our capital requirements and general market conditions at that time. See “– Risks Related To Our Series B Preferred Shares – We cannot assure you that quarterly dividends on, or any other payments in respect of, the Series B Preferred Shares will be made timely or at all.” You should not assume that we will redeem the Series B Preferred Shares at any particular time, or at all.

The Series B Preferred Shares are not convertible and purchasers may not necessarily realize a corresponding benefit if we prosper.

The Series B Preferred Shares will not be convertible into common shares or other of our securities and will not have exchange rights or be entitled or subject to any preemptive or similar rights. In addition, the Series B Preferred Shares will earn dividends at a fixed rate (subject to adjustment). Accordingly, as noted in greater detail above, the market value of the Series B Preferred Shares may depend on, among other things, dividend and interest rates for other securities and other investment alternatives and our actual and perceived ability to make dividend or other payments in respect of our Series B Preferred Shares. Moreover, our right to redeem the Series B Preferred Shares on or after October 30, 2018 or in the event of a change in control could impose a ceiling on their value. For all these reasons, holders of our Series B Preferred Shares may not necessarily realize a corresponding benefit if our performance or prospects improve or our common stock increases in value.

USE OF PROCEEDS

We expect to receive net proceeds from the sale of the shares offered hereby of approximately $         million, or $         million if the underwriters exercise their option to purchase additional Series B Preferred Shares in full (in each case after deducting underwriting discounts and our estimated offering expenses). We intend to use the net proceeds from this offering for working capital and other general corporate purposes, including (i) using a substantial portion thereof to fully repay, on the terms and conditions discussed further below, the $11.3 million due September 26, 2015 under our Variable Rate Note held by, along with one other co-lender, DnB NOR Bank ASA (an affiliate of one of our underwriters, DNB Markets, Inc.), and (ii) funding vessel acquisition, investment or refurbishment costs, including those contemplated by the proposed transactions discussed under “Prospectus Supplement Summary – International Shipholding Corporation – Recent Events – Investment and Financing Transactions.”

After reflecting the impact of interest rate swaps and associated margin adjustments in effect through the maturity date of the Variable Rate Note, we are currently paying an effective interest rate of 6.16% per year under this note. We believe the early repayment of this note and release of related collateral thereunder will help facilitate our currently-pending refinancing transaction with Regions Bank (an affiliate of one of our underwriters, Regions Securities LLC), which is discussed under “Prospectus Supplement Summary – International Shipholding Corporation – Recent Events – Investment and Financing Transactions.” If we do not or cannot complete the proposed refinancing transaction, we will likely refrain from repaying the Variable Rate Note and use the associated net proceeds from this offering for working capital or other general corporate purposes.

For more information about our relationships with both DNB Markets, Inc. and Regions Securities LLC, two of the underwriters for this offering, see “Underwriting (Conflicts of Interest) – Conflicts of Interest.”

Pending our use of the net proceeds from this offering, we intend to invest them in short-term investment grade, interest-bearing securities.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table sets forth unaudited information on the ratio of our earnings to fixed charges and preferred stock dividends on a consolidated basis for the periods presented. For purposes of the ratios presented below, (i) earnings consist of consolidated income from continuing operations before income taxes, equity in net income of unconsolidated entities, fixed charges and certain other expenses, (ii) fixed charges include consolidated interest expense, estimated interest on rent expense and interest capitalized, and (iii) preferred stock dividends consist of the preferred stock dividend costs of International Shipholding Corporation. For these purposes, our preferred stock dividend costs are deemed to represent the pre-tax earnings (using actual tax rates for each applicable period) required to fully pay accrued dividends in respect of our outstanding preferred stock.

(unaudited)

	Three Months Ended March 31, 2013(1)	Year Ended December 31,
		2012	2011	2010	2009	2008(2)
Ratio of earnings to fixed charges and preferred stock dividends	1.54	2.58	3.12	1.36	3.18	2.06

(1)	Does not reflect preferred stock dividend costs paid on April 30, 2013 with respect to our initial dividend payment on our Series A Preferred Shares issued on February 21, 2013.
(2)	As of February 4, 2008, we no longer had any shares of our 6% Convertible Exchangeable Preferred Stock outstanding.

CAPITALIZATION

The following table sets forth our unaudited consolidated capitalization as of March 31, 2013:

•	on an actual basis; and

•	on a pro forma basis giving effect to this offering.

You should read the following table in conjunction with “Use of Proceeds” herein and our consolidated financial statements and the notes thereto, which are incorporated by reference into this prospectus supplement and the accompanying prospectus.

	As of March 31, 2013
	Actual	Pro forma for this offering(1)
	(unaudited; dollars in thousands)
Long-term debt and liabilities:
Secured notes payable (including current maturities)	$189,789	$
Unsecured line of credit	26,255		26,255

Subtotal	216,044
Lease incentive obligation	5,962		5,962
Other	85,200		85,200

Total long-term debt and liabilities(2)	307,206

Stockholders’ equity:
9.50% Series A Preferred Shares, $1.00 par value, $100 liquidation preference per share, 650,000 shares authorized and 250,000 shares issued and outstanding	250		250
Series B Preferred Shares offered hereby	—
Common stock, $1.00 par value per share, 20,000,000 shares authorized and 7,225,945 shares issued and outstanding	8,638		8,638
Additional paid-in capital	109,652
Retained earnings	217,449
Treasury stock, 1,388,066 shares	(25,403)		(25,403)
Accumulated other comprehensive loss	(24,048)		(24,048)

Total stockholders’ equity	286,538

Total capitalization	$593,744	$

(1)	This column reflects our issuance of the Series B Preferred Shares and our anticipated use of the net proceeds thereof to prepay certain indebtedness, as if such events occurred on March 31, 2013. See “Use of Proceeds.”
(2)	Excludes amounts owed under non-capitalized leases.

DESCRIPTION OF THE PREFERRED SHARES

The following description of the Series B Preferred Shares does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of our Certificate of Incorporation, including the Certificate of Designations, Preferences and Rights of Preferred Stock relating to the Series B Preferred Shares, or the Certificate of Designations, which sets forth the rights, preferences and limitations of the Series B Preferred Shares. We plan to file the Certificate of Designations with the Secretary of State of the State of Delaware prior to the offering’s settlement date. When available, a copy of the Certificate of Designations may be obtained from us as described under “Where You Can Find More Information.”

General

Our Certificate of Incorporation authorizes us to issue up to 1,000,000 shares of preferred stock, par value $1.00 per share. As of the date of this prospectus supplement, we have outstanding 250,000 Series A Preferred Shares with an aggregate liquidation preference of $25 million (excluding accumulated dividends). The Series A Preferred Shares are listed on the NYSE under the symbol “ISH.PRA.” The last reported sales price of our outstanding Series A Preferred Shares on the NYSE on July 22, 2013 was $108.35 per share.

The Series B Preferred Shares are a new series of preferred shares. Upon completion of this offering, there will be          Series B Preferred Shares authorized, and              issued and outstanding (or              Series B Preferred Shares issued and outstanding if the underwriters fully exercise their option to purchase additional shares).

We may, without notice to or consent of the holders of the then-outstanding Series B Preferred Shares, authorize and issue additional Series B Preferred Shares as well as Junior Securities (as defined under “– Ranking”). Subject to the limitations described under “– Voting Rights,” we may also authorize and issue from time to time Parity Securities or Senior Securities (each as defined under “– Ranking”).

The rights of the holders of the Series B Preferred Shares will be subject to the rights of holders of our other securities currently outstanding or issued in the future. Holders of our Series A Preferred Shares are subject to rights, preferences and limitations on parity with, and substantially identical in most respects (excluding the dividend rate and related differences) to, those of the holders of the Series B Preferred Shares. The holders of our common shares are, to the extent permitted by law, entitled to receive, subject to the senior rights of the holders of any class or series of capital stock (including the Series B Preferred Shares and the Series A Preferred Shares) having preferential rights to receive dividend payments, any such dividends as may from time to time be declared by our board of directors. Upon any liquidation of our affairs, the holders of our common shares are entitled to receive distributions of our assets, after we have satisfied or made provision for our debts and other obligations and for payments due to the holders of shares of any class or series of capital stock (including the Series B Preferred Shares and the Series A Preferred Shares) having preferential rights to receive distributions of our assets under such circumstances. For additional information on the rights of holders of our capital stock, please read (i) “Description of Capital Stock” in the accompanying prospectus, and (ii) the reports on Form 8-A and 8-A/A referenced under the heading “Where You Can Find More Information.” For information on how our issuances of additional securities in the future could impact the holders of Series B Preferred Shares, see “Risk Factors – Risks Relating To Our Series B Preferred Shares.”

The Series B Preferred Shares will entitle the holders thereof to receive cumulative cash dividends when, as and if declared by our board of directors out of funds legally available for such purpose. When issued and paid for in the manner described in this prospectus supplement, the Series B Preferred Shares will be fully paid and nonassessable. Each Series B Preferred Share will have a fixed liquidation preference equal to $100.00 per share plus an amount equal to accumulated and unpaid dividends thereon to the date fixed for payment, whether or not declared. Please read “– Dividends” and “– Liquidation Rights,” below.

The Series B Preferred Shares will represent perpetual equity interests in us and, unlike our indebtedness, will not entitle the holders thereof to receive payment of a principal amount at a particular date. As such, the Series B Preferred Shares will rank junior to all of our indebtedness and other liabilities with respect to assets available to satisfy claims against us. Please read “– Ranking,” below.

The Series B Preferred Shares will not be convertible into common shares or other of our securities and will not have exchange rights or be entitled or subject to any preemptive or similar rights. The Series B Preferred Shares will not be subject to mandatory redemption or to any sinking fund requirements. The Series B Preferred Shares will be subject to redemption, in whole or in part, at our option commencing on October 30, 2018 and, under certain circumstances, subject to redemption, in whole, at our option sooner than that date. Please read “– Redemption.” Except as otherwise provided under “– Voting Rights,” holders of the Series B preferred Shares will have no voting rights.

All the Series B Preferred Shares will be represented by a single certificate issued to the Securities Depository (as defined below) and registered in the name of its nominee and, so long as a Securities Depository has been appointed and is serving, no person acquiring Series B Preferred Shares will be entitled to receive a certificate representing such shares, except under the limited circumstances described below under “– Book-Entry System.”

We have appointed American Stock Transfer & Trust Company, LLC as the registrar and transfer agent, or the Registrar and Transfer Agent, for the Series B Preferred Shares. The address of the Registrar and Transfer Agent is 6201 15th Avenue, Brooklyn, New York 11219.

For additional information concerning our Series B Preferred Shares, see “Risk Factors – Risks Related to Our Series B Preferred Shares.”

Ranking

The Series B Preferred Shares will, with respect to dividend distributions and distributions upon the liquidation of our affairs, rank:

•

senior to all classes of our common shares and to each other class or series of capital stock established after the original issue date of the Series B Preferred Shares that is not expressly made senior to or on parity with the Series B Preferred Shares as to the payment of dividends and amounts payable upon the liquidation of our affairs (collectively, “Junior Securities”);

•

pari passu with the Series A Preferred Shares and any other class or series of capital stock established after the original issue date of the Series B Preferred Shares that is not expressly subordinated or senior to the Series B Preferred Shares as to the payment of dividends and amounts payable upon the liquidation of our affairs (collectively, “Parity Securities”); and

•

junior to all of our indebtedness and other liabilities with respect to assets available to satisfy claims against us and each other class or series of capital stock expressly made senior to the Series B Preferred Shares as to the payment of dividends and amounts payable upon the liquidation of our affairs (collectively, “Senior Securities”).

Our board of directors has the authority to determine the preferences, powers, qualifications, limitations, restrictions and special or relative rights or privileges, if any, of any such class or series of securities before the issuance of any shares of that class or series. Our board of directors also has the power to determine the number of shares constituting each class or series of securities and to reclassify any of our previously-classified but unissued shares of securities of any class or series, from time to time, as one or more classes or series of newly-created securities.

Under the Certificate of Designations, we may issue, from time to time, additional Series B Preferred Shares or Junior Securities in one or more series without providing notice to, or receiving the consent of, the holders of the then-outstanding Series B Preferred Shares. Any such additional Series B Preferred Shares, together with the Series B Preferred Shares offered hereby, would constitute a single fungible series of shares under the Certificate of Designations. Our ability to issue Parity Securities, including additional Series A Preferred Shares, or Senior Securities is limited as described under “– Voting Rights.”

Other than the Series A Preferred Shares issued on February 21, 2013, the Series B Preferred Shares that we propose to issue hereunder and our currently outstanding common stock, we have no other class or series of capital stock outstanding on the date hereof.

As of March 31, 2013, our consolidated indebtedness and lease obligations were approximately $367 million, all of which rank either senior or effectively senior to the Series B Preferred Shares, and we had outstanding 250,000 shares of our Series A Preferred Shares ranking on parity with the Series B Preferred Shares.

Liquidation Rights

Subject to the rights of our creditors and the holders of any of our Senior Securities or Parity Securities (including our Series A Preferred Shares), the holders of outstanding Series B Preferred Shares will be entitled, in the event of any liquidation of our affairs, to receive a cash payment equal to the liquidation preference of $100.00 per share plus an amount equal to accumulated and unpaid dividends thereon (whether or not declared) to the date fixed for payment of such amount, and no more, before any distribution will be made to the holders of our common shares or any other Junior Securities. Each reference in this prospectus supplement to a “liquidation of our affairs” shall mean any liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary. A consolidation or merger of us with or into any other entity, individually or in a series of transactions, will not be deemed a liquidation of our affairs for this purpose. In the event that our assets available for distribution to holders of the outstanding Series B Preferred Shares and any outstanding Parity Securities are insufficient to permit payment of all such required amounts, our assets then remaining will be distributed among the holders of the outstanding Series B Preferred Shares and Parity Securities, ratably on the basis of their relative aggregate liquidation preferences. After payment of all required amounts to the holders of the outstanding Series B Preferred Shares and Parity Securities, our remaining assets and funds will be distributed among the holders of the common shares and any other Junior Securities then outstanding according to their respective rights, and the holders of outstanding Series B Preferred Shares and Parity Securities will have no right or claim to any of our remaining assets and funds.

Voting Rights

General. Holders of outstanding Series B Preferred Shares will have no voting rights except as set forth below or as otherwise provided by Delaware law.

Conditional Right to Elect Directors. If we do not pay dividends on the Series B Preferred Shares for six or more quarterly dividend periods, whether or not consecutive, then:

•

the number of directors constituting our board of directors will be automatically increased by two (but only if not already increased by two by reason of the election of directors by the holders of any other class or series of our outstanding preferred stock upon which like voting rights have been conferred and are then exercisable – including our Series A Preferred Shares, if applicable – and which are then entitled to vote as a class with the holders of the Series B Preferred Shares with respect to the election of those two directors); and

•

the holders of outstanding Series B Preferred Shares (voting together as a single class with the holders of any other class or series of our outstanding preferred stock upon which like voting rights have been conferred and are then exercisable – including our Series A Preferred Shares, if applicable – and which are then entitled to vote as a class with the holders of the Series B Preferred Shares with respect to the election of those two directors) will be entitled, at the next meeting of stockholders called for the election of directors and at each subsequent annual meeting, to elect two additional directors (the “Preferred Stock Directors”) to serve on our board of directors, until such time as all dividends accumulated and in arrears on the Series B Preferred Shares have been paid in full.

At the time such dividend arrearages have been paid in full, (i) the right of holders of outstanding Series B Preferred Shares to elect any Preferred Stock Directors will cease, (ii) the term of any such directors shall immediately terminate, and (iii) the number of directors constituting our board of directors shall be reduced accordingly. However, after the dividends accumulated and in arrears have been paid and such right of holders of Series B Preferred Shares and any such other holders of like voting rights to elect two Preferred Stock Directors has terminated, such right to elect two Preferred Stock Directors may be reinstated in the event of a subsequent failure to pay six additional quarterly dividends, as described above.

In no event whatsoever shall the total number of directors elected by holders of outstanding Series B Preferred Shares (whether voting separately or voting together as a single class with any other classes or series of our outstanding preferred stock upon which like voting rights have been conferred and are then exercisable – including our Series A Preferred Shares, if applicable – and which are then entitled to vote as a class with the holders of the Series B Preferred Shares in the election of such directors) pursuant to these voting rights exceed two.

If, at any time when the voting rights conferred upon the Series B Preferred Shares are exercisable, any vacancy in the office of a Preferred Stock Director shall occur, a successor shall be elected by our board of directors, upon the nomination of the then-remaining Preferred Stock Director or any successor thereof, or, in the absence of any such director, upon the nomination of the holders of a majority of the votes entitled to be cast by holders of outstanding Series B Preferred Shares and any other class or series of outstanding preferred stock upon which like voting rights have been conferred and are then exercisable (including holders of our Series A Preferred Shares, if applicable) and which are then entitled to vote as a class with holders of the Series B Preferred Shares with respect to the election of Preferred Stock Directors. Any Preferred Stock Director may be removed only by the affirmative vote or consent of a majority of the votes entitled to be cast by holders of outstanding Series B Preferred Shares and any other class or series of outstanding preferred stock upon which like voting rights have been conferred and are then exercisable (including holders of our Series A Preferred Shares, if applicable) and which are then entitled to vote as a class with the holders of the Series B Preferred Shares in the election of Preferred Stock Directors, and may not be removed by the holders of the Common Stock. Any Preferred Stock Directors elected by the holders of the Series B Preferred Shares and any other holders of like voting rights will be entitled to one vote per director on any matter on which our board of directors is entitled to vote.

Other Limited Voting Rights. Unless we have received the affirmative vote or consent of the holders of at least two-thirds of the outstanding Series B Preferred Shares, voting as a single class, we may not adopt any amendment to our Certificate of Incorporation that adversely alters the preferences, powers or rights of the holders of the Series B Preferred Shares.

In addition, unless we have received the affirmative vote or consent of the holders of at least two-thirds of the outstanding Series B Preferred Shares (voting together as a single class with the holders of any other outstanding Parity Securities upon which like voting rights have been conferred and are then exercisable – including the Series A Preferred Shares, if applicable – and which are then entitled to vote as a class with the holders of the Series B Preferred Shares with respect to such matters), we may not:

•	issue any Parity Securities if the cumulative dividends payable on outstanding Series B Preferred Shares are in arrears; or

•	issue any Senior Securities.

Notwithstanding the foregoing, we may amend without any such vote our Certificate of Incorporation to increase the authorized number of shares of our preferred stock or of any series thereof.

Other. On any of the above-referenced matters in which the holders of the Series B Preferred Stock are entitled to vote, such holders will be entitled to one vote per share. The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Series B Preferred Shares have been redeemed or called for redemption upon proper notice and sufficient funds have been deposited to effect such redemption.

Dividends

General. Holders of Series B Preferred Shares will be entitled to receive, when, as and if declared by our board of directors out of funds legally available for such purpose, cumulative cash dividends from and including                     , 2013. Each reference in this prospectus supplement to a declaration of dividends or other permissible action by our “board of directors” shall mean any such declaration made or action taken by our board of directors or a duly authorized committee thereof.

Dividend Rate. Dividends on Series B Preferred Shares will be cumulative, commencing , 2013, and payable on each Dividend Payment Date, commencing October 30, 2013, when, as and if declared by our board of directors out of funds legally available for such purpose. Subject to adjustment in the manner described below under “– Dividend Step-Up,” dividends on the Series B Preferred Shares will accrue at a rate of % per annum per $100.00 stated liquidation preference per Series B Preferred Share.

Dividend Payment Date. The “Dividend Payment Dates” for the Series B Preferred Shares will be each January 30, April 30, July 30 and October 30, commencing October 30, 2013. Dividends will accumulate in arrears each dividend period from and including the preceding Dividend Payment Date or the initial issue date, as the case may be, to but excluding the applicable Dividend Payment Date for such dividend period, and dividends will accrue on accumulated and unpaid dividends at the applicable dividend rate. If any Dividend Payment Date otherwise would fall on a day that is not a Business Day, declared dividends will be paid on the immediately succeeding Business Day without the accumulation of additional dividends. Dividends on the Series B Preferred Shares will be payable based on a 360-day year consisting of twelve 30-day months.

Payment of Dividends. Not later than the close of business, New York City time, on each Dividend Payment Date, we will pay those dividends, if any, on the Series B Preferred Shares that have been declared by our board of directors to the holders of such shares as such holders’ names appear on our stock transfer books maintained by the Registrar and Transfer Agent on the applicable record date. The applicable record date will be the Business Day immediately preceding the applicable Dividend Payment Date or such other date designated by our board of directors that is not more than 30 days nor less than 10 days prior to such Dividend Payment Date, except as otherwise provided below in the case of payments of dividends in arrears.

So long as the Series B Preferred Shares are held of record by the nominee of the Securities Depository, declared dividends will be paid to the Securities Depository in same-day funds on each Dividend Payment Date. The Securities Depository will be responsible for crediting accounts of its participants in accordance with the Securities Depository’s normal procedures. The participants will be responsible for holding or disbursing such payments to beneficial owners of the Series B Preferred Shares in accordance with the instructions of such beneficial owners.

No dividend may be declared or paid or set apart for payment on any Junior Securities (other than a dividend payable solely in shares of Junior Securities) unless (a) full cumulative dividends have been or contemporaneously are being paid or provided for on all outstanding Series B Preferred Shares and any outstanding Parity Securities through the most recent respective dividend payment dates and (b) we are in compliance with the Net Worth to Preferred Stock Ratio described below under “– Net Worth Covenant.” Accumulated dividends in arrears for any past dividend period may be declared by our board of directors and paid on any date fixed by our board of directors, whether or not a Dividend Payment Date, to holders of the Series B Preferred Shares on the record date for such payment, which may not be more than 60 days, nor less than 15 days, before such payment date. Subject to the next succeeding sentence, if all accumulated dividends in arrears on all outstanding Series B Preferred Shares and any outstanding Parity Securities have not been declared and paid, or sufficient funds for the payment thereof have not been set apart, payment of accumulated dividends in arrears will be made in order of their respective dividend payment dates, commencing with the earliest. If less than all dividends payable with respect to all Series B Preferred Shares and any Parity Securities are paid, any partial payment will be made pro rata with respect to the Series B Preferred Shares and any outstanding Parity Securities entitled to a dividend payment at such time in proportion to the aggregate amounts remaining due in respect of such shares at such time.

Holders of the Series B Preferred Shares will not be entitled to any dividend, whether payable in cash, property or stock, in excess of the full cumulative dividends described herein. Except insofar as dividends accrue on the amount of any accumulated and unpaid dividends as described under “– Dividends – Dividend Payment Date,” no interest or sum of money in lieu of interest will be payable in respect of any dividend payment which may be in arrears on the Series B Preferred Shares.

Dividend Step-Up. If we do not pay dividends in full on the Series B Preferred Shares on any two Dividend Payment Dates (whether consecutive or not), then the per annum dividend rate will increase by an additional 2.00% per $100.00 stated liquidation preference, or $2.00 per annum, or $0.50 per quarter, per Series B Preferred Share commencing on and after the day following such second Dividend Payment Date.

On each subsequent Dividend Payment Date on which cash dividends on the Series B Preferred Shares shall not be declared and paid, the annual dividend rate on the Series B Preferred Shares payable shall increase by an additional 2.00% per annum per $100.00 stated liquidation preference per Series B Preferred Share, up to a maximum annual dividend rate on the Series B Preferred Shares of     %.

Notwithstanding the foregoing, each such increase in the annual dividend rate on the Series B Preferred Shares will lapse if and when we have paid all accrued but unpaid dividends on the Series B Preferred Shares for three consecutive Dividend Payment Dates. The dividend rate will then return to the initial dividend rate set at issuance before any such increases had occurred, subject to the revesting of the right of holders of the Series B Preferred Shares to receive a per annum dividend rate increase on the terms and under the circumstances described above.

Redemption

Optional Redemption. Commencing on October 30, 2018, we may redeem, at our option, in whole or in part, the Series B Preferred Shares at a cash redemption price equal to $100.00 per share plus an amount equal to all accumulated and unpaid dividends thereon (whether or not declared) to, but not including, the date of redemption.

A written notice of optional redemption will be mailed, postage prepaid, not less than 30 days nor more than 60 days prior to the redemption date, addressed to the holders of record of our Series B Preferred Shares at their addresses as they appear on our stock transfer records. A failure to give such notice or any defect in the notice or in its mailing will not affect the validity of the proceedings for the optional redemption of the shares of Series B Preferred Shares, except as to any holder to whom notice was defective or not given. Each notice will state:

•	the redemption date;

•	the redemption price;

•

the number of Series B Preferred Shares to be redeemed and, if less than all outstanding Series B Preferred Shares are to be redeemed, the number (and the identification) of shares to be redeemed from such holder;

•	the place or places where the certificates, if any, evidencing the shares of Series B Preferred Shares to be redeemed are to be surrendered for payment;

•	that the shares of Series B Preferred Shares are being redeemed pursuant to our optional redemption right; and

•	that dividends on the shares to be redeemed will cease to accrue on such redemption date.

If fewer than all of the outstanding Series B Preferred Shares are to be redeemed, the number of shares to be redeemed will be determined by us, and those shares will be redeemed by lot or such other method of selection as the Securities Depository shall determine, with adjustments to avoid redemption of fractional shares. So long as all Series B Preferred Shares are held of record by the nominee of the Securities Depository, we will give notice, or cause notice to be given, to the Securities Depository of the number of Series B Preferred Shares to be redeemed, and the Securities Depository will determine the number of Series B Preferred Shares to be redeemed from the account of each of its participants holding such shares in its participant account. Thereafter, each participant holding more shares than the number subject to redemption will select the number of shares to be redeemed from each beneficial owner for whom it acts (including the participant, to the extent it holds Series B Preferred Shares for its own account). Under these circumstances, a participant may determine to redeem Series B Preferred Shares from some beneficial owners (including the participant itself) without redeeming Series B Preferred Shares from the accounts of other beneficial owners.

If only a portion of the Series B Preferred Shares represented by a certificate has been called for redemption, upon the actual or deemed surrender of the certificate to the Registrar and Transfer Agent, the Registrar and Transfer Agent will issue to the holder of such shares a new certificate (or adjust the applicable book-entry account) representing the number of Series B Preferred Shares represented by the surrendered certificate that have not been called for redemption.

Special Optional Redemption. Upon the occurrence of a Change of Control (as defined below), we may redeem, at our option, our Series B Preferred Shares, in whole, at any time within 120 days after the date on which such Change of Control has occurred, at a cash redemption price of $100.00 per share plus an amount equal to all accumulated and unpaid dividends thereon (whether or not declared) to, but not including, the date of redemption.

A written notice of special optional redemption will be mailed, postage prepaid, not less than 30 days nor more than 60 days prior to the redemption date, addressed to the holders of record of our Series B Preferred Shares at their addresses as they appear on our stock transfer records. A failure to give such notice or any defect in the notice or in its mailing will not affect the validity of the proceedings for the special optional redemption of the shares of Series B Preferred Shares, except as to any holder to whom notice was defective or not given. Each notice will state:

•	the redemption date;

•	the redemption price;

•	that all shares of Series B Preferred Shares are subject to redemption;

•	the place or places where the certificates, if any, evidencing the shares of Series B Preferred Shares are to be surrendered for payment;

•

that the shares of Series B Preferred Shares are being redeemed pursuant to our special optional redemption right in connection with the occurrence of a Change of Control, along with a brief description of the transaction or transactions constituting such Change of Control; and

•	that dividends on the shares to be redeemed will cease to accrue on such redemption date.

A “Change of Control” will be deemed to have occurred on the date: (i) that a “person” or “group” (within the meaning of Section 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 promulgated under the Exchange Act, except that a person or group shall be deemed to have beneficial ownership of all shares of voting stock that such person or group has the right to acquire regardless of when such right is first exercisable), directly or indirectly, of voting stock representing more than 50% of the total voting power of the voting stock of our company, or (ii) of the consummation of a merger or share exchange of our company with another entity where our stockholders immediately prior to the merger or share exchange would beneficially own, immediately after the merger or share exchange, shares representing less than 50% of the outstanding voting stock of the corporation issuing cash or securities in the merger or share exchange (without consideration of the rights of any class of stock to elect directors by a separate group vote), or where members of our board of directors immediately prior to the merger or share exchange would not immediately after the merger or share exchange constitute a majority of the members of the board of directors of the corporation issuing cash or securities in the merger or share exchange. “Voting stock” shall mean stock of any class or kind having the power to vote generally for the election of directors.

Procedures Applicable to All Redemptions. So long as the Series B Preferred Shares are held of record by the Securities Depository or its nominee, the redemption price will be paid by the Registrar and Transfer Agent to the Securities Depository on the redemption date. The Securities Depository’s normal procedures provide for it to distribute the amount of the redemption price in same-day funds to its participants who, in turn, are expected to distribute such funds to the persons for whom they are acting as agent.

If we give or cause to be given a notice of redemption, then we will deposit with the Registrar and Transfer Agent funds sufficient to redeem the Series B Preferred Shares as to which notice has been given by the close of business, New York City time, no later than the Business Day immediately preceding the date fixed for redemption, and will give the Registrar and Transfer Agent irrevocable instructions and authority to pay the redemption price to the holder or holders thereof upon the actual or deemed surrender of the certificates therefor. We will be entitled to receive from the Registrar and Transfer Agent the interest income, if any, earned on such funds deposited with the Registrar and Transfer Agent (to the extent that such interest income is not required to pay the redemption price of the shares to be redeemed), and the holders of any shares so redeemed will have no claim to any such interest income. Any funds deposited with the Registrar and Transfer Agent hereunder by us for any reason, including, but not limited to, redemption of Series B Preferred Shares, that remain unclaimed or unpaid after two years after the applicable redemption date or other payment date, shall be, to the extent permitted by law, repaid to us upon our written request, after which repayment the holders of the Series B Preferred Shares entitled to such redemption or other payment shall have recourse only to us.

Notwithstanding any notice of redemption, there will be no redemption of any Series B Preferred Shares called for redemption until funds sufficient to pay the full redemption price of such shares, including all accumulated and unpaid dividends thereon (whether or not declared) to the date of redemption, have been deposited by us with the Registrar and Transfer Agent.

If notice of redemption shall have been given that sufficient funds will be made available to holders of the Series B Preferred Shares by the date fixed for redemption, then from and after the date fixed for redemption, unless we default in providing funds sufficient for such redemption at the time and place specified for payment pursuant to the applicable redemption notice, all dividends on such shares will cease to accumulate and all rights of holders of such shares as our shareholders will cease, except the right to receive the redemption price, including an amount equal to accumulated and unpaid dividends thereon (whether or not declared ) to the date of redemption.

Other Provisions Applicable to All Redemptions or Purchases. Any optional or special optional redemption of the Series B Preferred Shares may be effected only out of funds legally available for such purpose.

Subject to compliance with all applicable laws, we and our affiliates may from time to time purchase the Series B Preferred Shares by tender, in the open market or by private agreements. Neither we nor any of our affiliates has any obligation, or any present plan or intention, to purchase any Series B Preferred Shares. Any shares repurchased and cancelled by us will revert to the status of authorized but unissued preferred shares, undesignated as to series.

Notwithstanding the foregoing, in the event as of any particular date that full cumulative dividends on the Series B Preferred Shares and any outstanding Parity Securities have not been paid or declared and set apart for payment, we may not repurchase, redeem or otherwise acquire, in whole or in part:

•

any Series B Preferred Shares or Parity Securities unless (i) all outstanding Series B Preferred Shares and Parity Securities are simultaneously redeemed; or (ii) any such repurchase, redemption or acquisition is effected pursuant to a purchase or exchange offer made on the same terms to all holders of Series B Preferred Shares and any Parity Securities; or

•	any common shares or other Junior Securities.

No Ratings

The Series B Preferred Shares will not be rated by any Nationally Recognized Statistical Rating Organization.

No Maturity

The Series B Preferred Shares will represent perpetual equity interests in us and, unlike our indebtedness, will not entitle the holders thereof to receive payment of a principal amount at a particular date. In addition, the Series B Preferred Shares will not obligate us to mandatorily redeem the Series B Preferred Stock at any time, maintain any sinking fund or otherwise require us to set aside funds to secure payments thereunder. Accordingly, the Series B Preferred Shares will remain outstanding indefinitely unless we decide to purchase them, whether pursuant to our optional redemption right, our special optional redemption right in connection with a Change of Control, or otherwise. Please read (i) “Description of the Preferred Shares – Redemption – Optional Redemption” and “– Special Optional Redemption” and (ii) “Risk Factors – Risks Relating To Our Series B Preferred Shares – The Series B Preferred Shares represent perpetual equity interests.”

Net Worth Covenant

The Certificate of Designations includes a restrictive covenant that we shall not permit the Net Worth to Preferred Stock Ratio to be less than 1.00.

Certain defined terms relevant to the covenant are set forth under “– Certain Definitions” below.

We will not declare, pay or set apart for payment any cash dividend on any Junior Securities unless we are in compliance with the foregoing covenant. Compliance with the foregoing covenant, which also applies to the Series A Preferred Shares, shall be measured on the last day of each of our fiscal quarters, commencing with the quarter that ended June 30, 2013. Within 60 days after the end of each fiscal quarter, we shall deliver to the Registrar and Transfer Agent an officer’s certificate confirming compliance with the covenant described above. Each such certificate will be made available to the holders of the Series B Preferred Shares upon written request to the Registrar and Transfer Agent. We shall mail, within five Business Days of the discovery thereof, to all holders of the Series B Preferred Shares and the Registrar and Transfer Agent, notice of any default in compliance with the covenant described above. Other than the limitation on our ability to pay dividends specified above in this paragraph, our failure to comply with the above-described covenant will have no effect on the preferences, powers or rights of the Series B Preferred Shares.

New Issue of Securities

The Series B Preferred Shares are a new issue of securities with no established trading market. We intend to apply to list our Series B Preferred Shares on the NYSE. If the application is approved, we expect trading of the Series B Preferred Shares to commence within 30 days after the initial delivery of the Series B Preferred Shares. For additional information, see “Underwriting (Conflicts of Interest) – New York Stock Exchange Listing.”

Settlement

We expect that the delivery of the Series B Preferred Shares will be made against payment therefor on or about                     , 2013.

Certain Definitions

For purposes of the foregoing provisions, the following definitions shall apply:

“Business Day” means a day on which the NYSE is open for trading and which is not a Saturday, a Sunday or other day on which banks in New York City are authorized or required by law to close.

“Cash and Cash Equivalents” means, as of any given Measurement Date, our cash and cash equivalents as determined in accordance with U.S. GAAP.

“Common Stock” means any of our capital stock that is not Preferred Stock.

“Intangible Assets” means, in respect of International Shipholding Corporation as of any given Measurement Date, the intangible assets of International Shipholding Corporation of the types, if any, presented in International Shipholding Corporation’s consolidated balance sheet as of such date.

“Measurement Date” means the last date of any fiscal quarter for which we are required to calculate our Net Worth to Preferred Stock Ratio.

“Nationally Recognized Statistical Rating Organization” means a nationally recognized statistical rating organization within the meaning of Rule 436 promulgated under the Securities Act.

“Net Worth” means, as of any given Measurement Date, the result of, without duplication:

(a)	Total Assets, less

(b)	Intangible Assets, less

(c)	Total Borrowings (without giving effect to any fair value adjustments pursuant to the Financial Accounting Standards Board Accounting Standards Codification 820).

“Net Worth to Preferred Stock Ratio” means, as of any given Measurement Date, the result of dividing (x) Net Worth as of such date by (y) the aggregate Preferred Stock Amount as of such date.

“Non-Recourse Liabilities” means, in respect of International Shipholding Corporation as of any given Measurement Date, the non-recourse liabilities as described in subparts (a)-(h) of the definition of Total Borrowings and of the types, if any, presented in International Shipholding Corporation’s consolidated balance sheet as of such date.

“Preferred Stock” means (i) our outstanding Series B Preferred Shares, (ii) our outstanding Series A Preferred Shares and (iii) any other class or series of our outstanding capital stock, however designated, which entitles the holder thereof to a preference with respect to the payment of dividends, or as to the distribution of assets upon any liquidation of our affairs, over shares of our Common Stock.

“Preferred Stock Amount” means, in respect of any series of outstanding Preferred Stock other than Junior Securities, the sum, without duplication, of (x) the aggregate liquidation preference of the outstanding shares of such Preferred Stock as of the relevant Measurement Date and (y) the aggregate amount of any accumulated and unpaid dividends in respect of the outstanding shares of such Preferred Stock as of the relevant Measurement Date.

“Total Assets” means, in respect of International Shipholding Corporation on a consolidated basis as of any given Measurement Date, the aggregate of the following, without duplication:

(a)	all of the assets of International Shipholding Corporation of the types presented on its consolidated balance sheet as of such date; less

(b)	Cash and Cash Equivalents; less

(c)	Non-Recourse Liabilities; and less

(d)	indebtedness under any vessel construction or ship purchase agreement (including novation and assignment and assumption agreements) that International Shipholding Corporation is required to record on its books under U.S. GAAP even though International Shipholding Corporation is no longer the legal owner of the vessel or legally obligated to take delivery of the vessel.

“Total Borrowings” means, in respect of International Shipholding Corporation on a consolidated basis as of any given Measurement Date, the aggregate of the following, without duplication:

(a)	the outstanding principal amount of any moneys borrowed; plus

(b)	the outstanding principal amount of any acceptance under any acceptance credit; plus

(c)	the outstanding principal amount of any bond, note, debenture or other similar instrument; plus

(d)	the book values of indebtedness under a lease, charter, hire purchase agreement or other similar arrangement which would, in accordance with U.S. GAAP, be treated as a finance or capital lease; plus

(e)	the outstanding principal amount of all moneys owing in connection with the sale or discounting of receivables (otherwise than on a non-recourse basis or which otherwise meet any requirements for de-recognition under U.S. GAAP); plus

(f)	the outstanding principal amount of any indebtedness arising from any deferred payment agreements arranged primarily as a method of raising finance or financing the acquisition of an asset (except trade payables); plus

(g)	any fixed or minimum premium payable on the repayment or redemption of any instrument referred to in clause (c) above; plus

(h)	the outstanding principal amount of any indebtedness of any person of a type referred to in the above clauses of this definition which is the subject of a guarantee given by International Shipholding Corporation to the extent that such guaranteed indebtedness is determined and given a value in respect of International Shipholding Corporation on a consolidated basis in accordance with U.S. GAAP; less

(i)	Cash and Cash Equivalents; less

(j)	Non-Recourse Liabilities.

Notwithstanding the foregoing, “Total Borrowings” shall not include any of the following:

(a)	indebtedness or obligations arising from derivative transactions, such as protecting against interest rate or currency fluctuations; and

(b)	indebtedness under any vessel construction or ship purchase agreement (including novation and assignment and assumption agreements) that International Shipholding Corporation is required to record on its books under U.S. GAAP even though International Shipholding Corporation is no longer the legal owner of the vessel or legally obligated to take delivery of the vessel.

“U.S. GAAP” means generally accepted accounting principles in the United States of America.

Interpretation

For purposes of the foregoing provisions and definitions, any accounting term, phrase, calculation, determination or treatment used, required or referred to in this “Net Worth Covenant” subsection is to be construed in accordance with U.S. GAAP in effect as of January 1, 2013.

Book-Entry System

All Series B Preferred Shares will be represented by a single global certificate issued to DTC and its successors or assigns or any other securities depository selected by us, or the Securities Depository, and registered in the name of its nominee (initially, Cede & Co.). The Series B Preferred Shares will continue to be represented by a single certificate registered in the name of the Securities Depository or its nominee, and no other holder of the Series B Preferred Shares will be entitled to receive a certificate evidencing such shares, except in limited circumstances. If (1) we elect or are required by law to terminate using the book-entry system, or (2) the Securities Depository notifies us that it is unwilling or unable to continue to act as a clearing system with respect to the Series B Preferred Shares or ceases to be a clearing agency registered under the Exchange Act, and a successor clearing system is not appointed by us within 60 days after receiving that notice from the Securities Depository or upon becoming aware that the Securities Depository is no longer so registered, then we will issue or cause to be issued individual certificates in registered form upon transfer of, or in exchange for, book-entry interests in the Series B Preferred Shares represented by the global security upon actual or deemed surrender of the global security for cancellation.

So long as the Securities Depository or its nominee is the sole record holder of the Series B Preferred Shares, no beneficial holder of the Series B Preferred Shares will be deemed to be a shareholder of us. Payments and communications made by us to holders of the Series B Preferred Shares will be duly made by making payments solely to, and communicating solely with, the Securities Depository. Accordingly, unless certificates are subsequently issued to beneficial holders of the Series B Preferred Shares in the manner described above, each purchaser of Series B Preferred Shares must rely on (1) the procedures of the Securities Depository and its participants to receive dividends, distributions, any redemption price, any liquidation preference payments or any notices relating thereto, or to direct the exercise of any voting or nominating rights, with respect to such Series B Preferred Shares, and (2) the records of the Securities Depository and its participants to evidence its beneficial ownership of such Series B Preferred Shares.

DTC, the initial Securities Depository, is a New York-chartered limited purpose trust company that performs services for its participants, some of whom, directly or indirectly through their representatives, own DTC. The Securities Depository maintains lists of its participants and will maintain records of the beneficial ownership interests held by its participants in the Series B Preferred Shares, whether as a beneficial holder of the Series B Preferred Shares for its own account or as a nominee for another beneficial holder of the Series B Preferred Shares. Transfers of beneficial ownership interests held through DTC participants will be accomplished by entries on the books and records of the DTC participants acting on behalf of the beneficial owners.

Initial settlement for the Series B Preferred Shares will be made in immediately available funds. Under currently applicable practices, secondary market trading between DTC’s participants will occur in the ordinary way in accordance with DTC’s rules and will be settled in immediately available funds using DTC’s same-day funds settlement system.

In those instances where a vote is required, neither DTC nor Cede & Co. itself will consent or vote with respect to the shares of Series B Preferred Shares. Under its usual procedures, DTC would mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy will assign Cede & Co.’s voting rights to those DTC participants whose accounts the Series B Preferred Shares are credited to on the record date.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee or stockholder of ours has any liability for any of our obligations under the Series B Preferred Shares or for any claim based on, in respect of, or by reason of such obligations or their creation. Each holder of the Series B Preferred Shares by accepting the Series B Preferred Shares waives and releases all such liability. This waiver and release are part of the consideration for issuance of the Series B Preferred Shares. Such waiver may not be effective to waive liabilities under the federal securities laws.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion summarizes the material U.S. federal income tax consequences that may be applicable to “U.S. holders” and “non-U.S. holders” (each as defined below) with respect to the purchase, ownership, and disposition of the Series B Preferred Shares offered by this prospectus supplement. This discussion only applies to purchasers who purchase and hold the Series B Preferred Shares as a capital asset within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”). This discussion does not describe all of the tax consequences that may be relevant to each purchaser or holder of Series B Preferred Shares in light of its particular circumstances.

This discussion is based upon provisions of the Code, Treasury regulations, rulings and judicial decisions as of the date hereof. These authorities may change, perhaps retroactively, or may be subject to different interpretations which could result in U.S. federal income tax consequences different from those summarized below. We cannot assure you that the IRS will not challenge one or more of the tax consequences described in this discussion, and we have not obtained, nor do we intend to obtain, a ruling from the IRS with respect to the U.S. federal tax consequences of acquiring, holding or disposing of the Series B Preferred Shares. This discussion does not address all aspects of U.S. federal income taxes (such as the alternative minimum tax) and does not describe any foreign, state, local or other tax considerations that may be relevant to a purchaser or holder of Series B Preferred Shares in light of their particular circumstances. In addition, this discussion does not describe the U.S. federal income tax consequences applicable to a purchaser or a holder of Series B Preferred Shares who is subject to special treatment under U.S. federal income tax laws (including a corporation that accumulates earnings to avoid U.S. federal income tax, a pass-through entity or an investor in a pass-through entity, a tax-exempt entity, pension or other employee benefit plans, financial institutions or broker-dealers, persons holding Series B Preferred Shares as part of a hedging or conversion transaction or straddle, a person subject to the alternative minimum tax, an insurance company, a regulated investment company or real estate trust, a United States holder whose functional currency is not the United States dollar, a person deemed to sell the Series B Preferred Shares under the constructive sale provisions of the Code, former U.S. citizens, or former long-term U.S. residents). We cannot assure you that a change in law will not significantly alter the tax considerations that we describe in this discussion.

If a partnership (or any other entity treated as a partnership for U.S. federal income tax purposes) holds Series B Preferred Shares, the U.S. federal income tax treatment of a partner of that partnership generally will depend upon the status of the partner and the activities of the partnership. If you are a partnership or a partner of a partnership holding the Series B Preferred Shares, you should consult your tax advisors as to the particular U.S. federal income tax consequences of holding and disposing of the Series B Preferred Shares.

THIS DISCUSSION IS PROVIDED FOR GENERAL INFORMATION ONLY AND DOES NOT CONSTITUTE LEGAL ADVICE TO ANY PROSPECTIVE PURCHASER OF OUR SERIES B PREFERRED SHARES. ADDITIONALLY, THIS DISCUSSION CANNOT BE USED BY ANY HOLDER FOR THE PURPOSE OF AVOIDING FEDERAL TAX PENALTIES THAT MAY BE IMPOSED ON SUCH HOLDER. IF YOU ARE CONSIDERING THE PURCHASE OF OUR SERIES B PREFERRED SHARES, YOU SHOULD CONSULT YOUR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF PURCHASING, OWNING AND DISPOSING OF OUR SERIES B PREFERRED SHARES IN LIGHT OF YOUR PARTICULAR CIRCUMSTANCES AND ANY CONSEQUENCES ARISING UNDER THE LAWS OF APPLICABLE STATE, LOCAL OR FOREIGN TAXING JURISDICTIONS. YOU SHOULD ALSO CONSULT WITH YOUR TAX ADVISORS CONCERNING ANY POSSIBLE ENACTMENT OF LEGISLATION THAT WOULD AFFECT YOUR INVESTMENT IN OUR SERIES B PREFERRED SHARES IN YOUR PARTICULAR CIRCUMSTANCES.

U.S. Holders

Subject to the qualifications set forth above, the following discussion summarizes the material U.S. federal income tax consequences of the purchase, ownership and disposition of the Series B Preferred Shares by “U.S. holders.” You are a “U.S. holder” if you are a beneficial owner of our Series B Preferred Shares and you are for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•

a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if it (a) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (b) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

U.S. holder: Distributions in General. In general, if distributions are made with respect to the Series B Preferred Shares, such distributions will be treated as dividends to the extent of our current and accumulated earnings and profits as determined under the Code. Any portion of a distribution that exceeds our current and accumulated earnings and profits will first be applied to reduce a U.S. holder’s tax basis in the Series B Preferred Shares, and the excess will be treated as gain from the disposition of the Series B Preferred Shares, the tax treatment of which is discussed below under “U.S. holder: Disposition of Series B Preferred Shares, Including Redemptions.”

Distributions treated as dividends that are received by individual holders of Series B Preferred Shares are subject to a reduced maximum tax rate if such dividends are treated as “qualified dividend income” for U.S. federal income tax purposes. The rate reduction does not apply to dividends received to the extent that the individual stockholder elects to treat the dividends as “investment income,” which may be offset against investment expenses. Furthermore, the rate reduction does not apply to dividends that are paid to individual stockholders with respect to the Series B Preferred Shares that are held for 60 days or less during the 121-day period beginning on the date which is 60 days before the date on which the Series B Preferred Shares become ex-dividend.

Distributions treated as dividends that are received by corporations generally will be eligible for the dividends-received deduction. Generally, this deduction is allowed if the underlying stock is held for at least 46 days during the 91 day period beginning on the date 45 days before the ex-dividend date of the stock, and for cumulative preferred securities with an arrearage of dividends, the holding period is at least 91 days during the 181 day period beginning on the date 90 days before the ex-dividend date of the stock. Each domestic corporate holder of Series B Preferred Shares is urged to consult with its tax advisors with respect to the eligibility for and amount of any dividends received deduction.

U.S. holder: Medicare Tax. For taxable years beginning after December 31, 2012, certain United States holders who are individuals, estates or trusts will be subject to a 3.8% Medicare tax on the lesser of (1) the United States holder’s “net investment income” for the relevant taxable year (undistributed net investment income in the case of an estate or trust) and (2) the excess of the United States holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual’s circumstances). A United States holder’s net investment income will generally include its dividend income and its net gains from the disposition of Series B Preferred Shares, unless such dividend income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a United States holder that is an individual, estate or trust, you are urged to consult your own tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the Series B Preferred Shares.

U.S. holder: Disposition of Series B Preferred Shares, Including Redemptions. Upon any sale, exchange, redemption (except as discussed below), or other disposition of the Series B Preferred Shares, a U.S. holder generally will recognize capital gain or loss equal to the difference between the amount realized by the U.S. holder on the sale, exchange, redemption (except as discussed below), or other disposition, and the U.S. holder’s adjusted tax basis in the Series B Preferred Shares. Such capital gain or loss will be long-term capital gain or loss if the U.S. holder’s holding period for the Series B Preferred Shares is longer than one year. Long-term capital gains are subject to reduced maximum tax rates. A U.S. holder should consult its own tax advisors with respect to applicable tax rates and netting rules for capital gains and losses. Certain limitations exist on the deduction of capital losses by both corporate and non-corporate taxpayers.

A redemption of shares of the Series B Preferred Shares will generally be a taxable event. If the redemption is treated as a sale or exchange, instead of a dividend, a U.S. holder generally will recognize capital gain or loss (which will be long-term capital gain or loss, if the U.S. holder’s holding period for such Series B Preferred Shares exceeds one year at the time of the redemption), equal to the difference between the amount realized by the U.S. holder and the U.S. holder’s adjusted tax basis in the Series B Preferred Shares redeemed, except to the extent that any cash received is attributable to any accrued but unpaid dividends on the Series B Preferred Shares, which generally will be subject to the rules discussed above in “U.S. holder: Distributions in General.” A payment made in redemption of Series B Preferred Shares may be treated as a dividend, rather than as payment in exchange for the Series B Preferred Shares, unless the redemption:

•	is “not essentially equivalent to a dividend” with respect to a U.S. holder under Section 302(b)(1) of the Code;

•	is a “substantially disproportionate” redemption with respect to a U.S. holder under Section 302(b)(2) of the Code;

•	results in a “complete redemption” of a U.S. holder’s stock interest in us under Section 302(b)(3) of the Code; or

•	is a redemption of stock held by a non-corporate shareholder, where such redemption results in a partial liquidation of us under Section 302(b)(4) of the Code.

In determining whether any of these tests has been met, a U.S. holder must take into account not only shares of Series B Preferred Shares and our common stock that the U.S. holder actually owns, but also shares that the U.S. holder constructively owns within the meaning of Section 318 of the Code.

A redemption payment will be treated as “not essentially equivalent to a dividend” if it results in a “meaningful reduction” in a U.S. holder’s aggregate stock interest in us, which will depend on the U.S. holder’s particular facts and circumstances at such time.

Satisfaction of the “complete redemption” and “substantially disproportionate” exceptions is dependent upon compliance with the objective tests set forth in Section 302(b)(3) and Section 302(b)(2) of the Code. A redemption will result in a “complete redemption” if either all of our stock actually and constructively owned by a U.S. holder is redeemed or all of our stock actually owned by the U.S. holder is redeemed and the U.S. holder is eligible to waive, and the U.S. holder effectively waives, the attribution of our stock constructively owned by the U.S. holder in accordance with the procedures described in Section 302(c)(2) of Code. A redemption does not qualify for the “substantially disproportionate” exception if the stock redeemed is only non-voting stock, and for this purpose, stock which does not have voting rights until the occurrence of an event is not voting stock until the occurrence of the specified event. Accordingly, any redemption of Series B Preferred Shares will likely not qualify for this exception because the voting rights are limited as provided in the “Description of the Preferred Shares – Voting Rights.”

For purposes of the “redemption from non-corporate shareholders in a partial liquidation” test, a distribution will be treated as in partial liquidation of a corporation if the distribution is not essentially equivalent to a dividend (determined at the corporate level rather than the shareholder level) and the distribution is pursuant to a plan and occurs within the taxable year in which the plan was adopted or within the succeeding taxable year. For these purposes, a distribution is generally not essentially equivalent to a dividend if the distribution results in a corporate contraction. The determination of what constitutes a corporate contraction is generally factual in nature and has been interpreted under case law to include the termination of a business or line of businesses.

If none of the foregoing tests result in sale or exchange treatment upon redemption, and instead a redemption payment is treated as a dividend distribution, the rules discussed above in “U.S. holder: Distributions in General” apply.

Because of the factual nature of the foregoing tests, each U.S. holder of Series B Preferred Shares should consult its own tax advisors to determine whether a payment made in redemption of Series B Preferred Shares will be treated as a dividend or as payment in exchange for the Series B Preferred Shares.

U.S. holder: Information Reporting and Backup Withholding. Information reporting and backup withholding may apply with respect to payments of dividends on the Series B Preferred Shares and to certain payments of proceeds on the sale or other disposition of the Series B Preferred Shares. Certain non-corporate U.S. holders may be subject to U.S. backup withholding (currently at a rate of 28%) on payments of dividends on the Series B Preferred Shares and certain payments of proceeds on the sale or other disposition of the Series B Preferred Shares unless the beneficial owner of such Series B Preferred Shares furnishes the payor or its agent with a taxpayer identification number, certified under penalties of perjury, and certain other information, or otherwise establishes, in the manner prescribed by law, an exemption from backup withholding.

U.S. backup withholding tax is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability, which may entitle the U.S. holder to a refund, provided the U.S. holder timely furnishes the required information to the IRS.

Non-U.S. Holders

Subject to the qualifications set forth above under the caption “Material U.S. Federal Income Tax Consequences,” the following discussion summarizes the material U.S. federal income tax consequences of the purchase, ownership and disposition of the Series B Preferred Shares by certain “non-U.S. holders” (as defined below). For purposes of this discussion, you are a “non-U.S. holder” if you are a beneficial owner of Series B Preferred Shares and you are an individual, corporation, estate or trust that is not a “U.S. holder.”

Non-U.S. holder: Distributions on the Series B Preferred Shares. In general, if distributions are made with respect to the Series B Preferred Shares, such distributions will be treated as dividends to the extent of our current and accumulated earnings and profits as determined under the Code and will be subject to withholding as discussed below. Any portion of a distribution that exceeds our current and accumulated earnings and profits will first be applied to reduce the non-U.S. holder’s basis in the Series B Preferred Shares and, to the extent such portion exceeds the non-U.S. holder’s basis, the excess will be treated as gain from the disposition of the Series B Preferred Shares, the tax treatment of which is discussed below under “Non-U.S. holder: Disposition of Series B Preferred Shares, Including Redemptions.”

Dividends paid to a non-U.S. holder of the Series B Preferred Shares will generally be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. But, dividends that are effectively connected with the conduct of a trade or business by the non-U.S. holder within the United States (and, where a tax treaty applies, are attributable to a permanent establishment maintained by the non-U.S. holder in the United States) are not subject to the withholding tax, provided certain certification and disclosure requirements are satisfied, including by providing a properly executed IRS Form W-8ECI (or other applicable form). Instead, such dividends will be subject to U.S. federal income tax on a net income basis in the same manner as if the non-U.S. holder were a United States person as defined under the Code, unless an applicable income tax treaty provides otherwise. Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

A non-U.S. holder of the Series B Preferred Shares who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for dividends will be required to (a) complete IRS Form W-8BEN (or other applicable form) and certify under penalty of perjury that such holder is not a United States person as defined under the Code and is eligible for treaty benefits, or (b) if the Series B Preferred Shares are held through certain foreign intermediaries, satisfy the relevant certification requirements of applicable Treasury regulations.

A non-U.S. holder of the Series B Preferred Shares eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Non-U.S. holder: Disposition of Series B Preferred Shares, Including Redemptions. Any gain realized by a non-U.S. holder on the disposition of the Series B Preferred Shares will generally not be subject to U.S. federal income or withholding tax unless:

•

the gain is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the non-U.S. holder in the United States); or

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met.

A non-U.S. holder described in the first bullet point immediately above will generally be subject to tax on the net gain derived from the sale under regular graduated U.S. federal income tax rates in the same manner as if the non-U.S. holder were a United States person as defined under the Code and, if it is a corporation, may be subject to the branch profits tax equal to 30% of its effectively connected earnings and profits or at such lower rate as may be specified by an applicable income tax treaty. An individual non-U.S. holder described in the second bullet point immediately above will be subject to a flat 30% tax (unless an applicable income tax treaty provides for a lower rate) on the gain derived from the sale, which may be offset by U.S. source capital losses, even though the individual is not considered a resident of the United States.

If a non-U.S. holder is subject to U.S. federal income tax on any disposition of the Series B Preferred Shares, upon any sale, exchange, redemption (except as discussed below), or other disposition of the Series B Preferred Shares, such a non-U.S. holder will recognize capital gain or loss equal to the difference between the amount realized by the non-U.S. holder on any sale, exchange, redemption (except as discussed below), or other disposition, and the non-U.S. holder’s adjusted tax basis in the Series B Preferred Shares. Such capital gain or loss will be long-term capital gain or loss if the non-U.S. holder’s holding period for the Series B Preferred Shares is longer than one year. A non-U.S. holder should consult its own tax advisors with respect to applicable tax rates and netting rules for capital gains and losses. Certain limitations exist on the deduction of capital losses by both corporate and non-corporate taxpayers.

If a non-U.S. holder is subject to U.S. federal income tax on any disposition of the Series B Preferred Shares, a redemption of shares of the Series B Preferred Shares will be a taxable event. If the redemption is treated as a sale or exchange, instead of a dividend, a non-U.S. holder generally will recognize capital gain or loss (either short or long term capital gain or loss, as discussed above) equal to the difference between the amount of cash received and fair market value of property received and the non-U.S. holder’s adjusted tax basis in the Series B Preferred Shares redeemed, except that to the extent that any cash received is attributable to any accrued but unpaid dividends on the Series B Preferred Shares, which generally will be subject to the rules discussed above in “ Non-U.S. holder: Distributions on the Series B Preferred Shares, Including Redemptions.” A payment made in redemption of Series B Preferred Shares may be treated as a dividend, rather than as payment in exchange for the Series B Preferred Shares, in the same circumstances discussed above under “U.S. holder: Disposition of Series B Preferred Shares, Including Redemptions.” Each non-U.S. holder of Series B Preferred Shares should consult its own tax advisors to determine whether a payment made in redemption of Series B Preferred Shares will be treated as a dividend or as payment in exchange for the Series B Preferred Shares.

Non-U.S. holder: Information Reporting and Backup Withholding. We must report annually to the IRS and to each non-U.S. holder the amount of dividends paid to such non-U.S. holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty.

A non-U.S. holder will not be subject to backup withholding on dividends paid to such non-U.S. holder as long as such non-U.S. holder certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that such non-U.S. holder is a United States person as defined under the Code), or such non-U.S. holder otherwise establishes an exemption.

Depending on the circumstances, information reporting and backup withholding may apply to the proceeds received from a sale or other disposition of the Series B Preferred Shares, unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person as defined under the Code), or such owner otherwise establishes an exemption.

U.S. backup withholding tax is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

The Foreign Account Tax Compliance Act provisions of the Hiring Incentives to Restore Employment Act, generally referred to as FATCA, when applicable, will impose a U.S. federal withholding tax of 30% on certain payments to “foreign financial institutions” (which are broadly defined for this purpose and generally include investment vehicles) and certain non-financial foreign entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of certain interests in or accounts with those entities) have been satisfied. Under guidance recently issued by the IRS, these rules generally apply to dividends in respect of securities such as the Series B Preferred Shares paid on or after July 1, 2014, and to gross proceeds from the sale or other disposition of securities such as the Series B Preferred Shares paid on or after January 1, 2017. We will not pay any additional amounts in respect of any amounts withheld under FATCA. Prospective non-United States holders should consult their own tax advisors regarding the implications of FATCA, the related Treasury Regulations, and other recent IRS guidance on their investment in our Series B Preferred Shares.

UNDERWRITING (CONFLICTS OF INTEREST)

General

Under the terms and conditions set forth in the underwriting agreement, dated the date of this prospectus supplement, we have agreed to sell to each of the underwriters named below, and each of the underwriters has agreed, severally but not jointly, to purchase, the number of shares set forth opposite its name below:

Underwriter	Number of Shares
Incapital LLC
DNB Markets, Inc.
Sterne, Agee & Leach, Inc.
Euro Pacific Capital Inc.
Regions Securities LLC

Total

If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

The underwriters have an option to buy up to              additional Series B Preferred Shares solely to cover over-allotments, if any. The underwriters have 30 days from the date of this prospectus supplement to exercise this option. If any shares are purchased with this option, the underwriters will purchase shares in approximately the same proportion as shown in the table above. If any additional Series B Preferred Shares are purchased, the underwriters will offer the additional shares on the same terms on which the shares are being offered.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriting agreement provides that the underwriters’ obligation to purchase the Series B Preferred Shares depends on the satisfaction of the conditions contained in the underwriting agreement including:

•	the representations and warranties made by us to the underwriters are true;

•	there is no material change in our business or in the financial markets; and

•	we deliver customary closing documents to the underwriters.

Commissions and Expenses

The underwriters propose initially to offer the Series B Preferred Shares to the public at the public offering price set forth on the cover page of this prospectus and to dealers, if any, at that price less a concession not in excess of $         per Series B Preferred Share. The underwriters may allow, and the dealers may reallow, a discount not in excess of $         per share to other dealers. After the initial offering, the public offering price, concession or any other term of the offering may be changed.

The following table shows the public offering price, underwriting discount and net proceeds before expenses to us.

	Per Share		Total
	Without Option to Purchase Additional Shares	With Option to Purchase Additional Shares(1)	Without Option to Purchase Additional Shares	Option to Purchase Additional Shares(1)
Public offering price	$	$	$	$
Underwriting discounts paid by us	$	$	$	$
Net proceeds to us, before expenses	$	$	$	$

(1)	Assuming the option is exercised in full.

The expenses of the offering, not including the underwriting discount, are estimated at $         and are payable by us.

Lock-Up Agreements

For a period of 90 days after the date of the underwriting agreement, each of our directors and executive officers have agreed that they will not, directly or indirectly, offer, sell, contract to sell, assign, transfer, pledge, grant any option for the purchase or sale of, make any short sale, or otherwise dispose of any Series B Preferred Shares, any Series A Preferred Shares, or any options or warrants to purchase any such shares, whether acquired before, on or after the settlement date for this offering, owned directly by them (including holding as a custodian) or with respect to which they have beneficial ownership within the rules and regulations of the SEC without, in each case, the prior written consent of the underwriters. Similarly, for a period of 90 days after the date of the underwriting agreement, we have agreed that we will not offer, sell, contract to sell or otherwise dispose of any Series B Preferred Shares or any Series A Preferred Shares without the prior written consent of the underwriters. However, in the event that either (i) during the last 17 days of the 90-day “lock-up” period, we release earnings results or material news or a material event relating to us occurs or (ii) prior to the expiration of the “lock-up” period, we announce that we will release earnings results during the 16-day period beginning on the last day of the “lock-up” period, and, in either the case of clause (i) or (ii) immediately above, the safe harbor pursuant to Rule 139 promulgated under the Securities Act is not available to the underwriters, then the restrictions imposed by these “lock-up” agreements shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless the underwriters waive, in writing, such continuance.

NYSE Listing

The Series B Preferred Shares are a new issue of securities with no established trading market. We intend to apply to list our Series B Preferred Shares on the NYSE. If the application is approved, we expect trading of the Series B Preferred Shares to commence within 30 days after the initial delivery of the Series B Preferred Shares. The underwriters have advised us that they intend to make a market in the Series B Preferred Shares prior to commencement of any trading on the NYSE, but are not obligated to do so and may discontinue any such market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Series B Preferred Shares. For additional information, see “Risk Factors – Risks Relating To Our Series B Preferred Shares – The Series B Preferred Shares are a new issuance and do not have an established trading market, which may negatively affect their market value and your ability to transfer or sell your shares. In addition, the Series B Preferred Stock may trade at prices lower than the Offering Price.”

Stabilization

Until the distribution of the Series B Preferred Shares is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing our Series B Preferred Shares. However, the underwriters may engage in transactions that have the effect of stabilizing the price of the Series B Preferred Shares, such as bids or purchases that peg, fix or maintain that price.

In connection with the offering, the underwriters may purchase and sell our Series B Preferred Shares in the open market. These transactions may include stabilizing transactions, short sales, and purchases on the open market to cover positions created by short sales. Stabilizing transactions consist of various activities such as purchases of Series B Preferred Shares made by the underwriters in the open market prior to the completion of the offering. Short sales involve the sale by the underwriters of a greater number of Series B Preferred Shares than they are required to purchase in the offering. Short sales may be “covered” shorts, which are short positions in an amount not greater than the underwriters’ option to purchase additional shares referred to above, or may be “naked” shorts, which are short positions in excess of that amount. The underwriters may close out any covered short position either by exercising their option to purchase additional shares, in whole or in part, or by purchasing our Series B Preferred Shares in the open market. In making this determination, the underwriters will consider, among other things, the price of our Series B Preferred Shares available for purchase in the open market compared to the price at which the underwriters may purchase our Series B Preferred Shares through the option. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Series B Preferred Shares in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriters create a naked short position, they will purchase our Series B Preferred Shares in the open market to cover the position.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our Series B Preferred Shares or preventing or retarding a decline in the market price of our Series B Preferred Shares. As a result, the price of our Series B Preferred Shares may be higher than the price that might otherwise exist in the open market.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our Series B Preferred Shares. In addition, neither we nor any of the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice. These transactions may be effected on the NYSE.

Trading Prior to Settlement

We expect to deliver the Series B Preferred Shares against payment for the shares on or about                     , 2013, which will be the fifth business day following the date of the pricing of the Series B Preferred Shares. Pursuant to Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade Series B Preferred Shares on the date of pricing or the next succeeding business day will be required, by virtue of the fact that the Series B Preferred Shares are expected to settle on                     , 2013, to specify alternative settlement arrangements to prevent a failed settlement.

Electronic Distribution

In connection with the offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.

Conflicts of Interest

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their affiliates have, from time to time, provided, and may in the future provide, various investment banking or financial advisory services to us (including (i) underwriting services of Incapital LLC and DNB Markets, Inc. in connection with the issuance of our Series A Preferred Shares on February 21, 2013, and (ii) financial advisory services of DNB Markets, Inc. in connection with our 2012 UOS acquisition), for which they have received or will receive customary fees and expenses. Regions Bank and Regions Equipment Finance Corporation, affiliates of Regions Securities LLC, and DnB NOR Bank ASA, an affiliate of DNB Markets, Inc., have all provided us with financing in the past and currently. Such financing includes three credit agreements under which we currently owe $60.3 million, half of which is owed to DnB NOR Bank ASA, as co-lender, including the Variable Rate Note discussed in more detail below. We also have a Revolving Credit Facility that matures in September 2014 to which Regions Bank has committed $15 million, as well as a $60 million vessel sale-leaseback financing arrangement in which Regions Equipment Finance Corporation has a 50% interest. Further, we are currently engaged in negotiations with Regions Bank regarding a new secured debt facility designed to replace certain other existing debt facilities, although there is no guarantee that these negotiations with Regions Bank will succeed or that the new secured debt facility will ultimately be consummated. For more information relating to the proposed refinancing transaction, see “Prospectus Supplement Summary – International Shipholding Corporation – Recent Events – Investment and Financing Transactions.”

On the terms and conditions discussed under “Use of Proceeds,” we anticipate using a substantial portion of the net proceeds of this offering to fully repay the $11.3 million due under our Variable Rate Note scheduled to mature on September 26, 2015. An affiliate of DNB Markets, Inc. owns a 50% interest in the note. Because more than 5% of the net proceeds of this offering are expected to be directed to an affiliate of DNB Markets, Inc., DNB Markets, Inc. has a “conflict of interest” pursuant to Rule 5121 of FINRA. Accordingly, this offering is being made in compliance with the requirements of FINRA Rule 5121. Pursuant to that rule, the appointment of a “qualified independent underwriter” (as such term is defined in FINRA Rule 5121) is not necessary in connection with this offering because Incapital LLC, our sole structuring agent for this offering and the underwriter primarily responsible for managing this offering, does not have a conflict of interest, is not an affiliate of any underwriter that has a conflict of interest, and meets the requirements of paragraph (f)(12)(E) of FINRA Rule 5121. DNB Markets, Inc. will not (i) confirm sales of Series B Preferred Shares to any account over which it exercises discretionary authority without the prior written approval of the customer, or (ii) have responsibility for the underwriters’ due diligence process relating to the offering.

LEGAL MATTERS

The validity of the issuance of the Series B Preferred Shares being offered in this prospectus supplement have been passed on for us by Jones Walker L.L.P., New Orleans, Louisiana. Certain matters related to this offering will be passed upon for the underwriters by Squire Sanders (US) LLP, Cleveland, Ohio.

EXPERTS

The financial statements as of December 31, 2012 and for the two years ended December 31, 2012 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2012 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of such firm as experts in auditing and accounting.

The consolidated financial statements of International Shipholding Corporation for the year ended December 31, 2010 appearing in International Shipholding Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2012, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon the report of Ernst & Young LLP pertaining to such consolidated financial statements given on the authority of such firm as experts in accounting and auditing.

The financial statements of U.S. United Ocean Services, LLC at December 31, 2011 and for two years in the period ended December 31, 2011, have been audited by Warren Averett, LLC, independent auditors, as set forth in their report thereon included therein, and incorporated herein by reference. Such financial statements are incorporated herein in reliance upon the report of Warren Averett, LLC pertaining to such financial statements given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS

$200,000,000

International Shipholding Corporation

COMMON STOCK

PREFERRED STOCK

DEBT SECURITIES

WARRANTS

UNITS

We may from time to time sell common stock, preferred stock, debt securities, warrants and units in one or more offerings. The aggregate initial offering price of all securities sold under this prospectus will not exceed $200,000,000. The securities described in this prospectus may be convertible into or exercisable or exchangeable for other securities. The securities offered by this prospectus may be sold separately, together or in combination with any other securities offered hereby.

This prospectus provides a general description of the securities we may offer. Each time we sell securities, we will provide specific amounts, prices and terms of the securities offered in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. Before you invest in any securities, you should read carefully this prospectus and the applicable prospectus supplement, together with the additional information described below.

We may sell these securities directly to our stockholders or to purchasers or through underwriters, dealers or other agents as designated from time to time.

Our common stock is listed on the New York Stock Exchange under the trading symbol “ISH.”

Investing in these securities involves certain risks. See the information included and incorporated by reference in this prospectus and any accompanying prospectus supplement for a discussion of the factors you should carefully consider before deciding to purchase these securities, including the information under “Risk Factors” in our most recent annual report on Form 10-K, and in our subsequent quarterly reports, filed with the Securities and Exchange Commission.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 27, 2010.

You should rely only on the information contained in or incorporated by reference in this prospectus, in any accompanying prospectus supplement or in any free writing prospectus filed by us with the Securities or Exchange Commission, or SEC. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus or in any accompanying prospectus supplement is accurate as of any date other than the date on the front cover of those documents. The information contained in our website, www.intship.com, is not a part of this prospectus, any prospectus supplement or any free writing prospectus.

The terms “Company,” “we,” “us” and “our” refer to International Shipholding Corporation, and not any of our subsidiaries (unless the context otherwise requires and except in connection with the description of our business under the heading “International Shipholding Corporation,” where such terms refer to the consolidated operations of the Company and its subsidiaries). The term “newbuildings” means a vessel that is under construction.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. These summaries are not meant to be a complete description of such securities. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the amounts, prices and terms of the securities offered, which may differ from or supersede some or all of the general terms summarized in this prospectus. The prospectus supplement may also add, update or change other information contained in or incorporated into this prospectus. You should read both this prospectus and any prospectus supplement, together with additional information described under the heading “Where You Can Find More Information.”

We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you.

INTERNATIONAL SHIPHOLDING CORPORATION

Through our subsidiaries, we operate a diversified fleet of U.S. and international flag vessels that provide international and domestic maritime transportation services to commercial and governmental customers primarily under medium to long-term time charters or contracts of affreightment. As of September 30, 2010, we owned or operated 25 ocean-going vessels and had 15 newbuildings on order for future delivery.

Our current operating fleet of 25 ocean-going vessels consists of:

•	Six U.S. flag Pure Car/Truck Carriers specifically designed to transport fully assembled automobiles, trucks and larger vehicles,

•	Three International flag Pure Car/Truck Carriers with the capability of transporting heavyweight and large dimension trucks and buses, as well as automobiles,

•	Two multi-purpose vessels, two container vessels and one tanker vessel, which are used to transport supplies for the Indonesian operations of a mining company,

•	One U.S. flag Molten Sulphur Carrier, which is used to carry molten sulphur from Texas to a processing plant on the Florida Gulf Coast,

•	Two special purpose vessels modified as Roll-On/Roll-Off vessels to transport loaded rail cars between the U.S. Gulf and Mexico,

•	One U.S. flag conveyor belt-equipped self-unloading Coal Carrier, which carries coal in the coastwise trade,

•	Three Roll-On/Roll-Off vessels that permit rapid deployment of rolling stock, munitions, and other military cargoes requiring special handling,

•	Two U.S. flag container vessels, and

•	Two Capesize Bulk Carriers in which we own a 50% interest of each.

We also have the following interests in the following 15 newbuildings:

•	Three Double Hull Handy-Size Bulk Carrier newbuildings in which we own a 100% interest of each,

•	Two Handymax Bulk Carriers newbuildings in which we own a 50% interest of each, and

•	Ten Mini-Bulker newbuildings in which we own a 25% interest of each.

Our fleet is deployed by our principal operating subsidiaries, Central Gulf Lines, Inc., LCI Shipholdings, Inc., Waterman Steamship Corporation, CG Railway, Inc., Enterprise Ship Company, Inc., and East Gulf Shipholding, Inc. Other of our subsidiaries provide ship charter brokerage, agency and other specialized services.

Our principal executive offices are located at 11 North Water Street, Suite 18290, Mobile, Alabama 36602, and our telephone number is (251) 243-9100. Our website is located at www.intship.com. The information on our website is not part of this prospectus or any prospectus supplement.

RISK FACTORS

An investment in our securities involves risks. You should carefully consider the risks described in our filings with the SEC referred to under the heading “Where You Can Find More Information,” as well as the risks included and incorporated by reference in this prospectus, including the risk factors incorporated by reference herein from our Annual Report on Form 10-K for the year ended December 31, 2009 and our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2010 and June 30, 2010, as updated by annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein. In addition, any prospectus supplement may include a discussion of any risk factors or other special considerations applicable to the securities being offered thereby.

THE OFFERING

The descriptions of the securities contained in this prospectus, together with any applicable prospectus supplement, summarize the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement.

We may sell from time to time, in one or more offerings:

•	common stock,

•	preferred stock, which may be convertible into shares of our common stock or other securities,

•	debt securities,

•	warrants to purchase any of the securities listed above, and

•	units consisting of two or more of the above-mentioned securities in any combination thereof.

Our ability to sell certain of these securities could be limited by current agreements with debtholders or other factors, and you should not assume that we will be able to issue any or all of these securities if and when we require cash.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, the net proceeds from the sale of the securities will be used for pursuing business opportunities and for other general corporate purposes.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth unaudited information on the ratio of our earnings to certain fixed charges on a consolidated basis for the periods presented. For purposes of the ratios presented below, (i) earnings consist of income from continuing operations before income taxes, equity in net income of unconsolidated entities, fixed charges and certain other expenses, (ii) fixed charges include interest expense, estimated interest on rent expense and interest capitalized, and (iii) preferred stock dividends consist of the preferred stock dividend costs of

International Shipholding Corporation. We have assumed that our preferred stock dividend requirements were equal to the pre-tax earnings that would be required to cover those dividend requirements. We computed those pre-tax earnings using actual tax rates for each year.

	(unaudited)
	Year Ended December 31,					Six Months Ended June 30, 2010
	2005	2006	2007	2008	2009
Ratio of earnings to fixed charges	1.27	1.85	1.45	2.07	3.18	2.97
Ratio of earnings to fixed charges and preferred stock dividends(1). . . . . .	1.12	1.64	1.28	2.06	3.18	2.97

(1)	As of February 4, 2008, the Company no longer had any shares of its 6% Convertible Exchangeable Preferred Stock outstanding.

DESCRIPTION OF CAPITAL STOCK

This section describes the general terms and provisions of the capital stock offered by this prospectus. The applicable prospectus supplement will describe the specific terms of the capital stock offered under that applicable prospectus supplement.

The following summary of the terms of our capital stock is not meant to be complete and is qualified by reference to the relevant provisions of the General Corporation Law of the State of Delaware, our amended and restated certificate of incorporation and our amended and restated bylaws. Copies of our amended and restated certificate of incorporation (including certificates of designation that we may file from time to time describing the terms of our Preferred Stock) and our amended and restated bylaws, which we refer to below respectively as our Charter and our Bylaws, are incorporated herein by reference and will be sent to you at no charge upon request. See “Where You Can Find More Information” below.

Authorized Capital Stock

Our authorized capital stock consists of 20 million shares of common stock, $1.00 par value per share, which we refer to as the Common Stock, of which 7,208,159 shares were outstanding as of September 30, 2010, and one million shares of preferred stock, $1.00 par value per share, which we refer to as the Preferred Stock, none of which are currently outstanding.

Common Stock

All of the rights of the holders of our Common Stock described below are subject to the terms of our Charter described below under “Stock Ownership Requirements.”

Dividend Rights. Subject to the preferences of any Preferred Stock and any other stock ranking prior to the Common Stock as to dividends, holders of our Common Stock will be entitled to receive dividends when, as and if declared by the Board of Directors, out of funds legally available therefor.

Voting Rights. Each holder of record of Common Stock is entitled to one vote for each share on all matters on which stockholders are entitled to vote. Holders of our common stock do not have cumulative voting rights.

Liquidation Rights. Upon the dissolution, liquidation or winding up of International Shipholding Corporation, after payments of debts and expenses and payment of the liquidation preference plus any accrued dividends on any outstanding shares of Preferred Stock, the holders of our Common Stock will be entitled to receive all remaining assets of International Shipholding Corporation ratably in proportion to the number of shares held by them, unless and to the extent that holders of Preferred Stock are entitled to participate with the holders of our Common Stock in receiving distributions of such remaining assets.

Pre-emptive and Other Rights. Holders of our Common Stock have no pre-emptive, subscription or conversion rights and are not subject to further calls or assessments, or rights of redemption by us.

NYSE. Our Common Stock is listed on the New York Stock Exchange under the trading symbol “ISH.”

Transfer Agent. The transfer agent and registrar for our Common Stock is American Stock Transfer & Trust Company, LLC.

Preferred Stock

Authority of the Board to Issue. Our Board of Directors is authorized, without action of our stockholders, to issue Preferred Stock from time to time in one or more series and to establish the voting powers, designations, preferences and relative, optional or other special rights and qualifications, limitations or restrictions, of such series, to the full extent permitted by law. The authority of the Board of Directors includes, but is not limited to, the determination or fixing of the following with respect to each series of Preferred Stock that may be issued: (i) the number of shares constituting such series, which may be increased or decreased in accordance with our Charter; (ii) the dividend rights and the dividend preferences, if any, over any other class or series; (iii) the liquidation rights and the liquidation preferences, if any, over any other class or series; (iv) the time during which, the price at which, and the terms and conditions on which shares may be redeemed; (v) the terms of any purchase, retirement or sinking funds; (vi) the terms and conditions of any conversion or exchange of such shares for shares of any other series, class or any other securities; and (vii) any voting powers.

All of the rights of the holders of Preferred Stock described herein are subject to the terms of our Charter described below under “Stock Ownership Requirements.”

Dividend Rights. No holders of any series of Preferred Stock will be entitled to receive any dividends thereon other than those specifically provided for by our Charter or by resolution of the Board of Directors providing for the issue of such series of Preferred Stock. No accumulated dividends on Preferred Stock will bear interest.

Liquidation Rights. In the event of any liquidation of International Shipholding Corporation, the holders of Preferred Stock of each series will be entitled to receive only such amount as will have been fixed by our Charter or by resolution of the Board of Directors providing for the issue of such series. Our consolidation or merger with or into another corporation or a sale, lease or exchange of all or substantially all of our assets will not be deemed to be a liquidation, dissolution or winding up, within the meaning of such terms in our Charter.

Other Terms. We may issue preferred stock in one or more series. The specific description of any particular series of preferred stock in the related prospectus supplement will not be complete. For more information, you should refer to the applicable provisions in our Charter relating to each series of preferred stock that we have filed or will file with the SEC.

Stock Ownership Requirements.

We must comply with certain stock ownership requirements in order to assure that we will be permitted to engage in United States coastwise trade, as well as participate in certain financing and other maritime programs administered by the United States Maritime Administration, or MARAD. To assure such compliance, our Charter includes certain provisions designed to enable us to regulate the ownership of our capital stock by persons who are not citizens of the United States.

Our Charter provides any transfer or purported transfer of shares of our Capital Stock (as defined below) that would result in the ownership by Non-Citizens (as defined below) of our Capital Stock having more than 23 % of the Total Voting Power (as defined below) would be void and would not be effective against us except for the purpose of enabling us to effect certain remedies that are described below. Our Charter defines Capital Stock as any class or series of our capital stock (other than such class or classes of our stock, if any, that MARAD permits to be excluded from the determination of whether we are in compliance with the citizenship requirements of the Merchant Marine Act, 1920, as amended, the Merchant Marine Act, 1936, as amended, the Shipping Act, 1916, as amended, and the regulations promulgated thereunder, as such laws and regulations are amended from time to time, which we refer to collectively as the Maritime Laws), and defines Total Voting Power as the total number of votes that may be cast by shares of our capital stock with respect to the election of directors.

Our Charter further defines a Non-Citizen as any Person (defined as including an individual, corporation, partnership, limited liability company, trust, joint venture or other association) other than a Citizen, and a Citizen is defined as:

(i)	any individual who is a citizen of the United States,

(ii)

any corporation, partnership, association or limited liability company (A) that is organized under the laws of the United States or of a state, territory, district or possession thereof, (B) of which not less than 75% of its stock or equity interest is beneficially owned by Persons who are Citizens, (C) whose president or chief executive officer, chairman of the board of directors and all officers authorized to act in the absence or disability of such Persons are Citizens (or, in the case of a partnership, all of its general partners are Citizens), and (D) of which more than 50% of the number of its directors (or equivalent persons) necessary to constitute a quorum are Citizens,

(iii)	any partnership (A) that is organized under the laws of the United States or of a state, territory, district or possession thereof, (B) all general partners of which are Citizens and (C) not less than a 75% interest in which is Beneficially Owned (as defined by Rule 13d-3 promulgated by the SEC under the Securities Exchange Act of 1934) by Persons who are Citizens,

(iv)	any association or limited liability company (A) that is organized under the laws of the United States or of a state, territory, district or possession thereof, (B) whose president or chief executive officer (or the Person serving in an equivalent position), chairman of the board of directors (or equivalent position) and all Persons authorized to act in the absence or disability of such Persons are Citizens, (C) not less than a 75% interest in which or 75% of the voting power of which is Beneficially Owned by Citizens and (D) of which more than 50% of the number of its directors (or the Persons serving in equivalent positions) necessary to constitute a quorum are Citizens,

(v)	any joint venture (if not an association, corporation or partnership) (A) that is organized under the laws of the United States or of a state, territory, district or possession thereof and (B) all co-venturers of which are Citizens, and

(vi)	any trust (A) that is domiciled in and existing under the laws of the United States or of a state, territory, district or possession thereof, (B) the trustee of which is a Citizen, and (C) of which not less than a 75% interest is held for the benefit of Citizens.

Voting rights will be denied to any shares owned by Non-Citizens in excess of 23%, which we refer to as the Excess Shares, and we will withhold dividends with respect to such Excess Shares, pending transfer of the Excess Shares to a Citizen or a reduction in the aggregate number of shares owned by Non-Citizens to or below 23%. Our Board of Directors will have the power to make a conclusive determination as to those shares of our Capital Stock that constitute the Excess Shares. This determination will be made by reference to the most recent acquisitions of shares of our Capital Stock by Non-Citizens.

In addition, our Charter authorizes, but does not require, us to redeem shares of our Capital Stock owned by Non-Citizens in excess of 23% in order to reduce ownership by Non-Citizens to 23%. The redemption price would be equal to the average of the closing price of such shares on the New York Stock Exchange (or, if the Capital Stock is not traded on the New York Stock Exchange, various other alternative market prices) during the 10 trading days prior to the notice of redemption and any dividend or other distribution declared with respect to such shares prior to the date such shares are called for redemption but which we have withheld. We would have the option to pay the redemption price for any shares owned by Non-Citizens in excess of 23% in cash or by delivery of a promissory note having a maturity of not more than ten years from the date of issuance and bearing interest at a rate equal to the then current coupon rate of a 10-year Treasury note.

Our Charter also authorizes the Board of Directors to implement measures necessary or desirable to assure that it can monitor effectively the citizenship of the holders of our Capital Stock. To that end, the Board has the authority to require proof of citizenship, of existing or prospective stockholders, as well as to implement and maintain a dual stock certificate system under which different forms of stock certificates representing outstanding shares of the our Capital Stock would be issued to Citizens or Non-Citizens. If a dual stock certificate system were to be implemented, any stock certificate surrendered for transfer thereafter would have to be accompanied by a citizenship certificate signed by the transferee and any additional proof of citizenship requested by us or our transfer agent, with the transfer agent then registering the transfer and issuance of a new stock certificate designated as Citizen or Non-Citizen depending upon the citizenship of the new owner. In addition, to the extent necessary to enable us to determine the number of shares owned by Non-Citizens for purposes of submitting the proof of United States citizenship required under the Maritime Laws, we could require record holders and

Beneficial Owners from time to time to confirm their citizenship status and could, in the discretion of the Board of Directors, temporarily withhold dividends payable, and deny voting rights, with respect to the shares of Capital Stock held by any such record holder and Beneficial Owner until confirmation of its citizenship status is received.

Charter and Bylaw Provisions with Possible Anti-Takeover Effects.

Certain provisions of our Charter and Bylaws that are described below may have the effect, either alone or in combination with each other, of:

•	making more difficult or discouraging an acquisition of the Company deemed undesirable by the Board of Directors,

•	limiting or precluding meaningful stockholder participation in certain matters, or

•	discouraging proxy contests, the acquisition of a large block of our stock, and other attempts to influence or replace our current management.

Authorized but Unissued Stock. The existence of authorized but unissued Common Stock and the undesignated Preferred Stock may enable the Board of Directors to make more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise. If, in the exercise of its fiduciary responsibilities, the Board of Directors were to determine that a takeover proposal was not in our best interest, such shares could be issued by the Board of Directors without stockholder approval in one or more transactions that might prevent or make more difficult or costly the completion of the takeover transaction by diluting the voting or other rights of the proposed acquiror or insurgent stockholder group, by creating a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent Board of Directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

Our Charter grants the Board of Directors broad power to establish the rights and preferences of the authorized and unissued Preferred Stock, one or more series of which could be issued entitling holders (i) to vote separately as a class on any proposed merger or consolidation, (ii) to cast a proportionately larger vote together with the Common Stock on any such transaction or for all purposes, (iii) to elect directors having terms of office or voting rights greater than those of other directors, (iv) to convert Preferred Stock into a greater number of shares of Common Stock or other securities, (v) to demand redemption at a specified price under prescribed circumstances related to a change of control or (vi) to exercise other rights that could have the effect of impeding a takeover. The issuance of shares of Preferred Stock pursuant to the Board of Directors’ authority described above may adversely effect the rights of holders of the Common Stock.

Amendment of the Bylaws. Under Delaware law, the power to adopt, amend or repeal bylaws is conferred upon the stockholders; however, a corporation may in its certificate of incorporation also confer upon the board of directors the power to adopt, amend, alter or repeal its Bylaws. Our Charter and Bylaws grant the Board of Directors the power to adopt, amend and repeal the Bylaws at any regular or special meeting of the Board of Directors. Please see our Form 8-A/A filed with the SEC on October 12, 2010, which is incorporated herein by reference, for a discussion of certain provisions in the Bylaws that require supermajority votes to amend certain specified Bylaws.

Special Meetings of the Stockholders. Our Bylaws provide that special meetings of stockholders may be called only by the Chairman of the Board of Directors, the president, secretary or a majority of the Board of Directors. Stockholders do not have the power to call a special meeting.

Advance Notice. Our Bylaws establish an advance notice procedure with regard to the nomination, other than by or at the direction of our board of directors, of candidates for election as directors and with regard to other matters to be brought before a meeting of our stockholders. Our bylaws provide that any stockholder of record entitled to vote thereon may nominate one or more persons for election as directors and properly bring other matters before a meeting of the stockholders only if written notice has been received by our secretary, in the event of an annual meeting of stockholders, not more than 180 days and not less than 90 days in advance of the first anniversary of the preceding year’s annual meeting of stockholders or, in the event of a special meeting of stockholders or annual meeting scheduled to be held either 30 days earlier or later than such anniversary date, within 15 days of the earlier of the date on which notice of such meeting is first mailed to stockholders or public disclosure of the meeting date is made. In addition, the notice must contain certain specified information concerning, among other things, the person to be nominated or the matter to be brought before the meeting and concerning the stockholder submitting the proposal.

Other Bylaw Provisions. Our Bylaws also regulate (i) stockholder action by written consent solicitation and (ii) the removal of directors from office and the election of directors to fill vacancies on our Board of Directors, all of which could discourage acquisitions, proxy contests or other attempts of stockholders to participate in governance matters. For a further description of the above-described provisions, please see our Form 8-A/A filed with the SEC on October 12, 2010, which is incorporated herein by reference.

Anti-Takeover Effects of Certain Provisions of Delaware Law

We are subject to Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, Section 203 prohibits a Delaware corporation from engaging in any “business combination” with any “interested stockholder” for a period of three years following the date that the stockholder became an interested stockholder, unless:

•	prior to that date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares of voting stock outstanding (but not the voting stock owned by the interested stockholder) those shares owned by persons who are directors and also officers and by excluding employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

on or subsequent to that date, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66-2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines “business combination” to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•

any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation, or who beneficially owns 15% or more of the outstanding voting stock of the corporation at anytime within a three year period immediately prior to the date of determining whether such person is an interested stockholder, and any entity or person affiliated with or controlling or controlled by any of these entities or persons.

DESCRIPTION OF DEBT SECURITIES

We may issue senior or subordinated debt securities from time to time in one or more distinct series. This section summarizes the terms of the debt securities that are common to all series. The specific terms of any series of debt securities that we offer will be described in a prospectus supplement relating to that series of debt securities. Since the terms of specific debt securities may differ from the general information we have provided below, you should rely on information in the applicable prospectus supplement that may modify or replace any information below.

We may issue senior debt securities under a senior indenture between us and the trustee to be named in the senior indenture. We may issue subordinated debt securities under a subordinated indenture between us and the trustee to be named in the subordinated indenture. Except as we may otherwise indicate, we expect the terms of the senior indenture and the subordinated indenture to be the same. We use the term indentures in this prospectus to refer to both the senior indenture and the subordinated indenture.

Prior to the issuance of any securities thereunder, each indenture will be subject to and qualified under the Trust Indenture Act of 1939, or the Trust Indenture Act. We use the term trustee to refer to either the senior trustee or the subordinated trustee, as applicable.

The following are summaries of the anticipated material provisions of the senior debt securities, the subordinated debt securities and the indentures and are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities. There may also be other provisions in the indentures which are important to you. We urge you to read the indenture applicable to a particular series of debt securities, including any supplements thereto, because such document or documents, and not this summary description, define your rights as a holder of such debt securities.

General

We may issue debt securities in distinct series. The prospectus supplement relating to any series of debt securities will set forth:

•	whether the debt securities will be senior or subordinated,

•	the offering price,

•	the title of the series,

•	any limit on the aggregate principal amount that may be issued with respect to that series,

•	the maturity date or dates,

•	the rate or rates per annum, if any, at which the series will bear interest or the method of determining the rate or rates,

•	the date or dates from which interest will accrue and the date or dates at which interest will be payable;

•	the terms for redemption or early payment, if any, including any mandatory or optional sinking fund or similar provisions,

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period,

•

if other than U.S. currency, the currency or currency units in which principal, premium, if any, or interest will be payable and whether we or the holder may elect payment to be made in a different currency,

•	any defeasance provisions if different from those described below under “– Satisfaction and Discharge; Defeasance”,

•	any conversion or exchange provisions,

•	the terms and conditions, if any, pursuant to which the notes are secured,

•

whether the debt securities will be issuable in the form of a global security and the identity of the depositary for the global securities, if different then described below under “Forms of Securities”,

•	any subordination provisions, if different from those described below under “– Subordinated Debt Securities”,

•	any deletions of, or changes or additions to, the events of default or covenants,

•	any special United States federal income tax considerations applicable to the series,

•	any provisions granting special rights to holders when a specified event occur, and

•	any special considerations, additional covenants or other specific provisions applicable to the series.

The listing above is not intended to list all of the terms that may be applicable to any debt securities sold hereunder, and we are not limited in any respect in our ability to issue debt securities with terms different from or in addition to those described above or elsewhere in this prospectus, provided that the terms are not inconsistent with the applicable indenture.

The debt securities may bear interest at a fixed or floating rate. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate may be sold at a discount below their stated principal amount.

There will be no requirement under the senior indenture or the subordinated indenture that our future issuances of debt securities be issued exclusively under either indenture, and we will be free to employ other indentures or documentation containing provisions different from those included in either the senior indenture or the subordinated indenture or applicable to one or more issuances of senior debt securities or subordinated debt securities, as the case may be, in connection with future issuances of other debt securities. The indentures will provide that the applicable debt securities will be issued in one or more series, may be issued at various times, may have differing maturity dates and may bear interest at differing rates. We need not issue all debt securities of one series at the same time and, unless otherwise provided, we may reopen a series of senior or subordinated debt securities, without the consent of the holders of that series, for issuances of additional securities of that series. The indentures will not limit the aggregate amount of debt securities that we may issue thereunder.

As a holding company, substantially all of our income and operating cash flow is dependent upon the earnings of our subsidiaries and the distribution of those earnings to, or upon loans or other payments of funds by those subsidiaries to, us. As a result, we rely upon our subsidiaries to generate the funds necessary to meet our obligations, including the payment of principal and interest on any debt securities that may be issued hereunder. Our subsidiaries are separate and distinct legal entities and have no obligation to pay any amounts due pursuant to the debt securities or, subject to limited exceptions for tax sharing purposes, to make any funds available to us to repay our obligations, whether by dividends, loans or other payments. Certain of our subsidiaries’ loan agreements contain various restrictions on the transfer of funds to us, including certain provisions that restrict the amount of dividends that may be paid to us. At December 31, 2009, the amount of retained earnings of our subsidiaries not subject to dividend restrictions was approximately $180.1 million. Moreover, our rights to receive assets of any subsidiary upon its liquidation or reorganization (and the ability of holders of debt securities to benefit indirectly therefrom) will be effectively subordinated to the claims of creditors of that subsidiary, including trade creditors. As of December 31, 2009, the long-term debt of our subsidiaries was $97.6 million.

Security

Our obligations under any debt securities issued may be secured by some or all of our assets or the assets of one or more of our subsidiaries. The terms and conditions pursuant to which our debt securities may be secured and will be described in the applicable prospectus supplement.

In addition, as security for any debt securities issued, we may use the net proceeds from an offering to acquire U.S. government securities and pledge those securities to a trustee for the exclusive benefit of the holders of the debt securities (and not for the benefit of other creditors). The amount of U.S. government securities acquired will be designed to be sufficient upon receipt of scheduled interest and principal payments of such securities to provide for payment in full of a certain number of scheduled interest payments due on the debt securities. The amount of net proceeds from an offering used to acquire U.S. government securities and the number of scheduled interest payments to be secured for a particular offering of debt securities, if any, will be described in the applicable prospectus supplement. In addition, the terms and conditions pursuant to which we would pledge any U.S. government securities for the benefit of the holders of the debt securities will be described in the applicable prospectus supplement.

Registration and Denominations

Unless otherwise specified in the applicable prospectus supplement, the debt securities will be registered debt securities and will be issued in denominations of $1,000 or any multiples thereof. The debt securities may be issued partly or wholly in the form of one or more global registered securities, as described below under “Form of Securities.”

Exchange and Transfer

Except as may be described in the applicable prospectus supplement, debt securities of any series will be exchangeable for other debt securities of the same series. Debt securities may be transferred or exchanged at the office of the security registrar or at the office of any transfer agent designated by us.

We will not impose a service charge for any transfer or exchange, but we may require holders to pay any taxes, assessments or other governmental charges associated with any transfer or exchange.

In the event of any potential redemption of debt securities of any series, we will not be required to:

•

issue, register the transfer of, or exchange, any debt security of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption and ending at the close of business on the day of the mailing, or

•	register the transfer of or exchange any debt security of that series selected for redemption, in whole or in part, except the unredeemed portion being redeemed in part.

We may initially appoint the trustee as the security registrar. Any transfer agent, in addition to the security registrar, initially designated by us will be named in the prospectus supplement. We may designate additional transfer agents, change transfer agents or change the office of any transfer agent. However, we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

Payment and Paying Agent

Unless otherwise provided in the applicable prospectus supplement:

•	payment of interest on a debt security on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the regular record date.

•

payment on debt securities of a particular series will be payable at the office of a paying agent or paying agents designated by us, subject to our right, at our option, to pay interest by mailing a check to the record holder.

•	the corporate trust office of the trustee will be designated as our sole paying agent.

We may act as our own paying agent, designate additional paying agents, change paying agents or change the office of any paying agent. However, we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by us to a paying agent for payment on any debt security which remain unclaimed at the end of two years after such payment was due will be repaid to us. Thereafter, the holder may look only to us for such payment.

Merger, Consolidation and Sale of Assets

Nothing in the indentures prevents us from consolidating or merging with or into, or selling or otherwise disposing of all or substantially all of our assets to, another corporation, provided that (i) we agree to obtain a supplemental indenture pursuant to which the surviving entity or transferee agrees to assume our obligations under all outstanding debt securities issued under the applicable indenture and (ii) the surviving entity or transferee is organized under the laws of the United States, any state thereof or the District of Columbia.

Limitations on Liens

The indentures are not expected to limit our ability to pledge or encumber our properties. If we do agree to any such restrictions in favor of the holders of debt securities sold hereunder, they will be described in the applicable prospectus supplement.

Events of Default

Unless we inform you otherwise in the prospectus supplement, the indentures will define an event of default with respect to any series of debt securities as one or more of the following events:

•	failure to pay principal of or any premium on any debt security of that series when due,

•	failure to pay any interest or sinking fund payment on any debt security of that series for 30 days when due,

•	failure to perform any other covenant in the indenture continued for 90 days after being given the notice required in the indenture, and

•	our bankruptcy, insolvency or reorganization.

An event of default of one series of debt securities is not necessarily an event of default for any other series of debt securities.

If an event of default, other than an event of default described in the final bullet point above, shall occur and be continuing, either the trustee or the holders of at least a majority of the aggregate principal amount of the outstanding debt securities of a series, by notice in writing to us, and to the trustee if notice is given by such holders, may declare the principal amount of the debt securities of that series to be due and payable immediately.

If an event of default described in the final bullet point above shall occur, the principal amount of all debt securities of that series will automatically become immediately payable. Any payment by us of amounts owed under any outstanding subordinated debt securities following any such acceleration will be subject to the subordination provisions described below under “– Subordinated Debt Securities”.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to such series and it consequences, except a continuing default or events of default in the payment of principal, premium, if any, or interest on the debt securities of such series.

After acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of an affected series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, or other specified amounts, have been cured or waived.

Other than the duty to act with the required care during an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request of the holders unless the holders shall have offered to the trustee reasonable indemnity. Generally, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

A holder will not have any right to institute any proceeding under the indentures, or for the appointment of a receiver or a trustee, or for any other remedy under the indentures, unless:

•	the holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of that series,

•

the holders of at least a majority of the aggregate principal amount of the outstanding debt securities of that series have made a written request and have offered reasonable indemnity to the trustee to institute the proceeding, and

•

the trustee has failed to institute the proceeding and has not received direction inconsistent with the original request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series within 60 days after the original request.

A holder of debt securities may, however, sue to enforce the payment of principal, premium or interest on any debt security on or after the due date or to enforce the right, if any, to convert any debt security without following the procedures listed above.

Modification and Waiver

We and the trustee may change an indenture without the consent of any holders with respect to certain matters, including:

•	to fix any ambiguity, defect or inconsistency in such indenture, and

•	to change anything that does not materially adversely affect the interests of any holder of the debt securities of any series.

In addition, we and the trustee may make modifications and amendments to an indenture with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected by the modification or amendment. However, neither we nor the trustee may make any modification or amendment without the consent of the holder of each outstanding debt security of that series affected by the modification or amendment if such modification or amendment would:

•

extend the fixed maturity of any debt securities of any series, reduce the principal amount thereof, reduce the rate or extend the time of payment of interest thereon or reduce any premium payable upon the redemption thereof, or

•	reduce the aforesaid percentage of debt securities.

Satisfaction and Discharge; Defeasance

We may be discharged from our obligations on the debt securities of any series that have matured or will mature or be redeemed within one year if we deposit with the trustee enough cash to pay all the principal, interest and any premium due to the stated maturity date or redemption date of the debt securities.

Each indenture contains a provision that permits us to elect:

•	to be discharged from all of our obligations, subject to limited exceptions, with respect to any series of debt securities then outstanding, or

•	to be released from our obligations under certain covenants described in the indentures and from the consequences of an event of default resulting from a breach of these covenants.

We refer to the first bullet point above as legal defeasance and the second bullet point above as covenant defeasance. Our legal defeasance or covenant defeasance option may be exercised only if:

•	we deposit in trust with the trustee enough money in cash or U.S. government obligations to pay in full the principal of and interest and premium, if any, on the debt securities.

•	the deposit of the money by us does not result in a breach or violation of, or constitute a default under the applicable indenture or any other agreement or instrument to which we are a party.

•

no default or event of default with respect to the debt securities of such series shall have occurred and be continuing on the date of the deposit of the money or during the preference period applicable to us.

•

we deliver to the trustee an opinion of counsel to the effect that the holders of the debt securities will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amount in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred.

•

in the case of legal defeasance, such legal defeasance does not result in the trust arising from the deposit of the money constituting an investment company, as defined in the Investment Company Act of 1940, as amended, or such trust shall be qualified thereunder or exempt from regulation thereunder.

•	we deliver to the trustee an officers’ certificate and opinion of counsel, each stating that all conditions precedent with respect to such defeasance have been complied with.

If any of the above events occurs, the holders of the debt securities of the series will not be entitled to the benefits of the applicable indenture, except for the rights of holders to receive payments on debt securities or the registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities.

Subordinated Debt Securities

Payment on any subordinated debt securities issued by us will, to the extent provided in the subordinated indenture, be subordinated in right of payment to the prior payment in full of all of our senior indebtedness. As described further above, the subordinated debt securities also will be effectively subordinated to all debt and other liabilities, including trade payables and lease obligations, if any, of our subsidiaries, if any.

Upon any distribution of our assets upon any dissolution, winding up, liquidation or reorganization, the payment of the principal of and interest on our subordinated debt securities will be subordinated in right of payment to the prior payment in full in cash or other payment satisfactory to the holders of our senior indebtedness. In the event of any acceleration of the subordinated debt securities because of an event of default, the holders of any of our senior indebtedness would be entitled to payment in full in cash or other payment satisfactory to such holders of all senior indebtedness obligations before the holders of the subordinated debt securities are entitled to receive any payment or distribution. The subordinated indenture requires us or the trustee to promptly notify holders of designated senior indebtedness if payment of the subordinated debt securities is accelerated because of an event of default.

We may not make any payment on the subordinated debt securities, including upon redemption at the option of the holder of any subordinated debt securities or at our option, if:

•

a default in the payment of the principal, premium, if any, interest or other obligations in respect of senior indebtedness occurs and is continuing beyond any applicable period of grace, which is called a “payment default”,

•

a default other than a payment default on any designated senior indebtedness occurs and is continuing that permits holders of designated senior indebtedness to accelerate its maturity, and the trustee receives notice of such default, which is called a “payment blockage notice” from us or any other person permitted to give such notice under the subordinated indenture, which is called a “non-payment default”, or

•	any judicial proceeding is pending against us in connection with a default.

If the trustee or any holder of the subordinated debt securities receives any payment or distribution of our assets in contravention of the subordination provisions on the subordinated debt securities before all senior indebtedness is paid in full in cash, property or securities, including by way of set-off, or other payment satisfactory to holders of senior indebtedness, then such payment or distribution will be held in trust for the benefit of holders of senior indebtedness or their representatives to the extent necessary to make payment in full in cash or payment satisfactory to the holders of senior indebtedness of all unpaid senior indebtedness.

In the event of our bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of the subordinated debt securities may receive less, ratably, than our other creditors (including our trade creditors). This subordination will not prevent the occurrence of any event of default under the subordinated indenture.

We are obligated to pay reasonable compensation to the trustee and to indemnify the trustee against certain losses, liabilities or expenses incurred by the trustee in connection with its duties relating to the subordinated debt securities. The trustee’s claims for these payments will generally be senior to those of noteholders in respect of all funds collected or held by the trustee.

A prospectus supplement relating to a particular series of subordinated debt securities will summarize the subordination provisions applicable to that series, including:

•	the applicability and effect of such provisions upon any payment or distribution of our assets to creditors upon any liquidation, bankruptcy, insolvency or similar proceedings,

•

the applicability and effect of such provisions in the event of specified defaults with respect to senior debt, including the circumstances under which and the period in which we will be prohibited from making payments on subordinated debt securities,

•	the definition of senior debt applicable to that series of subordinated debt securities, and

•	the aggregate amount of outstanding indebtedness as of the most recent practicable date that would rank senior to, and on parity with, that series of subordinated debt securities.

The particular terms of subordination of a series of subordinated debt securities may supersede the general subordination provisions of the subordinated indenture. There will be no restrictions in the subordinated indenture on the creation of additional senior debt securities or any other indebtedness.

Governing Law

The indentures and the debt securities will be governed by, and construed in accordance with the law of the State of New York.

Regarding the Trustee

We may appoint a separate trustee for any series of debt securities. The trustee will have all the duties and responsibilities of an indenture trustee specified in the Trust Indenture Act. The trustee is not required to spend or risk its own money or otherwise become financially liable while performing its duties unless it reasonably believes that it will be repaid or receive adequate indemnity.

The trustee is permitted to engage in certain other transactions. However, if the trustee acquires any conflicting interest, and there is a default under the debt securities of any series for which they are trustee, the trustee must eliminate the conflict or resign.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of debt securities, preferred stock, common stock, or any combination thereof. Warrants may be issued independently or together with other securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

This summary of certain provisions of the warrants is not complete. For the complete terms of the warrants and the warrant agreement, you should refer to the provisions of the warrant agreement that we will file with the SEC in connection with the offering of such warrants.

The prospectus supplement relating to any particular issue of warrants will describe the terms of the warrants, including the following:

•	the title and aggregate number of warrants,

•	the offering price for the warrants, if any,

•	the designation and terms of the securities that may be purchased upon exercise of the warrants,

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each other security,

•	if applicable, the date on and after which the warrants and the related other securities issued therewith will be separately transferable,

•

the number or amount of securities that may be purchased upon exercise of a warrant and the price at which the securities may be purchased upon exercise, which may be payable in cash, securities or other property,

•	the dates on which the right to exercise the warrants begins and expires,

•	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time,

•	whether the warrants and the securities that may be issued thereunder will be issued in registered or bearer form,

•	information with respect to book-entry procedures, if any,

•	a discussion of any material United States federal income tax considerations,

•	the anti-dilution provisions of the warrants, if any,

•	any applicable redemption or call provisions applicable to the warrants,

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Before their exercise, warrants will not entitle their holders to any rights of the holders of the securities purchasable thereunder.

We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect charges that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of two or more securities described in this prospectus, in any combination. Unless otherwise specified in the applicable prospectus supplement, each unit will be issued so that the holder of the unit is also the holder of each security included in the unit, and the holder of a unit will have the rights and obligations of a holder of each underlying security. The applicable prospectus supplement will describe:

•	the terms of the units and of the underlying securities, including whether and under what circumstances the securities comprising the units may be traded separately,

•	a description of the terms of any unit agreement governing the units, and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

The terms and conditions described under “Description of Capital Stock,” “Description of Debt Securities” and “Description of Warrants” will apply to each unit and to any common stock, preferred stock, debt security or warrant included in each unit, respectively, unless otherwise specified in the applicable prospectus supplement.

FORMS OF SECURITIES

Unless otherwise specified in the applicable prospectus supplement, each security issued hereunder other than capital stock will be represented by one or more global securities representing the entire issuance of securities. Global securities name a depositary or its nominee as the owner of the securities represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker, dealer, bank, trust company or other representative, as will be explained more fully in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus in any one or more of the following ways:

•	directly to investors, including through a specific bidding, auction, or other process,

•	to investors through agents,

•	directly to agents,

•	to or through brokers or dealers,

•	to the public through underwriting syndicates led by one or more managing underwriters,

•	in privately negotiated transactions,

•	to one or more underwriters acting alone for resale to investors or to the public, and

•	through a combination of any such methods of sale.

Our common stock or preferred stock may be issued upon the conversion, exercise or exchange of other securities sold hereunder. Securities may also be issued upon the exercise or exchange of other securities sold hereunder, or upon the division of units.

If we sell securities to a dealer acting as principal, the dealer may resell such securities at varying prices to be determined by such dealer in its discretion at the time of resale without consulting with us and such resale prices may not be disclosed in the applicable prospectus supplement.

Any underwritten offering may be on a best efforts or a firm commitment basis. Unless otherwise stated in a prospectus supplement, the obligation of the underwriters to purchase any securities on a firm underwritten basis will be conditioned upon customary closing conditions.

We may also offer securities directly to our stockholders on a pro rata basis. If all of the underlying securities are not subscribed for by our stockholders in any such offering, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Sales of the securities may be effected from time to time in one or more transactions, including negotiated transactions:

•	at a fixed or variable price or prices, which may be changed,

•	at market prices prevailing at the time of sale,

•	at prices related to prevailing market prices, or

•	at negotiated prices.

Any of the prices may represent a discount from the then prevailing market prices.

We may determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. We will describe in the applicable prospectus supplement how any auction will be conducted to determine the price or any other terms of the securities, how potential investors may participate in the auction and, where applicable, the nature of the underwriters’ obligations with respect to the auction.

In the sale of the securities, underwriters or agents may receive compensation from us in the form of underwriting discounts or commissions and may also receive compensation from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of (i) discounts, concessions or commissions from the underwriters, (ii) commissions from the purchasers for whom they may act as agents, or (iii) a combination of the foregoing. Discounts, concessions and commissions may be changed from time to time. We do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act of 1933, which we refer to herein as the Securities Act, and any discounts, concessions or commissions they receive from us and any profit on the resale of securities they realize may be deemed to be underwriting compensation under applicable federal and state securities laws.

The applicable prospectus supplement will, where applicable:

•	identify any such underwriter, dealer or agent,

•	describe any compensation in the form of discounts, concessions, commissions or otherwise received from us by underwriters and agents,

•	describe any discounts, concessions or commissions allowed by underwriters to participating dealers, and

•	identify the nature of the underwriter’s or underwriters’ obligation to take the securities.

Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than shares of common stock, which are listed on the New York Stock Exchange, subject to official notice of issue. We will endeavor to list for trading on the New York Stock Exchange any common stock sold pursuant to a prospectus supplement. We may elect to list any other securities offered hereunder on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If disclosed in the applicable prospectus supplement, in connection with those derivative transactions third parties may sell securities covered by this prospectus and such prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or from others to settle those short sales or borrowings of securities, and may use securities received from us in settlement of those derivative transactions to close out any related borrowings of securities. If the third party is or may be deemed to be an underwriter under the Securities Act, the applicable prospectus supplement may identify such underwriter.

In connection with any offering of the securities offered under this prospectus, underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of such securities or any other securities the prices of which may be used to determine payments on such securities. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by underwriters of a greater number of securities than the underwriters are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while the offering is in progress.

Underwriters may engage in over-allotment. If any underwriters create a short position in the securities in an offering in which they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.

Underwriters may also impose a penalty bid in any offering of securities offered under this prospectus through a syndicate of underwriters. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the other underwriters have repurchased securities sold by or for the account of such underwriter in certain specified transactions.

These activities by underwriters may stabilize, maintain or otherwise affect the market price of the securities offered under this prospectus. As a result, the price of such securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

We do not make any representation or prediction as to the effect that any of the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

Under agreements into which we may enter, underwriters, dealers and agents who participate in the distribution of the securities may be entitled to indemnification by us against or contribution towards certain civil liabilities, including liabilities under the applicable securities laws.

If indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by particular institutions to purchase securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in such prospectus supplement. Each delayed delivery contract will be for an amount no less than, and the aggregate amounts of securities sold under delayed delivery contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with which such contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but will in all cases be subject to our approval. The obligations of any purchaser under any such contract will be subject to the conditions that (i) the purchase of the securities shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject, and (ii) if the securities are being sold to underwriters, we shall have sold to the underwriters the total amount of the securities less the amount thereof covered by the contracts. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Underwriters, dealers or agents that participate in the offer of securities, or their affiliates or associates, may have engaged or engage in transactions with and perform services for us or our affiliates in the ordinary course of business for which they may have received or receive customary fees and reimbursement of expenses.

WHERE YOU CAN FIND MORE INFORMATION

Government Filings

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended. You may read and copy this information at the following location of the SEC:

Public Reference Room

100 F Street, N.E.

Room 1580

Washington, D.C. 20549

You may also obtain copies of this information by mail addressed to the Public Reference Section of the SEC at the address provided above, at prescribed rates. You may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of this information by mail from the SEC at the above address, at prescribed rates. The SEC also maintains an Internet worldwide web site that contains reports, proxy statements and other information about issuers like us who file electronically with the SEC. The address of the site is http://www.sec.gov. In addition, our common stock is listed and traded on the New York Stock Exchange, or NYSE, and you may also obtain similar information about us at the offices of the NYSE at 20 Broad Street, New York, NY 10005.

This prospectus is part of a registration statement we have filed with the SEC on Form S-3 relating to the securities. As permitted by SEC rules, this prospectus does not contain all of the information included in the registration statement, a copy of which can be obtained from the SEC in any of the manners listed above.

Information Incorporated by Reference

The SEC allows us to incorporate by reference information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this document, except for any information superseded by information that is included directly in this prospectus or a prospectus supplement, or is incorporated by reference subsequent to the date of this document. In the event of conflicting information in these documents, the information in the latest filed documents should be considered correct.

This prospectus incorporates by reference the documents listed below and any future filings that we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until the termination of the offering under this prospectus; provided, however, that we are not incorporating by reference, in each case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules:

International Shipholding Corporation SEC Filings	Period or Date Filed
Annual Report on Form 10-K , including the amendment thereto filed on Form 10-K/A	Fiscal year ended December 31, 2009 (Form 10-K/A filed on June 29, 2010)

Quarterly Reports on Form 10-Q	First quarter ended March 31, 2010 and second quarter ended June 30, 2010

Current Reports on Form 8-K	January 29, 2010, April 30, 2010, July 29, 2010, August 5, 2010, October 13, 2010

Proxy Statement on Schedule 14A	Filed on March 15, 2010

The Description of our Common Stock on Form 8-A/A	Filed on October 12, 2010

Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this document. You can obtain documents incorporated by reference in this document, at no cost to you, by requesting them in writing or by telephone from the company at the following address:

International Shipholding Corporation

11 North Water Street, Suite 18290

Mobile, Alabama 36602

Attention: Investor Relations

Telephone: (251) 243-9100

INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus and other documents filed or furnished by us under the federal securities law include, and future oral or written statements or press releases by us and our management may include, forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, and as such may involve known and unknown risks, uncertainties, and other factors that may cause our actual results to be materially different from the anticipated future results expressed or implied by such forward-looking statements. Forward-looking statements may include the words “may,” “will,” “estimate,” “intend,” “continue,” “believe,” “expect,” “plan” or “anticipate” and other similar words.

Our forward-looking statements are based upon our judgment and assumptions as of the date such statements are made concerning future developments and events, many of which are outside of our control. These forward looking statements, and the assumptions upon which such statements are based, are inherently speculative and are subject to uncertainties that could cause our actual results to differ materially from such statements. Important factors that could cause our actual results to differ materially from our expectations include, but are not limited to, those which may be set forth in the accompanying prospectus supplement and those under the heading “Risk Factors” included in Item 1A of our annual report on Form 10-K for the year ended December 31, 2009, and other factors described in our periodic reports filed from time to time with the SEC.

Such statements include, without limitation, statements regarding (1) estimated fair values of capital assets, the recoverability of the cost of those assets, the estimated future cash flows attributable to those assets, and the appropriate discounts to be applied in determining the net present values of those estimated cash flows; (2) estimated scrap values of assets; (3) estimated proceeds from sale of assets and the anticipated cost of constructing or purchasing new or existing vessels; (4) estimated fair values of financial instruments, such as interest rate, commodity and currency swap agreements; (5) estimated losses (including independent actuarial estimates) under self-insurance arrangements, as well as estimated gains or losses on certain contracts, trade routes, lines of business or asset dispositions; (6) estimated losses attributable to asbestos claims; (7) estimated obligations, and the timing thereof, to the U.S. Customs Service relating to foreign repair work; (8) the adequacy of our capital resources and the availability of additional capital resources on commercially acceptable terms; (9) our ability to remain in compliance with our debt covenants; (10) anticipated trends in government sponsored cargoes; (11) our ability to effectively service our debt; (12) financing opportunities and sources (including the impact of financings on our financial position, financial performance or credit ratings), (13) anticipated future operating and financial performance, financial position and liquidity, growth opportunities and growth rates, acquisition and divestiture opportunities, business prospects, regulatory and competitive outlook, investment and expenditure plans, investment results, pricing plans, strategic alternatives, business strategies, and other similar statements of expectations or objectives, (14) changes in laws, regulations or tax rates, or the outcome of pending legislative or regulatory initiatives, and (15) assumptions underlying any of the foregoing.

Important factors that could cause our actual results to differ materially from our expectations may include, without limitation, our ability to (i) identify customers with marine transportation needs requiring specialized vessels or operating techniques; (ii) secure financing on satisfactory terms to repay existing debt or support operations, including to acquire, modify, or construct vessels if such financing is necessary to service the potential needs of current or future customers; (iii) obtain new contracts or renew existing contracts which would employ certain of our vessels or other assets upon the expiration of contracts currently in place, on favorable economic terms; (iv) manage the amount and rate of growth of our administrative and general expenses and costs associated with operating certain of our vessels; (v) manage our growth in terms of implementing internal controls and information systems and hiring or retaining key personnel, among other things, and (vi) effectively handle our substantial leverage by servicing and meeting the covenant requirements in each of our debt instruments, thereby avoiding any defaults under those instruments and avoiding cross defaults under others.

Other factors include (vii) changes in cargo, charter hire, fuel, and vessel utilization rates; (viii) the rate at which competitors add or scrap vessels in the markets as well as demolition scrap prices and the availability of scrap facilities in the areas in which we operate; (ix) changes in interest rates which could increase or decrease the amount of interest we incur on borrowings with variable rates of interest, and the availability and cost of capital to us; (x) the impact on our financial statements of nonrecurring accounting charges that may result from our ongoing evaluation of business strategies, asset valuations, and organizational structures; (xi) changes in accounting policies and practices adopted voluntarily or as required by accounting principles generally accepted in the United States; (xii) changes in laws and regulations such as those related to government assistance programs and tax rates; (xiii) the frequency and severity of claims against us, and unanticipated outcomes of current or possible future legal proceedings; (xiv) unexpected out-of-service days on our vessels whether due to unplanned maintenance, piracy or other causes; (xv) the ability of customers to fulfill obligations with us; (xvi) the performance of unconsolidated subsidiaries; (xvii) political events in the United States and abroad, including terrorism and piracy, and the U.S. military’s response to those events; (xviii) election results, regulatory activities and the appropriation of funds by the U.S. Congress; (xix) unanticipated trends in operating expenses such as fuel and labor costs and our ability to recover these fuel costs through fuel surcharges; (xx) changes in foreign exchange rates and (xxi) other economic, competitive, governmental, and technological factors which may affect our operations.

Due to these uncertainties, there can be no assurance that our anticipated results will occur, that our judgments or assumptions will prove correct, or that unforeseen developments will not occur. Accordingly, you are cautioned not to place undue reliance upon any of our forward-looking statements, which speak only as of the date made. Additional risks that we currently deem immaterial or that are not presently known to us could also cause our actual results to differ materially from those expected in our forward-looking statements. We undertake no obligation to update or revise for any reason any forward-looking statements made by us or on our behalf, whether as a result of new information, future events or developments, changed circumstances or otherwise.

LEGAL OPINIONS

The validity of the securities in respect of which this prospectus is being delivered will be passed on for us by Jones, Walker, Waechter, Poitevent, Carrère & Denègre, L.L.P., New Orleans, Louisiana. If legal matters in connection with offerings made by this prospectus are passed on by other counsel for us or by counsel for the underwriters of an offering of the securities, that counsel will be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of International Shipholding Corporation appearing in International Shipholding Corporation’s Current Report (Form 8-K) filed on October 12, 2010, and the financial statement schedule appearing in International Shipholding Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2009, and the effectiveness of International Shipholding Corporation’s internal control over financial reporting as of December 31, 2009, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

            Shares

International Shipholding Corporation

    % Series B Cumulative

Redeemable Perpetual Preferred Stock

(Liquidation Preference $100.00 Per Share)

PROSPECTUS SUPPLEMENT

                    , 2013

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